As filed with the Securities and Exchange Commission on December 23 , 1997

                                                      REGISTRATION NO. 333-41629
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            -------------------------
                                    FORM S-1
                                 AMENDMENT NO. 1
                                       TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                               KASPER A.S.L., LTD.
             (Exact name of registrant as specified in its charter)

          DELAWARE                             2337                       22-3497645
(State or other jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)      Classification Code Number)       Identification No.)


                                  77 METRO WAY
                           SECAUCUS, NEW JERSEY 07094
                               TEL: (201) 864-0328
                               FAX: (201) 864-7768


       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             MR. LESTER E. SCHREIBER
                                  77 METRO WAY
                           SECAUCUS, NEW JERSEY 07094
                               TEL: (201) 864-0328
                               FAX: (201) 864-7768


       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------

                                   COPIES TO:

                              MARK ABRAMOWITZ, ESQ.
                              MARK S. HIRSCH, ESQ.
                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                           1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                              TEL.: (212) 704-6000
                               FAX: (212) 704-6288
                            -------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           -------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================================
TITLE OF EACH CLASS                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
OF SECURITIES         AMOUNT TO BE   OFFERING PRICE PER    AGGREGATE OFFERING    AMOUNT OF
TO BE REGISTERED       REGISTERED         SECURITY               PRICE        REGISTRATION FEE
------------------------------------------------------------------------------------------------
Common Stock           1,350,131         $13.125(1)           $17,720,469         $5,227.54
------------------------------------------------------------------------------------------------
Senior Notes
  (Face Amount)      $12,141,438         106%(1)              $12,869,924         $3,796.63
------------------------------------------------------------------------------------------------
           Total                                                                  $9,024.17*
------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rules 457(c) and 457(o) solely for the purpose of computing the amount of the registration fee. The fee for the Common Stock was based on the average of the bid ($13) and asked price ($13.25) of the Common Stock on the over-the-counter market on December 1, 1997. The fee for the Senior Notes was based on the average of the bid ($106) and asked price ($106) of the Senior Notes on the over-the-counter market on December 1, 1997.


*    Filing fee has been previously paid.


                              ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

KASPER A.S.L., LTD.

                              CROSS REFERENCE SHEET

                    Pursuant to Item 501(b) of Regulation S-K


ITEM NUMBER AND CAPTION OF FORM S-1                                  LOCATION IN PROSPECTUS
-----------------------------------                                  ----------------------

1.    Forepart of the Registration Statement and Outside
      Front Cover Page of Prospectus..........................   Facing Page of Registration Statement;
                                                                 Outside Front Cover Page of Prospectus
2.    Inside Front and Outside Back Cover Pages of
      Prospectus..............................................   Inside Front Cover Page of Prospectus;
                                                                 Outside Back Cover Page of Prospectus
3.    Summary Information, Risk Factors and Ratio of
      Earnings to Fixed Charges...............................   Prospectus Summary; Risk Factors
4.    Use of Proceeds.........................................   Prospectus Summary; Use of Proceeds
5.    Determination of Offering Price.........................   Not Applicable
6.    Dilution................................................   Not Applicable
7.    Selling Security Holders................................   Outside Front Cover Page of Prospectus;
                                                                 Principal Stockholders; Selling
                                                                 Stockholders and Plan of Distribution.
8.    Plan of Distribution....................................   Selling Stockholders and Plan of
                                                                 Distribution.
9.    Description of Securities to be Registered..............   Outside Front Cover Page of Prospectus;
                                                                 Prospectus Summary; Description of
                                                                 Capital Stock.
10.   Interests of Named Experts and Counsel..................   Legal Matters; Experts
11.   Information with respect to the Registrant..............   Outside Front Cover Page of Prospectus;
                                                                 Inside Front Cover Page of Prospectus;
                                                                 Prospectus Summary; Risk Factors; Non-
                                                                 Comparability of Historical Financial
                                                                 Statements; Use of Proceeds; Dividend
                                                                 Policy; Capitalization; Selected
                                                                 Consolidated/Combined Financial Data;
                                                                 Management's Discussion and Analysis of
                                                                 Financial Condition and Results of
                                                                 Operations; Business; Management;
                                                                 Principal Stockholders; Selling
                                                                 Stockholders and Plan of Distribution;
                                                                 Certain Transactions; Description of
                                                                 Capital Stock; Shares Eligible for Future
                                                                 Sale; Financial Statements
12.   Disclosure of Commission Position on
      Indemnification for Securities Act Liabilities..........   Not Applicable


================================================================================
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
================================================================================

                 SUBJECT TO COMPLETION, DATED DECEMBER __, 1997

PROSPECTUS

                           -------------------------
                               Kasper A.S.L., Ltd.

                        1,350,131 Shares of Common Stock
                                       and
               $12,141,438 Principal Amount of 12.75% Senior Notes

         This Prospectus relates to the resale by certain stockholders of Kasper A.S.L., Ltd., a Delaware corporation (the "Company"), of (i) up to 1,350,131 shares of Common Stock, par value $0.01 per share, of the Company; and (ii) $12,141,438 principal amount of 12.75% Senior Note (the "Senior Notes") issued to certain creditors of the Company's predecessor under a reorganization plan. See "Business - Reorganization of Leslie Fay." The Common Stock and the Senior Notes are sometimes referred to herein as the "Securities."

         The  Securities  may be  offered  from  time  to  time  by the  Selling
Shareholders in the over-the-counter market, in negotiated transactions or otherwise, at market prices then prevailing at the time of sale or at negotiated prices.


        THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE
             "RISK FACTORS " BEGINNING ON PAGE 5 FOR A DISCUSSION OF
                  CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN
                      CONNECTION WITH AN INVESTMENT IN THE
                           SECURITIES OFFERED HEREBY.



            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.




                 The date of this Prospectus is _________, 1997

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Except for the historical information contained herein, matters discussed or incorporated by reference in this Prospectus are forward-looking statements that involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements about (i) improvements in the markets served by the Company; and (ii) the consummation of contracts and other transactions described herein. The Company's actual results, financial and otherwise, could differ materially from such forward-looking statements because of, among other things, factors discussed in the section entitled "Risk Factors" as well as those discussed in this summary and elsewhere in this Prospectus.

                                   THE COMPANY

         Kasper A.S.L., Ltd., a Delaware corporation (the "Company"), is one of the largest manufacturers and marketers of women's suits in the United States. The Company designs, contracts for the manufacture of, markets and distributes women's suits, dresses, knitwear and sportswear. From its established position in the "upper moderate" suit market, under its Kasper for ASL(R) brand name, the Company has diversified into the lower price point "moderate" suit market under its Le Suit(TM) brand name and to a lesser extent, the higher price point "bridge" and designer women's suit markets under its Albert Nipon(R) and Nipon(R) brand names. The Company markets and distributes its products under eight different brands: (i) Kasper for ASL(R) suit, the leading brand name in "upper moderate" women's suits; (ii) Le Suit(TM), a line of suits introduced to create a less expensive alternative to Kasper for ASL(R) suits; (iii) Albert Nipon Suits(R), a line of suits designed and marketed to compete in the bridge area of the market; (iv) Albert Nipon Evening(TM), a line of beaded and sequined evening suits; (v) Kasper for ASL(R) dresses, a line of "better" career dresses;
(vi) Kasper and Company(R) ASL Sportswear, a line of sportswear under the Kasper brand name priced between the moderate and better markets; (vii) Nina Charles(TM), a better priced knitwear line comprised of two distinct product classifications: better knit dresses and better knit sportswear/separates; and
(viii) b. bennett(TM), a line of suits catering to the younger woman seeking an updated look.

         The Company also designs and manufactures suits for sale under private labels for various department stores. Management believes the Company's primary strengths are the quality, styling, value and brand name recognition of its products. The Company's products are sold to approximately 1,400 retail accounts having approximately 2,000 retail locations throughout the United States and through the Company's chain of 45 retail outlet stores.

         The Company was incorporated in Delaware on March 5, 1997 under the name Sassco Fashions, Ltd. in connection with the June 4, 1997 reorganization (the "Reorganization") of the Leslie Fay Companies, Inc. ("Leslie Fay"), the Company's former parent. The Company changed its name from Sassco Fashions, Ltd. to Kasper A.S.L., Ltd. on November 5, 1997. As a result of the Reorganization, the Company emerged from bankruptcy as a separate stand-alone corporation with its own financing sources. Pursuant to the Amended Joint Plan of Reorganization (the "Reorganization Plan") approved by the U.S. Bankruptcy Court on April 29, 1997, the former creditors of Leslie Fay received 6,800,000 shares of Common Stock of the Company and 12.75% Senior Notes in the aggregate principal amount of $110,000,000. See "Business - Reorganization of Leslie Fay." The Company also issued options ("Management Options") to certain members of management to purchase 1,753,459 shares of Common Stock, which upon issuance will represent approximately 20.5% of the Company's outstanding Common Stock. The Company also issued options to purchase 100,000 shares of Common Stock to its current non-employee directors. See "Management."

         The Company is based in Secaucus, New Jersey and has sales, production and design offices in New York City, Dallas, London and Montreal and a buying office in Hong Kong. The Company's executive office is located at 77 Metro Way, Secaucus, New Jersey 07094, Tel: (201) 864-0328.

         Kasper(R), Kasper for ASL(R), Kasper II(R), Kasper for ASL Petite(R), Kasper and Company(R), Kasper and Company Petite(R), Kasper Dress(R), Kasper Dress Petite(R), Albert Nipon(R), Nipon Boutique(R), Executive Dress by Albert Nipon(R), Nipon Night(R), Albert Nipon Suits(R) and Nipon Studio(R) are registered trademarks of the Company. Le Suit(TM), b. bennett(TM), Nina Charles(TM) and Albert Nipon Evening(TM) are non-registered tradenames used by the Company. See "Business--Trademarks". This Prospectus also includes trademarks, tradenames and service marks of other companies.

         In this Prospectus, unless the context otherwise requires, all references to the "Company" are to Kasper A.S.L., Ltd., a Delaware corporation, and its wholly owned subsidiaries ASL/K Licensing Corp., ASL Retail Outlets, Inc. and Sassco Europe Ltd., each a Delaware corporation, and Asia Expert, Ltd., Viewmon Ltd. and Tomwell Ltd., each a Hong Kong corporation.

                                  THE OFFERING

Securities offered by the
 Selling Shareholders................  1,350,131  shares  of  Common  Stock  and
                                       12.75%  Senior  Notes  in  the  aggregate
                                       principal  amount  of  $12,141,438.   See
                                       "Description of Capital Stock."

Terms of Senior Notes................  The  Senior  Notes  bear  interest  at an
                                       annual    rate   of    12.75%,    payable
                                       semi-annually  in arrears,  and mature on
                                       March 31,  2004.  The Senior Notes may be
                                       redeemed  starting January 1, 2000 at the
                                       Company's option, in whole or in part, at
                                       a  prepayment  premium.  The Senior Notes
                                       are unsecured  obligations of the Company
                                       and rank PARI  PASSU  with the  Company's
                                       other permitted  unsecured  indebtedness.
                                       See   "Description  of  Capital  Stock  -
                                       Senior Notes."

Common Stock outstanding
     prior to this offering..........  6,800,000 shares
     after this offering ............  6,800,000 shares (1)

Use of proceeds......................  The Company will not receive any proceeds from the sale of the  Securities  subject
                                       of   this   Prospectus.   See   "Use   of
                                       Proceeds".

Risk Factors.........................  An investment in the  securities  offered hereby  involves  a high  degree of risk.
                                       Prospective investors should carefully consider the matters set forth herein under the caption "Risk Factors".

--------------
(1) Does not include (i) 2,500,000 shares of Common Stock reserved for issuance upon the exercise of options available for grant under the Company's 1997 Management Stock Option Plan, of which 1,753,459 options have been granted as of the date hereof; and (ii) 100,000 shares reserved for issuance upon the exercise of options granted to the Company's current non-employee directors. See "Management."

                                  RISK FACTORS

         An investment in the Securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing the Securities offered hereby.

INDUSTRY RISKS
--------------

         APPAREL RETAILING; CHANGES IN THE RETAIL INDUSTRY

         The apparel industry is a cyclical industry, with purchases of apparel and related goods tending to decline during recessionary periods when disposable income is low. In addition, the Company, like many of its competitors, sells to major retailers, some of whom have engaged in leveraged buyouts or transactions in which such retailers incurred significant amounts of debt, and some of whom have in recent years operated under the protection of the federal bankruptcy laws. In addition, the retail industry periodically has experienced consolidation and other ownership changes. In the future, other retailers in the United States and in foreign markets may consolidate, undergo restructurings or reorganizations, or realign their affiliations, any of which would decrease the number of stores that carry the Company's products or increase the ownership concentration within the retail industry which could have a material adverse effect on the Company's operations, business or financial condition.

         FASHION TRENDS

         The Company believes that its success depends in substantial part on its ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. There can be no assurance that the Company will continue to be successful in this regard. The Company attempts to reduce the risks of changing fashion trends and product acceptance by holding positions in its inventory in certain "fashion staple" piece goods to ensure an uninterrupted supply of finished garments and piece goods inventory. If the Company misjudges the market for its collections, it may be faced with a significant amount of unsold finished goods inventory and piece goods inventory, which could have an adverse effect on the Company's operations, business and financial condition.

         COMPETITION

         Competition is strong in the areas of the fashion industry in which the Company operates. Although the Company is a leader in the United States "upper moderate" and "bridge" suit market, in the career dress and sportswear markets, the Company competes with numerous designers and manufacturers of apparel and accessory products, domestic and foreign, none of which accounts for a substantially larger percentage of total industry sales than the others, but some of which are significantly larger and have substantially greater resources than the Company. The Company's business depends, in part, on its ability to shape and stimulate consumer tastes and demands by producing innovative, attractive, and exciting fashion products, as well its ability to remain competitive in the areas of design, price and quality. No assurance can be given that the Company will continue to compete favorably in the industries in which it operates. Such failure or inability to compete could have a material adverse effect on the Company's operations, business or financial condition. See "Business--Competition."

BUSINESS RISKS
--------------

         DEPENDENCE ON FOREIGN SUPPLIERS AND CONTRACTORS

         The Company uses a variety of raw materials, principally consisting of woven and knitted fabrics and yarns. Generally, the raw materials are purchased by the Company directly from suppliers and sent to contractors to be cut and sewn. The Company purchases the raw materials required for the production of its products from more than 100 suppliers. Purchases from the Company's four major suppliers of raw materials accounted for approximately 34%, 14.8%, 9.4%, and 4.3%, respectively, of the Company's total purchases of raw materials for 1996. The Company's transactions with its suppliers are based on written instructions issued by the Company from time to time and, except for these instructions, the Company has no written agreements with its suppliers. Although the Company has not experienced any difficulty in obtaining needed raw materials, the inability of certain suppliers to provide needed items on a timely basis could materially adversely affect the operations, business and financial condition of the Company. See "Business -- Suppliers."

         The Company does not own any significant production facilities. The Company's apparel products are produced for the Company by approximately 40 different contractors. All of the Company's products are manufactured to its exacting specifications outside of the United States. The Company schedules work with its contractors so that each factory, or at least multiple floors of each factory, are entirely dedicated to the Company's products, thereby ensuring quality control. Purchases of finished goods from the Company's four major contractors accounted for 25.4%, 14.6%, 11.7% and 10.6% of the Company's total production during 1996. Although the Company does not have written agreements with its contractors, it has had long-term relationships with many of them. However, the termination of the Company's relationship with any one of its four major contractors and any delays in finding a substitute contractor, could result in delays in the Company's production plans and have a material adverse effect on the Company's operations, business and financial condition. See "Business--Manufacturing."

         FOREIGN OPERATIONS; IMPORT RESTRICTIONS

         During 1996, 98% of the Company's finished goods and approximately 80% of the Company's direct purchases of raw materials for its products were produced in Taiwan, the Philippines, Hong Kong and the Peoples' Republic of
China and other Asian countries, all through arrangements with independent suppliers and contractors. As a result of the location of the Company's suppliers and contractors, the Company's operations may be affected adversely by political instability resulting in the disruption of trade from the countries in which such suppliers and contractors operate, the imposition of additional regulations relating to imports, the imposition of additional duties, taxes, and other charges on imports, or restrictions on the transfer of funds. The inability of a supplier or contractor to ship orders of the Company's products in a timely manner could cause the Company to miss the delivery date requirements of its customers for those items, which could result in cancellation of orders, refusal to accept deliveries, or a reduction in sales prices, thereby having a material adverse effect on the Company's operations, business or financial condition. See "Business-- Manufacturing."

         The Company's import operations are subject to constraints imposed by bilateral textile agreements between the United States and a number of foreign countries, including Taiwan, South Korea, and Hong Kong. These agreements, which have been negotiated bilaterally either under the Arrangement Regarding International Trade in Textiles, known as the Multifiber Agreement, and other applicable statutes, impose quotas on the amounts and types of merchandise which may be imported into the United States from these countries. These agreements also allow the United States to impose restraints at any time on the importation of categories of merchandise that, under the terms of the agreements, are not currently subject to specified limits. The Company's imported products are also subject to United States customs duties which comprise a material portion of the cost of the merchandise. A substantial increase in customs duties could have an adverse effect on the Company's operating results. The United States and the countries in which the Company's products are produced or sold may, from time to time, impose new quotas, duties, tariffs, or other restrictions, or adversely adjust prevailing quota, duty, or tariff levels, any of which could have a material adverse effect on the Company. See "Business--Imports and Import Restrictions."

         RISKS RELATING TO OPERATIONS IN CHINA

         At present, a significant portion of the economic activity in China is export-driven and, therefore, is affected by developments in the economies of China's principal trading partners. The U.S. Congress considers annually the renewal of China's current "Most Favored Nation" trading status and may attach conditions to the renewal of such status which China may decline, or be unable, to meet. In 1994, President Clinton announced delinkage of such status to China's achievement of overall significant progress in the area of human rights. Prior to this announcement, renewal of such status had been contingent on the achievement of such progress. There can be no assurance that renewal of such status in the future will not be linked to human rights issues or other requirements or that, notwithstanding continuing presidential support for such status, Congress for any reason in the future will not deny such status beyond the President's ability to veto such denial. Revocation or conditional extension by the United States of China's "Most Favored Nation" trading status could have a material adverse effect on the trade and economic development of China and on the operations, business or financial condition of the Company. See "Business--Imports and Import Restrictions."

         The Company's interests may be adversely affected by the political environment in China. China is a socialist state which since 1949 has been, and is expected to continue to be, controlled by the Communist Party of China. Changes in the top political leadership of the Chinese government may have a significant impact on policy and the political and economic environment in China. Moreover, economic reforms and growth in China have been more successful in certain provinces than in others, and the continuation or increase of such disparities could affect political or social stability. See "Business--Imports and Import Restrictions."

         RISKS RELATING TO OPERATIONS IN HONG KONG

         The Company has a buying office that conducts quality control, sourcing, beading and embroidery and other activities in Hong Kong. Accordingly, the Company may be materially adversely affected by factors affecting Hong Kong's political situation and its economy or its international political and economic relations. Sovereignty of Hong Kong reverted to China on July 1, 1997. The 1984 Sino-British Joint Declaration, the 1990 Basic Law of Hong Kong, the 1992 United States-Hong Kong Policy Act and other agreements provide some indication of the business climate the Company believes will exist in Hong Kong after the change in sovereignty. As of July 1, 1997, Hong Kong became a Special Administrative Region of China, with certain autonomies from the Chinese government, including (i) being a separate customs territory from China with separate tariff rates and export control procedures; and (ii) maintaining a separate intellectual property registration system. All land leases in effect at the time of the transfer of sovereignty will be extended for a period of 50 years, except for those leases without a renewal option expiring after June 30, 1997 and before June 30, 2047. Hong Kong will continue to be a member of the World Trade Organization and the Hong Kong dollar will continue to be legal tender freely convertible into Reminmbi and not subject to foreign exchange controls. The Hong Kong government, as set up by China, will have sole responsibility for tax policies, though the Chinese government must approve all budgets. Notwithstanding the provisions of these international agreements, there can be no assurance as to the continued stability of political, economic or commercial conditions in Hong Kong. Changes affecting Hong Kong's political situation and its economy or its international political and economic relations may have a material adverse effect on the Company's operations, business or financial condition.

         SEASONALITY OF BUSINESS

         The Company's business varies with general seasonal trends that are characteristic of the apparel industry and it generally experiences higher net revenues and net income in the first and third quarters of each fiscal year as compared to the second and fourth quarters of each fiscal year. On a quarter to quarter basis, the Company's operations may vary with production and shipping schedules, the introduction of new products, and variations in the timing of certain holidays from year to year.

         The Company historically has experienced lower net revenues and operating income in the second and fourth quarters than in other quarters due to
(i) lower demand among retail  customers  typical of the apparel  industry,  and
(ii) certain expenses that are constant throughout the year being relatively higher as a percentage of net revenues.

         ABILITY TO MANAGE GROWTH

         As part of the Company's growth strategy, the Company plans to increase sales by increasing the number of outlet stores through which its products are sold. In addition, the Company's plan has been and continues to be to extend its existing collections. There can be no assurance that certain of the Company's collections or any new products or collections that it may add in the future will achieve the same degree of success as that achieved by the Kasper ASL(R) suit line, dress line and sportswear line, Albert Nipon(R), Le Suit(TM), and Nina Charles(TM) collections of women's apparel or that such collections or products will be profitable. The introduction of new collections and products generally is characterized by relatively high start-up costs, as well as production, distribution, and marketing inefficiencies associated with the initial limited distribution of such collections and products. There can be no assurance that any collection or product which the Company has or may introduce will achieve sales levels sufficient to enable it to generate profits or positive cash flow. Expansion of the Company's operations or of its collections or products also could require capital beyond that provided by the Company's cash flow or available credit facilities. There can be no assurance that such capital will be available to the Company, or, if available, that it will be available on terms the Company considers reasonable. The failure or inability of the Company to obtain such capital on favorable terms could have a material adverse effect on the Company's operations, business or financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         DEPENDENCE ON KEY CUSTOMERS

         Certain of the Company's customers have accounted for significant portions of the Company's net revenues. During 1996, Federated Department Stores, May Merchandising Co. and Dillards Department Stores accounted for approximately 18%, 15% and 11% of total sales respectively. A decision by one or more of such substantial customers, whether motivated by fashion concerns, financial difficulties, or otherwise, to decrease the amount of merchandise purchased from the Company or to cease carrying the Company's products could have a material adverse affect on the Company's operations, business and financial condition.

         DEPENDENCE UPON KEY PERSONNEL

         The future success of the Company largely is dependent on the talents and efforts of Mr. Arthur S. Levine, the Company's Chairman of the Board, as well as on the talents and abilities of key members of the

Company's design teams and other key management executives. The Company believes that it has developed depth and experience within its design teams and management; however, no assurance can be given that the Company's business would not be adversely affected if certain key members of the Company's design teams or management ceased to be active in the business of the Company. Mr. Levine is also integral to the Company's marketing efforts. The Company has entered into a five-year employment agreement dated June 4, 1997 with Mr. Levine but does not maintain a key person life insurance policy on the life of Mr. Levine. The loss of Mr. Levine could have a material adverse effect on the Company's operations, business and financial condition. See "Management--Employment Agreements."

         DEPENDENCE ON AND PROTECTION OF LICENSED INTELLECTUAL PROPERTY RIGHTS

         The Company is the holder of several registered marks in the United States, including Kasper(R), Kasper for ASL(R), Kasper II(R), Kasper for ASL Petite(R), Kasper and Company(R), Kasper and Company Petite(R), Kasper Dress(R), Kasper Dress Petite(R), Albert Nipon(R), Nipon Boutique(R), Executive Dress by Albert Nipon(R), Nipon Night(R), Albert Nipon Suits(R) and Nipon Studio(R) (collectively, the "Marks"). Le Suit(TM), b. bennett(TM), Nina Charles(TM) and Albert Nipon Evening(TM) are non-registered tradenames used by the Company. The Company believes its ability to market its products under the Marks is a substantial factor in the success of the Company's products. The Company relies primarily upon a combination of trademark, copyright, know-how, trade secrets, and contractual restrictions to protect its intellectual property rights. The Company believes that such measures afford only limited protection and, accordingly, there can be no assurance that the actions taken by the Company to establish and protect its trademarks, including the Marks, and other proprietary rights will prevent imitation of its products or infringement of its intellectual property rights by others, or prevent the loss of revenue or other damages caused thereby. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or obtain and use information that the Company regards as proprietary which could have a material adverse effect on the Company's operations, business or financial condition. In addition, there can be no assurance that one or more parties will not assert infringement claims against the Company; the cost of responding to any such assertion could be significant, regardless of whether the assertion is valid. See "Business -- Trademarks."

FINANCIAL RISKS
---------------

         SUBSTANTIAL LEVERAGE

         As of the date hereof, the Company has consolidated indebtedness that is substantial in relation to its stockholders' equity. As of October 4, 1997, the Company has total debt of approximately $122.7 million (excluding $27.1 million of trade payables and other accrued liabilities) and stockholders' equity of approximately $124.4 million. The Company's leveraged financial position poses substantial consequences to holders of Common Stock, including the risks that (i) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of interest on such indebtedness,
(ii) the Company's leveraged position may impede its ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes, and (iii) the Company's highly leveraged financial position may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and to meet its other commitments, the Company will be required to adopt one or more alternatives, such as refinancing or restructuring its indebtedness, selling material assets or operations, or seeking to raise additional debt or equity capital. There can be no assurance that any of these actions could be effected on satisfactory terms, that they would enable the Company to continue to satisfy its capital requirements or that they would be permitted by the terms of existing or future debt agreements, including the terms and conditions of the Senior Notes and the $100 million working capital facility with BankBoston as the agent bank for a consortium of lending institutions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources".

         DEBT COMPLIANCE

         The Company is required to meet certain financial covenants under the terms of the Company's $100 million revolving credit facility with its banks. The agreement which provides that the banks are secured by all the assets of the Company, also requires the maintenance of quarterly consolidated EBITDA (earnings before interest, taxes, depreciation and amortization), a minimum Debt Service Coverage Ratio (the ratio of consolidated operating cash flow to consolidated total debt service), a semi-annual Inventory Coverage Ratio (the ratio of inventory to accounts receivable), an annual limit on capital expenditures, monthly maximum limitation on levels of piece goods inventory and a monthly minimum excess availability under the revolving credit facility. Should the Company be unable to meet any of these tests when required, it will be necessary to request waivers and/or amendments of the facility from the banks. There can be no assurance that the necessary waivers and/or amendments will be granted or that if granted, they will be on terms acceptable or favorable to the Company. There are no financial covenants under the terms of the Senior Notes. However, they do provide for default in the event the Company is not in compliance with its other loan agreements. The inability or failure of the Company to obtain such necessary waivers or amendments when needed could have a material adverse effect on the Company's operations, business or financial condition.

         EMERGENCE FROM CHAPTER 11

         The Company emerged from Chapter 11 on June 4, 1997. The Company's experience in Chapter 11 may affect its ability to negotiate favorable trade terms with manufacturers and other vendors and to negotiate favorable lease terms with landlords. The failure to obtain such favorable terms could have a material adverse effect on the Company's operations, business or financial condition.

STOCKHOLDER RISKS
-----------------

         ABSENCE OF PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING PRICE; POSSIBLE VOLATILITY OF MARKET PRICE

         Prior to this offering, there has not been an established market for any of the Securities, and, although the Common Stock and the Senior Notes trade in the over-the-counter market, there can be no assurance that an active trading market will develop or be sustained. The Securities may be offered from time to time by the Selling Shareholders in the over-the-counter market, in negotiated transactions or otherwise, at market prices then prevailing at the time of sale or at negotiated prices. The market price of the Securities may be subject to significant fluctuations in response to variations in the Company's financial position, operating results, developments concerning acquisitions, government regulations, general trends in the industry and other factors.

         SHARES ELIGIBLE FOR FUTURE SALE

         The prevailing market price of Common Stock after this offering could be adversely affected by future sales of substantial amounts of Common Stock by existing shareholders. There will be 6,800,000 shares of Common Stock outstanding immediately following this offering. Of which 6,774,984 will be tradeable without restriction and 25,016 of which may be sold subject to the restrictions of Rule 144 under the Securities Act of 1933 (the "Securities Act"). The 25,016 shares of Common Stock owned by certain officers and directors of the Company are "restricted securities" within the meaning of Rule 144 under the Securities Act, and, together with any Shares which are purchased by affiliates of the Company, as the term is defined in Rule 144, may be sold only by the respective holders thereof pursuant to an effective registration statement under the Securities Act or in accordance with one or more other exemptions under the Securities Act (including Rule 144). Rule 144, as amended, permits sales of restricted securities by any person (whether or not an affiliate) after one year, at which time sales can be made subject to the Rule's existing volume and other limitations and by non-affiliates without adhering to Rule 144's existing volume or other limitations after two years. Future sales of substantial amounts of Shares in the public market, or the perception that such sales could occur, could adversely affect the price of the Shares in any market that may develop for the trading of such shares. See "Shares Eligible for Future Sales."

         POSSIBLE   EFFECTS  OF  BLANK  CHECK  PREFERRED   STOCK;   ANTITAKEOVER
         PROVISIONS

         The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company and could prevent stockholders from receiving a premium for their shares in the event of a third party tender offer or change of control transaction. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. Additionally, if the Company issues preferred stock, the issuance may have a dilutive effect upon the holders of the Company's Common Stock, including the purchasers of the shares of Common Stock offered hereby. In addition, the Company is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. See "Description of Capital Stock - Section 203 of the Delaware General Corporation Law."

         LIMITATIONS ON LIABILITY OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation contains provisions limiting the liability of directors of the Company for monetary damages to the fullest extent permissible under Delaware law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the name of the Company for breach of a director's duties to the Company or its stockholders except in certain limited circumstances. In addition, the Certificate of Incorporation contains provisions requiring the Company to indemnify directors, officers, employees and agents of the Company serving at the request of the Company against expenses, judgments (including derivative actions), fines and amounts paid in settlement. This indemnification is limited to actions taken in good faith in the reasonable belief that the conduct was lawful and in or not opposed to the best interests of the Company. The Certificate of Incorporation provides for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents for the Company. The foregoing provisions may reduce the likelihood of derivative litigation against directors and officers and may discourage or deter stockholders or management from suing directors or officers for breaches of their duties to the Company, even though such an action, if successful, might otherwise benefit the Company and its stockholders. See "Description of Capital Stock - Limitations on Liability and Indemnification of Officers and Directors."

              NON-COMPARABILITY OF HISTORICAL FINANCIAL STATEMENTS

         The Company's historical combined financial statements prior to the date the Reorganization Plan was consummated, are not comparable to the financial statements after such date as a result of the application of "fresh start" reporting and, therefore, are not indicative of the Company's future performance.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Securities subject to this Prospectus.

                                 DIVIDEND POLICY

         The Company has not paid any cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain earnings, if any, to finance the growth of the Company and repay outstanding debt. In addition, certain of the Company's agreements with lending institutions limit the Company's ability to declare any dividends for the duration of such agreements.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of October 4, 1997. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations"and the Financial Statements and the notes thereto, included elsewhere in this Prospectus.


                                                             October 4, 1997
                                                              (in thousands)
       Long-Term Debt:
                12.75% Senior Notes in the aggregate principal
                amount of $110,000,000 .......................   $110,000
       Bank Revolving Credit Agreement .......................     12,664
                                                                 --------
       Total Debt ............................................    122,664

       Stockholders' Equity:
            Preferred Stock, $0.01 par value,
                1,000,000 shares authorized; no shares issued
                and outstanding ..............................       --
           Common Stock, $0.01 par value;
                20,000,000 shares authorized; 6,800,000 shares
                issued and outstanding .......................         68
            Capital in excess of par value ...................    119,932
            Cumulative translation adjustment ................         38
           Retained Earnings .................................      4,314
                                                                 --------

                Total Stockholders' Equity ...................    124,352
                                                                 --------
                Total Capitalization .........................   $247,016
                                                                 ========

                  SELECTED CONSOLIDATED/COMBINED FINANCIAL DATA
                 (in thousands, except share and per share data)

         The following financial information is qualified by reference to, and should be read in conjunction with, the Company's Consolidated/Combined Financial Statements and Notes thereto, and "Managements's Discussion and Analysis of Financial Condition and Results of Operations," contained elsewhere in this Prospectus. The selected consolidated financial information for each of the four years in the period ended December 28, 1996 is derived from the Company's audited Divisional Combined Financial Statements for the fiscal years ended January 1, 1994, December 31, 1994, December 30, 1995 and December 28, 1996 as described in Note (1) to the Selected Financial Data Table. The financial information presented for the fiscal year ended January 2, 1993 is unaudited. The selected consolidated/combined financial data for the periods ended September 28, 1996, June 4, 1997 and October 4, 1997 is derived from financial statements that are unaudited but which, in the opinion of management, include all adjustments necessary for a fair presentation of the Company's financial condition and results of operations.

                SELECTED CONSOLIDATED/COMBINED FINANCIAL DATA (1)
                      (in thousands, except per share data)

[TABLE 1 0F 2]

STATEMENT OF OPERATIONS DATA:                                                         PREDECESSOR COMPANY (3)

                                                  ----------------------------------------------------------------

                                                                        FISCAL YEARS ENDED (2)
                                                  --------------------------------------------------------------
                                                    JAN. 2,      JAN. 1,      DEC. 31,     DEC. 30,     DEC. 28,
                                                     1993         1994         1994         1995         1996
                                                  ----------   ----------   ----------   ----------   ----------
                                                  (UNAUDITED)(1)
                                                  --------------
Net sales ..........................................$229,322     $254,525     $250,748     $279,974     $311,550
Cost of Goods Sold ................................. 158,105      182,381      180,192      207,161      238,268
Gross profit .......................................  71,217       72,144       70,556       72,813       73,282
Selling, general and administrative expenses (1) ...  39,636       39,776       42,010       49,604       50,263
Income before interest, taxes, depreciation and
amortization .......................................  31,581       32,368       28,546       23,209       23,019
Amortization of reorganization asset (5) ...........    --           --           --           --           --
Depreciation and amortization (6) ..................   1,155        1,318        1,486        2,033        2,238
Interest and financing costs .......................     450          450          450          525        1,634
Income before taxes ................................  29,976       30,600       26,610       20,651       19,147
Provision for income taxes (7) .....................  11,990       12,240       10,644        8,260        7,659
                                                    --------     --------     --------     --------     --------
Net income .........................................$ 17,986     $ 18,360     $ 15,966     $ 12,391     $ 11,488
                                                    ========     ========     ========     ========     ========
Net income per share (8) ...........................    --           --           --           --           --
Weighted average number of shares outstanding (8) ..    --           --           --           --           --

BALANCE SHEET DATA:

                                                                                            AS OF
                                                                                           --------
                                                     JAN. 2,      JAN. 1,      DEC. 31,    DEC. 30,     DEC. 28,
                                                      1993         1994         1994         1995         1996
                                                    --------     --------     --------     --------     --------
Working Capital ....................................$ 83,737     $ 74,829     $ 87,428     $109,671     $127,900
Reorganization value in excess of identifiable
  assets ...........................................    --           --           --           --           --
Total Assets ....................................... 122,951      115,086      127,931      162,109      172,881
Long-term Debt (9) .................................    --           --           --           --           --
Stockholders' Equity (9) ...........................$107,255     $ 97,259     $109,563     $135,601     $157,204


[TABLE 2 0F 2]

STATEMENT OF OPERATIONS DATA:                                                 |REORGANIZED  |
                                                                              |COMPANY (3)  | PRO FORMA
                                                      ----------------------  |-------------|-----------
                                                                              |             | COMBINED
                                                      NINE MONTHS  FIVE MONTHS|FOUR MONTHS  |NINE MONTHS
                                                         ENDED      ENDED     |  ENDED      |  ENDED (4)
                                                       SEPT. 28,    JUNE 4,   |  OCT. 4,    |  OCT. 4,
                                                         1996        1997     |   1997      |   1997
                                                      ----------   ---------- |----------   |----------
                                                             (UNAUDITED)      |(UNAUDITED)  |(UNAUDITED)
                                                      ----------------------- |-----------  |-----------
Net sales ............................................ $  247,630   $  136,107|  $  120,659 |  $  256,766
Cost of Goods Sold ...................................    185,577      101,479|      86,685 |     188,164
Gross profit .........................................     62,053       34,628|      33,974 |      68,602
Selling, general and administrative expenses (1) .....     38,145       23,374|      18,005 |      41,379
Income before interest, taxes, depreciation and                               |             |
amortization .........................................     23,908       11,254|      15,969 |      27,223
Amortization of reorganization asset (5) .............       --           --  |       1,198 |       1,198
Depreciation and amortization (6) ....................      1,629        1,191|       1,464 |       2,655
Interest and financing costs .........................      1,645          667|       5,462 |       6,129
Income before taxes ..................................     20,634        9,396|       7,845 |      17,241
Provision for income taxes (7) .......................      8,253        3,758|       3,531 |       7,289
                                                       ----------   ----------|  ---------- |  ----------
Net income ........................................... $   12,381   $    5,638|  $    4,314 |  $    9,952
                                                       ==========   ==========|  ========== |  ==========
Net income per share (8) .............................       --           --  |             |  $     0.63
Weighted average number of shares outstanding (8) ....       --           --  |   6,800,000 |
                                                                              |             |  ==========
                                                                              |             |
BALANCE SHEET DATA:                                                           |             |
                                                                              |             |
                                                         SEPT. 28,   JUNE 4,  |    OCT. 4,  |
                                                           1996       1997    |     1997    |
                                                       ----------   ----------|  ---------- |
Working Capital ...................................... $  156,665   $  101,264|  $  115,151 |
Reorganization value in excess of identifiable
  assets .............................................       --           --  |      65,112 |
Total Assets .........................................    204,503      147,050|     274,124 |
Long-term Debt (9) ...................................       --           --  |     122,664 |
Stockholders' Equity (9) ............................. $  183,094   $  132,363|  $  124,352 |

(1) The Selected Consolidated/Combined Financial Data presented above has been prepared to show the Company as a free standing entity apart from Leslie Fay. Due to the accounting irregularities that resulted in misstatements of the Leslie Fay financial statements, financial data for the fiscal year ended January 2, 1993 represents restated and unaudited data. Until 1996, the Company was totally dependent upon Leslie Fay for all administrative support, including accounting, credit, collections and legal support. As such, the financial statements reflect an allocation of Leslie Fay's administrative expenses to the Company.

(2) The change in the fiscal year-end from year to year is based on the Company's internal policy to close the fiscal year-end on the Saturday closest to December 31 of each year. As such, data for the fiscal year ended January 2, 1993, January 1, 1994, December 31, 1994, December 30, 1995 and December 28, 1996 include the Company's results of operations for 53, 52, 52, 52 and 52 weeks, respectively.

(3) The Company has accounted for the reorganization using the principles of "fresh start" reporting as required by AICPA Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code ("SOP 90-7"). Pursuant to such principles, in general, the Company's assets and liabilities were revalued. Therefore, due to the restructuring and implementation of "fresh start" reporting, the consolidated financial statements for the reorganized company (starting June 4, 1997) are not comparable to the combined financial statements of the predecessor company.

(4) Provided solely for convenience of the reader in reviewing "Management's Discussion and Analysis of Financial Condition and Results of Operations." Results reflect the combination of historical results for the five months ended June 4, 1997 for the predecessor company and for the four months ended October 4, 1997 for the reorganized company. As such, this information, as presented, does not comply with generally accepted accounting principles applicable to companies upon emergence from bankruptcy which calls for separate reporting for the reorganized company and the predecessor company.

(5) For "fresh start" reporting purposes, any portion of the Company's reorganization value not attributable to specific identifiable assets is reported as "reorganization value in excess of identifiable assets." This asset is being amortized over a 20 year period beginning June 4, 1997.

(6) Included in Depreciation and Amortization for the four month period ended October 4, 1997 is the amortization of trademarks and bank fees.

(7) As a division of Leslie Fay, the Company was not subject to Federal, State and Local income taxes. Effective June 4, 1997, the Company became subject to such taxes. The effective tax rate used for the historical financial statements reflects the rate that would have been applicable, had the Company been an independent entity. Provisions for deferred taxes were not reflected on the Company's books but were reflected on the books and records of Leslie Fay. Going forward, the Company will record deferred taxes in accordance with the provision of Statement of Accounting Standards Number 109, Accounting for Income Taxes.

(8) Due to the implementation of the Reorganization and fresh start accounting, per share data for the predecessor company have been excluded as they are not comparable.

(9) Pursuant to the Reorganization Plan, the Company issued $110 million in Senior Notes and 6,800,000 shares of Common Stock of the Company to the former creditors of Leslie Fay. Prior to the Reorganization, the Company operated as a division of Leslie Fay. As such, the Stockholders' Equity as reported was the Company's divisional equity as of the respective date.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the "Selected Combined Financial Data" and the Company's combined financial statements and the related notes thereto which are included elsewhere in this Prospectus. The Company utilizes a 52-53 week fiscal year ending on the Saturday nearest December 31. Accordingly, fiscal years 1992, 1993, 1994, 1995 and 1996 ended on January 2, 1993 ("fiscal 1992"), January 1, 1994 ("fiscal 1993"), December 31, 1994 ("fiscal 1994"), December 30, 1995 ("fiscal 1995") and December 28, 1996 ("fiscal 1996"), respectively. All information with respect to the nine month period ended September 28, 1996 (the "1996 Interim Period") and October 4, 1997 (the "1997 Interim Period") is unaudited.

         On June 4, 1997, the Company was separated from Leslie Fay, in accordance with the Reorganization Plan approved by the U.S. Bankruptcy Court. On that date, all assets and corresponding liabilities associated with the operation of the Sassco Fashions Division were sold to the Company. Prior to that date, the Company operated as the Sassco Fashions Division of the Leslie Fay Companies, Inc., from the time it was acquired by Leslie Fay in 1980. The Company is one of the largest marketers and manufacturers of career women's suits in the United States. The Company also markets career dresses, sportswear and knitwear. The Company has grown through the extension of existing product lines, the introduction of new brands and the expansion of its retail outlet operations.

         The accompanying audited financial statements have been prepared to show the Company as a free standing entity apart from Leslie Fay. Until 1996, the Company was totally dependent upon Leslie Fay for all administrative support, including accounting, credit, collections, legal, etc. As such, the financial statements reflect an allocation of Leslie Fay administrative expenses to the Company.

         As a division of Leslie Fay, the Company was not subject to Federal, State and Local income taxes. Effective June 4, 1997, the Company became subject to such taxes. The effective tax rate used for the historical financial statements reflects the rate that would have been applicable, had the Company been independent. Provisions for deferred taxes were not reflected on the Company's books, but were reflected on Leslie Fay's books and records. Going forward, the Company will record deferred taxes in accordance with the provision of Statement of Accounting Standards Number 109, "Accounting for Income Taxes."

         The Company's business is primarily the design, distribution and wholesale sale of women's career suits, dresses and sportswear to principally major department stores and specialty shops. Over the last five years, the Company has increased its share of the wholesale market by expanding into all markets, including the "lower moderate" (LeSuit), "upper moderate" (Kasper) and "bridge" (Nipon) markets. The Company has also introduced a career sportswear label, Kasper and Company(R), and career knitwear under the name Nina Charles(TM).

         In July, 1995, the Company started its retail outlet operations by acquiring 22 lease properties. As of October 4, 1997, the Company had 45 retail outlet stores throughout the United States. Sales at the retail outlet stores totaled $22 million in the year ended December 28, 1996. The stores operate under the name Kasper ASL(R), but also sell the Company's other labels, including Nipon(R), Kasper and Company(R), Nina Charles(TM), Le Suit(TM) and b. bennett(TM).

         In connection with the separation from Leslie Fay, Leslie Fay transferred all rights and title to the Nipon trademarks to the Company. At the time of the transfer, there were several licensing agreements in effect, including men's sportswear, dress slacks, ties, ladies coats, etc. In 1996 the Company received approximately $800,000 in licensing income from licensing agreements.

         On June 4, 1997, the Company acquired the trade name Kasper(R) from Forecast Designs, Inc., a company owned by Herbert Kasper. Prior to June 4, the Company paid royalties for the use of the Kasper name to Forecast Designs, Inc. In accordance with the agreement, Forecast Designs, Inc. will retain the right to the licensing income from pre-existing licenses, which licenses will be transferred to the Company upon Mr. Kasper's death. The Company will be entitled to 50% of the income generated by any new licenses. Pursuant to the terms of the acquisition agreement, the Company also entered into an Employment, Consulting and Non-Competition Agreement with Herbert Kasper. Such agreement, which has a term of ten years, provides for the payment to Mr. Kasper of $300,000 in annual salary and $7,500 for each 1% by which the gross profits from the Company's sales of Kasper women's apparel, namely suits, dresses and sportswear in each of the six years 1998 to 2003 exceeds the total gross profit derived by the Company from the sale of such products in the year 1995.

40 WEEKS ENDED OCTOBER 4, 1997 AS COMPARED TO 39 WEEKS ENDED SEPTEMBER 28, 1996
-------------------------------------------------------------------------------

         NET SALES

         Net sales for the 1997 Interim Period were $256.8 million as compared to $247.6 million for the 1996 Interim Period, an increase of approximately $9.2 million or 3.7%. The extra week's sales in the 1997 Interim Period were $11.5 million, resulting in a decrease of $2.3 million in net sales in the 1996 Interim Period on a comparable 39-week basis, which was in line with the Company's plans to reduce suit production in 1997 in order to avoid the excess inventory situation which occurred in 1996. In addition, there were sales of the Nina Charles(TM) knitwear line totaling $2.7 million in the first half of 1997 as compared to no sales in the same period in 1996.

         GROSS PROFIT

         Gross profit as a percentage of net sales increased to 26.7% for the 1997 Interim Period, compared to 25.1% for the 1996 Interim Period. The increase was due to the higher percentage of retail sales in the 1997 Interim Period as compared to the 1996 Interim Period, as well as improved margins in the Kasper & Co.(R) Sportswear business. The suit business, primarily Kasper for ASL(R), experienced an increase in gross profit due to lower markdowns as a result of having less excess merchandise to dispose of at close-out prices due to better performance of the Company's products at the retail level and favorable finished goods prices.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses increased to $41.4 million in the 1997 Interim Period from $38.1 million for the 1996 Interim Period, an increase of approximately $3.3 million or 8.7%. The increase was primarily attributable to: an extra week of selling, general and administrative expenses, which totaled approximately $1.0 million; 17 additional retail outlet stores, which accounted for an additional $2.9 million in selling, general and administrative expenses; the move to a new warehouse location and a rent increase in its New York office, which together accounted for additional occupancy and related expenses of approximately $500,000 and other net increases of $300,000. In addition, these increases were offset by a $1.4 million decrease in consulting services expenses as a result of the termination of certain consulting agreements as of June 4, 1997.

         INTEREST AND FINANCING COSTS

         Interest and financing costs increased to $6.1 million in the 1997 Interim Period from $1.6 million in the 1996 Interim Period, an increase of approximately $4.5 million. The increase is primarily attributable to the four month's interest expense on the $110 million Senior Notes, which were issued on June 4, 1997.

FISCAL 1996 COMPARED TO 1995
----------------------------

         NET SALES

         Net Sales in fiscal 1996 were $311.6 million, an increase of approximately $31.6 million or 11.3% , from $280.0 million in fiscal 1995. The increase is primarily attributable to a $16.0 million increase in both wholesale and retail sales in fiscal 1996 from fiscal 1995, which reflects the benefit of a full year of sales for the retail outlet stores plus the addition of 18 new stores during fiscal 1996. The wholesale sales increase reflects the addition of the Nina Charles(TM) knitwear line, as well as an increase in sportswear sales. Unit sales of suits increased, but were relatively equal in dollars at the net sales level due to increased markdowns and allowances.

         GROSS PROFIT

         Gross profit, as a percentage of net sales, decreased to 23.5% in fiscal 1996 from 26.0% in fiscal 1995. This decrease is primarily attributable to a decline in wholesale gross margins in fiscal 1996 associated with the sale of excess inventory. In addition, the consolidation of certain traditional discount chain stores, where the Company had historically been able to dispose of excess goods at favorable margins, resulted in reduced gross profit in fiscal 1996. Also, for the first quarter of 1996, gross profit was adversely impacted by the late delivery of the spring product.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses increased to $50.3 million for fiscal 1996 from $49.6 for fiscal 1995, an increase of approximately $700,000 or 1.4%. The decrease was primarily due to the lower allocation of expenses from Leslie Fay, as the Company provided most of its own administrative support independently of Leslie Fay during fiscal 1996. In addition, the reduction in allocation of administrative costs was partially offset by the increase in selling, general and administrative expenses associated with a full year's operation of the retail outlet stores plus the addition of 18 more stores during fiscal 1996.

         INTEREST AND FINANCING COSTS

         Interest and financing costs increased from $525,000 in fiscal 1995 to $1.6 million in fiscal 1996, an increase of approximately $1.1 million. This increase is primarily attributable to Company's execution of a factoring agreement with Heller Financial effective February 1996. Prior to that time, the Company's receivables were managed by Leslie Fay.

FISCAL 1995 COMPARED TO FISCAL 1994
-----------------------------------

         NET SALES

         Net sales increased to $280.0 million in fiscal 1995 from $250.7 million for the fiscal 1994, an increase of approximately $29.3 million or 11.7%. Approximately $6.0 million of this increase is primarily attributable to the opening of 22 retail outlet stores in fiscal 1995. At the wholesale level, the Company experienced an increase in net sales throughout all labels, but more particularly in the Kasper and Company(R) Sportswear and Le Suit(TM) lines due to improvements in the styling of the product line.

         GROSS PROFIT

         Gross profit decreased as a percentage of net sales from 28.1% in fiscal 1994 to 26.0% in fiscal 1995. This decrease was primarily attributable to the continued difficult environment at the retail level for women's apparel, an increase in raw material costs, as well as the continued trend toward "casualization" of dress in the work place. In addition, the consolidation of the major retail department stores had an adverse impact on the Company's gross profit due to the decrease in the number of "doors" as a result of consolidation.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses increased to $49.6 million in fiscal 1995 from $42.0 million in fiscal 1994, an increase of approximately $7.6 million or 18.1%. This increase was primarily attributable to the $5.5 million investment in infrastructure in preparation to support the Company as an independent operation, along with a disproportionately higher allocation of administrative costs from Leslie Fay, and the start up expenses associated with the opening of 22 retail outlet stores.

         INTEREST AND FINANCING COSTS

         Interest and financing costs remained relatively equal in fiscal 1995 at $525,000 as compared to $450,000 in fiscal 1994. Interest expense primarily related to bank fees for letters of credit, as well as to the Company's share of interest on borrowings.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

         Net cash provided by operating activities increased to $20.6 million during the 1997 Interim Period as compared to cash usage of $30.8 million during the 1996 Interim Period, primarily as a result of reductions in inventory levels from 1996 to 1997. The reduction in inventory levels is a direct result of management's plan to reduce excess inventories in both piece goods and finished goods to avoid the excess inventory situation which occurred in 1996. In addition, accounts receivables also decreased during the period as a result of earlier shipments in the 1997 Interim Period resulting in earlier collections as compared to the 1996 Interim Period.

         The Company's main sources of liquidity historically have been cash flows from operations and credit facilities. Prior to June 4, 1997, as a division of Leslie Fay, the Company either borrowed from, or invested its excess cash with, Leslie Fay. The Company's capital requirements primarily result from working capital needs, retail expansion and renovation of department store boutiques and other corporate activities.

         Effective June 5, 1997, the Company entered into a $100 million working capital facility with BankBoston as the agent bank for a consortium of lending institutions. The facility provides for a sub-limit for letters of credit of $50 million. The working capital facility is secured by substantially all the assets of the Company. The working capital facility expires in fiscal 2000 and provides for various borrowing rate options, including rates based upon a fixed spread over LIBOR. The facility provides for the maintenance of certain financial ratios and covenants and sets limits on the amount of capital expenditures and dividends to shareholders. Availability under the facility is limited to a borrowing base calculated upon eligible accounts receivable, inventory and letters of credit. As of October 4, 1997 there was $12.7 million in direct borrowings, $21.3 million in letters of credit outstanding under the facility and $24.6 million available for future borrowings.

         Pursuant to the Reorganization Plan, the Company issued $110 million in Senior Notes. The Senior Notes bear interest at 12.75% per annum and mature on March 31, 2004. Interest is payable semi-annually on March 31 and September 30. There are no principal payments due until maturity. To the extent that the Company elects to undertake a secondary stock offering or elects to prepay certain amounts a premium (as defined in the agreement) will be required to be paid.

         Capital expenditures were $3.9 million and $3.6 million for the 1997 and 1996 Interim Periods, respectively, and $7.0 million and $3.1 million for fiscal 1996 and fiscal 1995, respectively. The capital expenditures represent funds spent for computer systems and hardware to enable the Company to operate independently, the retail outlet store development and the customization of, and improvements to, the Company's new warehouse facility in early 1997.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

         The Company has adopted the 1997 Management Stock Option Plan effective December 2, 1997 (See Note 9 to Unaudited Interim Financial Statements ). In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." This statement establishes the fair market value based method of accounting for an employee stock option but allows companies to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees." Companies which elect to continue using the accounting under APB Opinion No. 25 must, however, make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock based compensation awards to employees and directors under the accounting prescribed by APB Opinion No. 25 and will be required to provide the disclosures required by SFAS No. 123 at fiscal year end. The Company does not expect the adoption of this statement to have a material effect on its financial position or results of operations.

         In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share." This statement establishes standards for computing and presenting earnings per share ("EPS"), replacing the presentation of currently required Primary EPS with a presentation of Basic EPS. For entities with complex capital structures, the statement requires the dual presentation of both Basic EPS and Diluted EPS on the face of the statement of operations. Under this new standard, Basic EPS is computed on the weighted average number of shares actually outstanding during the year. Diluted EPS includes the effect of potential dilution from the exercise of outstanding dilutive stock options and warrants into common stock using the treasury stock method. SFAS No. 128 is effective for financial statements issued for periods ending December 15, 1997, and earlier adoption is not permitted. The Company does not expect the adoption of this statement to have a material effect on its financial position or results of operations.

CHANGE IN METHOD OF ACCOUNTING
------------------------------

         The effects of the Company's reorganization under Chapter 11 have been accounted for in the Company's financial statements using the principles required by the American Institute of Certified Public Accountants' Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("Fresh Start Accounting"). Pursuant to such principles, the Company's assets, upon emergence from Chapter 11 are stated at "reorganization value", which is defined as the value of the entity before considering liabilities on a going-concern basis following the reorganization and represents the estimated amount a willing buyer would pay for the assets of the Company immediately after the reorganization. The reorganization value for the Company was determined by reference to the remaining liabilities plus the estimated value of shareholders' equity of the outstanding shares of the Common Stock. The reorganization value of the Company was allocated to the assets of the Company in conformity with the procedures specified by Accounting Principles Board Opinion No. 16, Business Combinations, for transactions reported on the basis of the purchase method of accounting. In this allocation, identifiable assets were valued at estimated fair values, and any excess reorganization value has been recorded as "reorganization value in excess of amounts allocated to identifiable assets" (a long-term intangible asset similar to "goodwill").

                                    BUSINESS

GENERAL
-------

         The Company is one of the largest manufacturers and marketers of women's suits in the United States. The Company designs, contracts for the manufacture of, markets and distributes women's suits, dresses, knitwear and sportswear. From its established position in the "upper moderate" suit market, under its Kasper for ASL(R) brand name, the Company has diversified into the lower price point "moderate" suit market under its Le Suit(TM) brand name and to a lesser extent, the higher price point "bridge" and designer women's suit markets under its Albert Nipon(R) and Nipon(R) brand names. The Company markets and distributes its products under eight different brands: (i) Kasper for ASL(R) suit, the leading brand name in "upper moderate" women's suits; (ii) Le Suit(TM), a line of suits introduced to create a less expensive alternative to Kasper for ASL(R) suits; (iii) Albert Nipon Suits(R), a line of suits designed and marketed to compete in the bridge area of the market; (iv) Albert Nipon Evening(TM), a line of beaded and sequined evening suits; (v) Kasper for ASL(R) dresses, a line of "better" career dresses; (vi) Kasper and Company(R) ASL Sportswear, a line of sportswear under the Kasper brand name priced between the moderate and better markets; (vii) Nina Charles(TM), a better priced knitwear line comprised of two distinct product classifications: better knit dresses and better knit sportswear/separates; and (viii) b. bennett(TM), a line of suits catering to the younger woman seeking an updated look.

         The Company also designs and manufactures suits for sale under private labels for various department stores. Management believes the Company's primary strengths are the quality, styling, value and brand name recognition of its products. The Company's products are sold to approximately 1,400 retail accounts having approximately 2,000 retail locations throughout the United States and through the Company's chain of 45 retail outlet stores.

         The Company operates four  wholly-owned  subsidiaries,  ASL/K Licensing
Corp., ASL Retail Outlets, Inc. and Sassco Europe Ltd., each a Delaware corporation, and Asia Expert, Ltd. ("AEL"), a Hong Kong corporation, the owner of Viewmon Ltd. and Tomwell Ltd., each Hong Kong corporations.

         Generally, AEL acts as a buying agent for the Company for which it receives an arms length commission. AEL also provides a quality control function at the sewing contractors in China, Hong Kong and other parts of the Far East as part of its buying service. Viewmon Ltd. provides services regarding the acquisition of quota, while Tomwell Ltd. provides beading services for Nipon(R) and some Kasper for ASL(R) garments. These subsidiaries receive arms length fees for their services.

         Sassco Europe, Ltd. operates a sales office in London, England, where it sells the Company's products to retailers and distributors throughout the European continent. ASL Retail Outlets, Inc. operates the chain of 45 retail outlet stores that sell the Company's products directly to consumers. These stores purchase the merchandise directly from the Company at an arms length price. ASL/K Licensing Corp. was established to coordinate the licensing of the Kasper(R) trade name that was acquired on June 4, 1997. In connection with the separation from Leslie Fay, Leslie Fay transferred all rights and title to the Nipon trademarks to the Company. At the time of the transfer, there were several licensing agreements in effect, including men's sportswear, dress slacks, ties, ladies coats, etc. In 1996 the Company received approximately $800,000 in licensing income from licensing agreements. As of October 4, 1997 ASL/K Licensing Corp. had not entered into any new license agreements, although some were in the advanced stage of negotiations.

REORGANIZATION OF LESLIE FAY
----------------------------

         In 1980, the Company was acquired by Leslie Fay but continued to operate as a stand-alone division with Arthur S. Levine remaining as the Company's Chief Executive Officer. In February 1993, Leslie Fay announced that its 1990, 1991 and 1992 financial statements were incorrect due to fraudulent accounting entries. As a result of the misstated financial statements, Leslie Fay defaulted on its unsecured bank and insurance debt. On February 26, 1993, the bank creditors informed Leslie Fay that no additional revolving borrowings could be made and that no new letters of credit would be issued under the bank facilities until the negotiations for a revised credit facility were completed. The uncertainty surrounding Leslie Fay's financing quickly spread to trade creditors, most of whom refused to extend further credit to Leslie Fay. As a result of its inability to obtain credit, Leslie Fay filed for protection under Chapter 11 of the Bankruptcy Code on April 3, 1993.

         Leslie Fay's Plan of Reorganization, which became effective on June 4, 1997 (the "Effective Date"), provided for the Company and a reorganized entity named The Leslie Fay Company, Inc. to emerge from bankruptcy as separate stand-alone U.S. corporations, each with its own financing sources. Pursuant to the Reorganization Plan, the former creditors of Leslie Fay received 6,800,000 shares of Common Stock of the Company and 12.75% Senior Notes in the principal aggregate amount of $110 million. The Company also issued (i) Management Options to certain members of management to purchase 1,753,459 shares of Common Stock, which upon issuance will represent approximately 20.5% of the Company's outstanding Common Stock; and (ii) options to purchase 100,000 of Common Stock to its non-employee directors. 1,350,131 of the Common Stock issued pursuant to the Reorganization and $12,141,438 face amount of the Senior Notes are the subject of this Prospectus.

         Pursuant to the Reorganization Plan, and based on the Company's estimate of the amount of certain outstanding claims by creditors of Leslie Fay that ultimately will be allowed by the Bankruptcy Court, the Company retained approximately 1,427,746 shares of Common Stock and $23,095,893 principal amount of Senior Notes for payment of certain classes of claims against Leslie Fay (the "Holdback"). Such shares of Common Stock and Senior Notes are being held in trust by the Plan Administrator under the Reorganization Plan and are disbursed as such claims are either settled or dismissed.

STRATEGY
--------

         The Company believes that the women's suit category will continue to grow notwithstanding the "casualization" of dress in the workplace. More women are entering the work force and the current fashion cycle seems to favor structured apparel. The Company's principal retail customers, the department and specialty department stores, are continuing to invest in women's suits because this category is strategically important as a destination department for career women and other women desiring structured, versatile apparel. The Company's growth in the suit category has been assisted by its ability to bring its goods to the forefront of the store by increasing and updating its in-store shops and have been further enhanced by the development of certain areas of its businesses including petite sizes, increasing emphasis on pantsuits and seasonless fabrics. The Company extended its sportswear line through a wide variety of products and the introduction of a full knitwear line with the Fall 1996 delivery.

         The Company's marketing strategy is to maintain and grow all its suit business, while continuing to extend its presence in women' s apparel by focusing on those competitive advantages that have made it the leading marketer of women's suits. The Company believes that its strong Kasper(R) brand name, coupled with its continuous emphasis on excellent fit, high quality and excellent price-to-value relationship, will enable it to expand consumer acceptance of its Kasper(R) dresses and sportswear lines.

         The Company's business strategy is directed at maintaining and enhancing its position as a leader in the United States women's suits market. The Company plans to introduce new products and expand its retail operations, including the opening of one or more full price flagship stores. Implementation of these strategies may require significant investments for advertising, infrastructure, furniture and fixtures, and additional inventory. There can be no assurance that the growth strategies will be successful. The major elements of the Company's business strategy are as follows:

         OFFER QUALITY CAREER WEAR AT REASONABLE PRICE POINTS

         The Company's products are well recognized for their consistently superior quality and fit at prices that offer value to the consumer. The Company intends to continue the evolution of this process whereby the Company's designers work closely with its merchandising, sales and production teams to offer a product that is consistent in quality and fit season after season and reflects current fashion influences.

         INCREASE STORE PENETRATION

         The  Company  distributes  its  products  through  approximately  2,000 department and specialty stores throughout the United States. The Company believes that it has opportunities for increased store penetration in the Kasper and Company(R) sportswear label and in its knitwear business. At the same time, the Company feels it can expand its penetration of the Kasper(R) suit label through increased use of in store shops throughout the department store channel. The Company currently has 600 such shops in place.

         CONTINUE RETAIL STORE EXPANSION

         The Company plans to expand its retail outlet store business by adding 10 to 15 new outlet stores per year over the next several years. The Company currently has 45 retail outlet stores throughout the United States. These stores have provided the Company with an additional distribution channel at favorable profit margins. In addition, the Company is exploring the opening of one or more full price retail outlet stores in key markets, such as New York, Chicago and San Francisco. The full price stores would be a showcase for the Company's products that would give additional credence to the Company's licensing efforts and brand awareness.

         DEVELOP NEW LICENSING OPPORTUNITIES

         The Company currently has several licensing agreements in place for the Nipon trade name. In 1996 these licenses generated approximately $800,000 in revenue. The Company believes there are even greater opportunities to license not only the Nipon name but also the Kasper name.

         EXPAND PRODUCT LINE OFFERINGS

         Over the years, the Company has added new product lines such as LeSuit(TM) to counteract the retailers trend to private label. It has also added the Nina Charles(TM) knitwear line in Fall of 1996 and the b. bennett(TM) line of suits, catering to the younger woman, in Spring 1997. The Company intends to continue its efforts to seek out new promising markets for its existing brands as well as new brands.

PRODUCTS
--------

         The Company participates in three principal areas of the women's apparel market: (i) suits, which include "upper moderate" women's suits sold under the Kasper for ASL(R) brand name; "moderate" women's suits sold under the Le Suit(TM) brand name; suits sold under the Albert Nipon(R) brand name that are priced consistent with the bridge area of the ready-to-wear market; evening suits sold under the Nipon(R) brand name which compete in the designer market, and suits sold under the b. bennett(TM) name, a line of suits catering to the younger woman seeking an updated look; (ii) dresses, which includes Kasper for ASL(R) dresses, a line of "better" career dresses; and (iii) sportswear, which includes Kasper and Company ASL(R) sportswear, a line of sportswear under the Kasper brand name priced between the moderate and better markets and Nina Charles(TM), a better priced knitwear line comprised of two distinct product classifications: better knit dresses and better knit sportswear/separates. Career sportswear are marketed as groups of skirts, pants, jackets, blouses, sweaters and related accessories which, while sold as separates, are coordinated as to styles, color palettes and fabrics and are designed to be worn together or as separates.

         SUITS
         -----

         The Company produces suits which are designed to sell primarily in four price ranges under the brand names Kasper for ASL(R), Le Suit(TM), Albert Nipon(R), and Albert Nipon Evening(TM).

         KASPER FOR ASL(R) SUIT

         Kasper for ASL(R) is a leading brand name in "upper moderate" women's suits, with approximately 70% of the "upper moderate" women's suit market. Suits marketed under the Kasper for ASL(R) brand name represent the core of the Company's business. The Kasper for ASL(R) Suit division seeks to produce a wide variety of high quality, excellent fitting suits at affordable prices, and produces suits in petite, misses and large sizes (large sizes are distributed under the Kasper II(R) brand name). These suits are designed to achieve an updated classic look that can be worn from one season to the next without looking dated. In order to maintain a state of newness in its product inventory and on the retail sales floor, the Kasper for ASL(R) Suit division introduces a new line of suits five times a year. Many of these suits are made of "seasonless" fabrics that can extend the selling and wearing season of the garments. Sales of Kasper for ASL(R), as a percentage of the Company's net sales, for the 1994, 1995 and 1996 fiscal years and the nine months ended October 4, 1997 were approximately 49.3%, 46.2%, 40.5% and 41.5%, respectively. The retail price for suits sold under the Kasper for ASL(R) brand name is $160 to $275.

         LE SUIT(TM)

         The Le Suit(TM) line of suits were introduced to create a less expensive alternative to Kasper for ASL(R) Suits. The Le Suit(TM) division uses the best styles designed for Kasper for ASL(R) Suits for the preceding year with less expensive fabrics maintaining the same level of quality, fit and construction as Kasper for ASL(R) Suits. In addition to regular sizes, the Le Suit(TM) division also produces suits in petite and large sizes. The Le Suit(TM) brand offers an alternative to retailers' private label suits at an attractive price to the retailer without the attendant costs of maintaining their own private label business. Sales of Le Suit(TM), as a percentage of the Company's net sales, for the 1994, 1995 and 1996 fiscal years and the nine months ended October 4, 1997 were approximately 13.6%, 15.3%, 16.9% and 16.5%, respectively. The retail price for suits sold under the Le Suit(TM) brand name is $99 to $189.

         ALBERT NIPON(R) SUIT

         The Albert Nipon(R) Suit division designs and markets suits to compete in the bridge area of the market. These suits, which are primarily distributed to high-end department and specialty stores, are designed to provide higher styling and a more sophisticated look than Kasper for ASL(R) Suits and use more expensive fabrics. In addition to garments in regular sizes, the Albert Nipon(R) division also produces suits in petite sizes. Sales of Albert Nipon(R) Suits, as a percentage of the Company's net sales, for the 1994, 1995 and 1996 fiscal years and the nine months ended October 4, 1997 were approximately 3.1%, 4.2%, 4.5% and 4.2%, respectively. The retail price for suits sold under the Albert Nipon(R) brand name is $275 to $450.

         ALBERT NIPON EVENING(TM)

         The Albert Nipon Evening(R) division designs and markets primarily beaded and sequined evening suits and occupies an unique niche in the suit marketplace. Sales of Albert Nipon Evening(TM) garments, as a percentage of the Company's net sales, for the 1994, 1995 and 1996 fiscal years and the nine months ended October 4, 1997 were approximately 2.8%, 2.0%, 1.5% and 1.6%, respectively. The retail price for garments sold under the Albert Nipon Evening(TM) brand name is $350 to $700.

         B. BENNETT(TM)

         In Spring 1997, the Company introduced the b. bennett(TM) line of suits. This product line is targeted to reach the younger woman seeking a more updated look and offers her an alternative to the classic business suit. The b. bennett(TM) line utilizes distinctive fabrics and trim detail to achieve this look. All garments have the same level of quality and consistent fit as the Company's other products. Sales of b. bennett(TM) garments, as a percentage of the Company's net sales, for the 1997 Interim Period were approximately 1.5%. The retail price for garments sold under the b. bennett(TM) brand name is $199 to $300.

         PRIVATE LABEL

         The Company also designs and manufactures suits for sale under private labels for various department stores. Sales of products for sale under these private labels, as a percentage of the Company's net sales, for the 1994, 1995 and 1996 fiscal years and the nine months ended October 4, 1997 were approximately 14.3%, 12.6%, 14% and 10.2%, respectively. The retail price for suits sold under private labels is $139 to $199.


         DRESSES
         -------

         The Company produces collections of dresses under the Kasper for ASL(R) Dresses brand name, targeted to sell at "better" prices. The Company's strategy is to leverage its position in the career suit market by designing and marketing dresses suitable for the career woman.

         KASPER FOR ASL(R) DRESSES

         The Company believes the Kasper for ASL(R) Dress division is one of the largest "better" dress companies in the United States. The Kasper for ASL(R) Dress division has expanded its line and offers a wide variety of high quality dresses at affordable prices, including career and classic, desk to dinner dresses. Kasper dresses, like Kasper suits, are designed with subtle changes from season to season rather than drastic trends that tend to become outdated quickly. In order to maintain a state of "newness" in its product line, the Kasper for

ASL(R) Dress division introduces a new line of dresses five times a year. Sales of Kasper for ASL(R) Dresses, as a percentage of the Company's net sales, for the 1994, 1995 and 1996 fiscal years and the nine months ended October 4, 1997 were approximately 10.6%, 10.9%, 8.2% and 6.7%, respectively. The retail price for dresses sold under the Kasper for ASL(R) Dresses brand name is $110 to $180.

         SPORTSWEAR

         The Company offers a collection of "better" career sportswear under the brand names Kasper and Company ASL(R) Sportswear and Nina Charles(TM). Products offered in this area of the market are intended for a less formal working environment as well as for casual wear.

         KASPER AND COMPANY ASL(R) SPORTSWEAR

         In 1993, the Company introduced a line of sportswear under the Kasper brand name priced between the moderate and better markets. This was a logical extension that enabled the Company to capitalize on the competitive advantages it had developed with its suit business. The Kasper and Company ASL(R) Sportswear division designs and markets blazers, pants, skirts, knit tops and blouses to be sold as separates. The Kasper and Company ASL(R) Sportswear uses fabrics of similar quality as those used for the suits and maintaining the consistency of excellent fit and quality tailoring. Sales of Kasper and Company for ASL(R) Sportswear, as a percentage of the Company's net sales, for the 1994, 1995 and 1996 fiscal years and the nine months ended October 4, 1997 were approximately 6.3%, 8.8%, 10.6% and 11.5%, respectively. The retail price for garments sold under the Kasper for ASL(R) brand name is $49 to $198.

         NINA CHARLES(TM)

         Nina Charles(TM) for Kasper ASL, also known for its consistency in quality and fit, is a better priced knitwear division comprised of two distinct product classifications: "better" knit dresses and "better" knit sportswear/separates. Both product lines are designed with a modern approach to career dressing. The styles are current but avoid fashion extremes. Sales of Nina Charles(TM) garments, as a percentage of the Company's net sales, for the 1994, 1995 and 1996 fiscal years and the nine months ended October 4, 1997 were approximately 0%, 0%, 3.7% and 5.6%, respectively. The retail price for garments sold under the Nina Charles(TM) brand name is $49 to $199.

DESIGN
------

         The Company designs its products based on seasonal plans that reflect prior seasons' experience, current design trends, economic conditions and management's estimates of the product's future performance. Product lines are developed primarily for the two major selling seasons, spring and fall. The Company also produces lines for the transitional periods within these seasons. As "seasonless" fabrics become increasingly popular in women's apparel, the Company's has integrated these fabrics into its product lines.

         The average lead time from the selection of fabric to the production and shipping of finished goods ranges from approximately eight to nine months. Although the Company retains significant flexibility to change production scheduling, production, for other than private label goods, begins before the Company has received customer orders.

         The Company's design teams travel around the world to select fabrics and colors and stay abreast of the latest design trends and innovations. In addition, the Company monitors the sales of its products to determine changes in consumer trends. In-house designers use a computer-aided design ("CAD") system to customize designs. The Company's designers meet regularly with the piece good and sales departments to review design concepts, fabrics and styles.

         Each of the Company's product lines has its own design team which is responsible for the development and coordination of the product offerings within each line. Once colors and fabrics are selected, production and showroom samples are produced and incorporated into the product line, and the design and sourcing departments begin to develop preliminary production samples. After approval of the samples, production begins. As a line of products is being finalized, customer reaction is evaluated and samples are modified as appropriate.

         After production samples are approved for production, various patterns that will be used to cut the fabric are produced by the Company's team of experienced pattern makers. This process is aided by the use of a computerized marker and grading system.

MANUFACTURING
-------------

         Apparel sold by the Company is manufactured in accordance with its design, detailed specification and production schedules. The Company does not own any significant manufacturing facilities, but contracts for the cutting and sewing of its garments with over 40 contractors located principally in Taiwan, the Philippines, Hong Kong and China. Purchases of finished goods from the Company's four major contractors accounted for 25.4%, 14.6%, 11.7% and 10.6% of the Company's total production during 1996. The Company schedules work with its contractors so that each factory, or at least one floor of each factory, is dedicated 100% to the Company's products, thereby ensuring quality control and continuous flow of merchandise. The Company believes that outsourcing allows it to maximize production flexibility while avoiding significant capital expenditures, work-in-process inventory build ups and costs of managing a large production work force. The Company's production and sourcing staffs in Hong Kong, Taiwan and the Philippines oversee all aspects of apparel manufacturing and production, including quality control, as well as researching and developing new sources of supply. Although the Company does not have any long-term agreements with any of its manufacturing contractors it has had long-term mutually satisfactory relationships with its four principal contractors and has engaged each of them for more than 15 years. The Company allocates product manufacturing among contractors based on the contractor's capabilities, the availability of production capacity and quota, quality, pricing and flexibility in meeting changing production requirements on relatively short notice. The Company is able to maintain low cost production through high unit volume and captive manufacturing facilities as it has products manufactured 52 weeks per year.

         In order to ensure the continuous flow of current merchandise, the Company maintains an inventory of piece goods in base cloths and colors at its Hong Kong facility, as well as at various contractors. This enables the Company to manufacture its products on a constant basis, keeping manufacturing facilities busy during the slower time periods thus freeing up these facilities for manufacture of the more recently designed products with a lesser lead time. By keeping a steady flow of production to its contractors, the Company is able to retain its dominant position in the contractors facility and allow for the continuous flow of its products.

QUALITY CONTROL
---------------

         The Company's comprehensive quality control program is designed to ensure that purchased piece goods and finished goods meet the Company's exacting standards. The Company monitors the quality of its fabrics and approves "strike-offs" prior to the production of such fabrics. Production samples are submitted to the Company for approval prior to production. The Company maintains a quality control staff who, in addition, to the contractors' own quality control staff, inspect prototypes of each garment before production runs are commenced and perform random in-line quality control checks during production and after production before the garments leave each contractor's premises. In addition, inspectors perform quality control at the Company's distribution center in New Jersey, where each style is measured against detailed specifications, and each garment undergoes a sewing, button and thread inspection and is then steamed in a state-of-the-art steam tunnel and pressed. Garments are selected at random from shipments received in the distribution center and sent to New York for inspection and approval by the production and sales staff before shipment. The Company believes that its policy of inspection at the offshore contractors' facilities, together with the inspection and refinishing at its distribution center, are essential to maintaining the quality and reputation that its garments enjoy.

         The Company permits garments to be returned for credit by its customers. Average returns of the Company's products for the 1994, 1995 and 1996 fiscal years and the 1997 Interim Period were less than 1.9% of net sales.

SUPPLIERS
---------

         Generally, the raw materials required for the manufacturing of the Company's products are purchased directly by the Company. Raw materials, which are in most instances made and/or colored especially for the Company, consist principally of piece goods and yarn. Purchases from the Company's four major suppliers, accounted for 34.0%, 14.8%, 9.4%, and 4.3%, respectively, of the Company's total purchases of raw materials for 1996. The Company's transactions with its suppliers are based on written instructions issued by the Company from time to time and, except for these instructions, the Company has no written agreements with its suppliers. However, the Company has experienced little difficulty in satisfying its raw material requirements and considers its sources of supply adequate.

DISTRIBUTION
------------

         The Company operates a 300,000 square foot distribution and refinishing center in Secaucus, New Jersey. To ensure that each of its retail customers receives the merchandise ordered in excellent condition, all apparel produced for the Company is processed through the Company's distribution center before delivery to the retail customer. No merchandise is drop-shipped directly from the contractor to the customer.

         The Company sells approximately 98% of its products within the United States. The Company distributes its products through approximately 1,400 department stores and specialty retailer accounts throughout the United States and Canada representing approximately 2,000 locations. Department stores accounted for approximately 68%, 77%, 72%, and 73% of the Company's sales for the 1994, 1995 and 1996 fiscal years and the nine months ended October 4, 1997, respectively. Federated Department Stores, May Merchandising Co. and Dillards Department Stores accounted for approximately 18%, 15% and 11% of total sales, respectively, for fiscal 1996. Sales to any individual store unit of either Federated Department Stores, May Merchandising Co. and Dillards Department Stores did not exceed 4.7% of net sales. While the Company believes that purchasing decisions are generally made independently by each department store, in some cases the trend may be toward more centralized purchasing decisions. The Company's 10 largest customers accounted for approximately 70% of the Company's total sales during 1996. A decision by one or more of such substantial customers, whether motivated by fashion concerns, financial difficulties, or otherwise, to decrease the amount of merchandise purchased form the Company or to cease carrying the Company's products could materially adversely affect the financial condition and operations of the Company.

         The Company has a direct sales staff of 46 sales employees, of which 30 are located in New York and 16 are located in Dallas, Texas. The Dallas sales staff consists of two full-time employees and fourteen part-time employees. All sales personnel are salaried. The Company also uses commissioned agents at three regional showrooms in the United States. In addition, senior management is actively involved in selling to major accounts. Products are marketed to department stores and specialty retailing customers during the "market weeks," which are generally four to six months in advance of the five corresponding industry selling seasons. The Company also has a sales office in London comprised of 7 employees.

         The Company employs a cooperative advertising program with its major retail accounts, whereby it contributes to the cost of its retail accounts' advertising programs. An important part of the marketing process includes prominent displays of the Company's products in retail accounts' sales brochures.

         The Company expects that its continuing emphasis on its retail relationships with strong in-store marketing support will enable it to secure broad retail distribution for its new and expanding apparel lines with good in-store placement. The Company's retail relationships are long-standing, at senior retail management levels. In 1993, the Company began implementing its in-store Kasper for ASL(R) shops, which average 800 square feet and dominate the retail floor with presentation of an in-depth Kasper for ASL(R) suit line. The Company provides all of the necessary fixtures in return for store commitments on location and average inventory levels. At October 4, 1997, the Company had 600 Kasper(R) in-store shops. The Company plans to continue to expand this program to stores which historically have had strong Kasper(R) sales and are willing to provide prominent floor placement and commit to minimum average inventory levels.

         The Company maintains a staff of 13 regional specialists who service the department stores carrying the Company's products, focusing principally on the Kasper for ASL(R) suit line. Retail specialists visit each of their assigned stores several times a year, depending on the store's volume, to track stock and sales at each store, conduct training seminars and provide assistance in displaying the products, collect information on the positioning and appearance of the Company's products in each store and interact with and assist the store's customers both informally and at fashion shows organized by the specialists. These regional specialists provide written reports to the Company's management and to store management, with the goal of assisting each store to optimize sales and margins.

         Of the approximately 2,000 stores that carry the Company's products, regional specialists track approximately 800 of the largest locations which, in fiscal 1996, aggregated approximately 60% of the Kasper suit sales. Approximately 100 selling specialists, at the highest volume Kasper(R) in-store boutiques, also report weekly to the Company on sales and inventory positions. Although these selling specialists are store employees, they are trained by the Company and can earn Kasper(R) suits from the Company as incentive bonuses for above average performance. The Company expects to continue to increase the number of selling specialists as it identifies motivated sales people who are willing to assume the additional responsibilities. The Company believes that this in-house marketing support is instrumental in maintaining its competitive position.

RETAIL OUTLET STORES
--------------------

         In July 1995, the Company commenced its retail outlet store program to establish another distribution channel for its products and to take advantage of the current consumer trend towards shopping at "company outlet" stores. At October 4, 1997, the Company operated 45 retail outlet stores which represented approximately 7.1% and 10.6% of total sales for the 1996 fiscal year and the nine month period ended October 4, 1997. These stores, which stock current line merchandise, are generally located in an outlet center mall where other women's apparel companies have established retail outlet stores. The Company believes the retail outlet stores help develop customer awareness of the Company's brand names while allowing management to control the price range of its products.

TRADEMARKS
----------

         The Company is the holder of several registered marks in the United States, including Kasper(R), Kasper for ASL(R), Kasper II(R), Kasper for ASL Petite(R), Kasper and Company(R), Kasper and Company Petite(R), Kasper Dress(R), Kasper Dress Petite(R), Albert Nipon(R), Nipon Boutique(R), Executive Dress by Albert Nipon(R), Nipon Night(R), Albert Nipon Suits(R), Nipon Studio(R). The Company believes its ability to market its products under the Marks is a substantial factor in the success of the Company's products. The Company relies primarily upon a combination of trademark, copyright, know-how, trade secrets, and contractual restrictions to protect its intellectual property rights. The Company believes that such measures afford only limited protection and, accordingly, there can be no assurance that the actions taken by the Company to establish and protect its trademarks, including the Marks, and other proprietary rights will prevent imitation of its products or infringement of its intellectual property rights by others, or prevent the loss of revenue or other damages caused thereby. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or obtain and use information that the Company regards as proprietary. In addition, there can be no assurance that one or more parties will not assert infringement claims against the Company; the cost of responding to any such assertion could be significant, regardless of whether the assertion is valid.

IMPORTS AND IMPORT RESTRICTIONS
-------------------------------

         The Company's transactions with its foreign manufacturers and suppliers are subject to the risks of doing business abroad.

         The Company's import operations are subject to constraints imposed by bilateral textile agreements between the United States and a number of foreign countries, including Taiwan, South Korea, and Hong Kong. These agreements, which have been negotiated bilaterally either under the Arrangement Regarding International Trade in Textiles, known as the Multifiber Agreement, and other applicable statues, impose quotas on the amounts and types of merchandise which may be imported into the United States from these countries. These agreements also allow the United States to impose restraints at any time on the importation of categories of merchandise that, under the terms of the agreements, are not currently subject to specified limits. The Company's imported products are also subject to United States customs duties which comprise a material portion of the cost of the merchandise. A substantial increase in customs duties could have an adverse effect on the Company's operating results. The United States and the countries in which the Company's products are produced or sold may, from time to time, impose new quotas, duties, tariffs, or other restrictions, or adversely adjust prevailing quota, duty, or tariff levels, any of which could have a material adverse effect on the Company.

         The Company monitors duty, tariff and quota-related developments and continually seeks to minimize its potential exposure to quota-related risks through, among other measures, geographical diversification of its manufacturing sources, the maintenance of overseas offices, allocation of production to merchandise categories where more quota is available and shifts production among countries and manufacturers.

         The Company's imported products are also subject to United States custom duties and duties imposed in the ordinary course of business.

         The United States and the other countries in which the Company's products are manufactured may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adversely adjust presently prevailing quotas, duty or tariff levels, which could adversely affect the Company's operations and its ability to continue to import products at current or increased levels. The Company cannot predict the likelihood or frequency of any such events occurring.

         Because the Company's foreign manufacturers are located at greater geographic distances from the Company, the Company is generally required to allow greater lead time for foreign orders, which reduces the Company's manufacturing flexibility. Foreign imports are also affected by the high cost of transportation into the United States. These costs are generally offset by the lower labor costs.

         In addition to the factors outlined above, the Company's future import operations may be adversely affected by political instability resulting in the disruption of trade from exporting countries, any significant fluctuation in the value of the dollar against foreign currencies and restrictions on the transfer of funds.

BACKLOG
-------

         As of October 4, 1997, the Company had unfilled customer orders of approximately $77.4 million, compared to approximately $75.0 million of such orders at September 28, 1996, an increase of 3.2% over the comparable period in 1996. These amounts include both confirmed orders for shipment within the next six months and unconfirmed orders which, the Company believes, based on industry practice and past experience, will be confirmed. The amount of unfilled orders at a particular time is affected by a number of factors, including the scheduling of the manufacture and shipping of the product, which in some instances is dependent on the desires of the customer. Accordingly, a comparison of unfilled orders from period to period is not necessarily meaningful and may not be indicative of eventual actual shipments.

COMPETITION
-----------

         Competition is strong in the areas of the fashion industry in which the Company operates. The Company competes with numerous designers and manufacturers of apparel and accessory products, domestic and foreign, none of which accounts for a significant percentage of total industry sales, but some of which are significantly larger and have substantially greater resources than the Company. The Company's business depends, in part, on its ability to shape and stimulate consumer tastes and demands by producing innovative, attractive, and exciting fashion products, as well its ability to remain competitive in the areas of design and quality.

         The Company competes primarily on the basis of consistency of quality and fit, design, diversity of its product lines and service to its retail customers. The Company's principal competitors are Seville, Jones New York, Bicci and Liz Claiborne and department stores' private labels. The Company believes that its competitive advantages at the customer and retail levels have served to modulate its competition in the "upper moderate" women's suit category. These competitive advantages include excellent quality and consistent fit of the garments with high price-to-value relationship, long-standing relationships with fabric suppliers, low-cost but high-quality production through high unit volume and captive manufacturing facilities, and long-standing relationship with retailers.

EMPLOYEES
---------

         At October 4, 1997, the Company had approximately 990 employees including 687 full-time employees and 303 part-time employees. Of the 687 full-time employees, approximately 83 are employed in executive, managerial, administrative, clerical and office positions, approximately 91 in design, 270 in distribution, 97 in production, 46 in sales and marketing and 100 in retail sales. Of the 303 part-time employees, approximately 289 are employed in the Company's retail outlet stores and 14 in the Dallas showroom. Approximately 350 of the Company's 990 employees are members of UNITE, the Union representing the Needle Trades, Industrial and Textile Employees, which has a 3 year labor agreement with the Company expiring on May 31, 2000. The Company considers its relations with its employees to be satisfactory.

PROPERTIES
----------

         The Company's principal executive office, warehousing and distribution facilities are located in a 289,894 square foot facility located in Secaucus, New Jersey. The Company leases its headquarters facility from Hartz Import
Associates. The lease, which expires on December 31, 2006, requires an annual average rent payment of approximately $1.4 million during the term of the lease.

         At October 4, 1997, the Company operated 45 retail outlet stores, of which approximately 18 stores are currently operating on month-to-month leases. The Company is currently negotiating five-year leases for all such 18 store locations. The majority of all the new stores are leased under five-year leases. The average store size is approximately 2,700 square feet, ranging from a minimum of 1,500 square feet to a maximum of 5,700 square feet.

LEGAL PROCEEDINGS
-----------------

         During 1988, Leslie Fay purchased substantially all of the assets of Albert Nipon, Inc., including, without limitation, the "Nipon" trademarks and tradenames. As part of such transaction, Albert Nipon and Pearl Nipon (collectively, the "Nipons"), each entered into employment contracts with Leslie Fay (the "Nipon Employment Contracts"), which contracts were rejected by Leslie Fay during the course of the Chapter 11 cases. Both of the foregoing agreements contain non-competition covenants.

         On January 4, 1995, the Nipons commenced an adversary proceeding against Leslie Fay in the U.S. Federal Bankruptcy Court in New York (the "Nipon Complaint"), pursuant to which the Nipons sought a declaratory judgment that they are not bound or restricted by the non-competition covenants set forth in the Nipon Employment Contracts. By motion dated April 3, 1995, Leslie Fay sought to dismiss the Nipon Complaint pursuant to Rule 7012 of the Federal Rules of Bankruptcy Procedure and Rule 12(b)(1) of the Federal Rules of Civil Procedure for lack of subject matter jurisdiction because insufficient facts were presented to establish a judiciable controversy, and directed the parties to engage in mediation of the issues raised in the Nipon Complaint. After oral argument, the Bankruptcy Court deferred ruling on Leslie Fay's motion and appointed a mediator to attempt to reconcile the parties' differences. The mediation concluded in an impasse and, thereafter, by opinion dated September 21, 1995, the Bankruptcy Court granted Leslie Fay's motion to dismiss the adversary proceeding pending the Nipons' filing of an amended complaint within thirty days. Because the Nipons failed to file an amended complaint setting forth a justiciable case or controversy, the court dismissed the Nipon Complaint on or about October 30, 1995.

         On February 27, 1996, Albert Nipon, together with American Pop Marketing Group, Inc., filed a second complaint against Leslie Fay and the Leslie Fay Licensing Corporation (the "Second Complaint") alleging breach of contract and requesting, INTER ALIA, a declaration that Nipon may use his name in a manner outlined in the Second Complaint and as contained in Opinion Letters of his special trademark/tradename counsel. Leslie Fay and the Leslie Fay Licensing Corporation served an answer to the complaint and simultaneously filed a counterclaim against the Nipon parties for, INTER ALIA, trademark infringement of Leslie Fay's federally registered "NIPON" trademarks. Following the conclusion of discovery, the Court and the parties agreed to have the matter resolved based on a stipulated record. The parties thereafter negotiated to certain stipulated facts, submitted contentions of fact as to the remaining factual issues, and prepared memoranda of law. The parties further agreed to reserve briefing and argument on Nipon's claims for breach of contract and tortious interference and Leslie Fay's claims for damages and attorney's fees until after the Court issues its decision on the core trademark claims. Oral argument in respect of these issues was held on May 9, 1997. The matter is currently pending before the Court.

         On November 17, 1997, the Company's wholly-owned subsidiary, Asia Expert, Ltd. received a letter from the United States Customs Service stating that a monetary claim in the amount of $694,860 was being contemplated against Asia Expert, Ltd. as a result of an alleged trans-shipment of goods in late 1995 from China by a contractor. At this time, the case is in the preliminary stages of investigation. However, it is the Company's position that its subsidiary did not knowingly or intentionally participate in any violation of U.S. Custom laws and the Company intends to vigorously pursue all appropriate legal defenses.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The Company's directors, executive officers and key employees are as follows:

NAME                    AGE                     POSITION
----                    ---                     --------

Arthur S. Levine        57    Chairman of the Board and Chief Executive Officer
Clifford B. Cohn        46    Director (1)
William J. Nightingale  68    Director (1)
Larry G. Schafran       59    Director (1)
Robert L. Sind          64    Director (1)
Olivier Trouveroy       42    Director (1)
Gregg I. Marks          45    President
Lester E. Schreiber     48    Chief Operating Officer and Director (1)
Dennis P. Kelly         50    Chief Financial Officer
Barbara Bennett         45    Vice President - Design
Peter Eng               43    Vice President - Piece Goods
Leonard Feinberg        45    President - Knitwear Group
Peter Huang             62    Director of Production - Taiwan/Philippines
Peter Lee               49    Managing Director - Asia Expert, Ltd.


         (1) All the directors of the Company have served in such capacity since June 1997.

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------

         The Company's directors and executive officers and key employees are as follows:

         ARTHUR S. LEVINE, the Chairman of the Board and Chief Executive Officer of the Company, has been in the apparel business all his career having started with Stacy Ames. In 1975, Mr. Levine established Sassco Fashions, Ltd. which he then sold to Leslie Fay in May 1980 and since that date has operated the Company as an autonomous entity. Mr. Levine is responsible for the Company's dominance in the suit business. This has been accomplished through his emphasis on product, quality, fit and value. His attention to detail and consistency of product (fit and make) has propelled Kasper to its number one position in the suit marketplace.

         CLIFFORD B. COHN is an attorney and principal of Cohn & Associates, a private law practice he established in September 1994. Prior to organizing Cohn & Associates, Mr. Cohn was affiliated with the law firm of Sernovitz & Cohn for a period of two years. Mr. Cohn also serves as a director of Publicker Industries, a diversified investment company and an affiliated company of Balfour Investors Incorporated, a shareholder and Noteholder of the Company's Securities. Mr. Cohn has been a director of Leslie Fay since June 1997.

         WILLIAM J. NIGHTINGALE is currently a Senior Advisor of Nightingale & Associates, LLC, a general management consulting firm, and has served in various capacities with the firm, including Chairman and Chief Executive Officer, since July 1975. Mr. Nightingale is also a director of Leslie Fay, a position he has held since June 1997 and a director of Rings End, Inc., Tune Up Masters, Inc.; and a trustee of the Churchill Tax Free Fund of Kentucky, Churchill Cash Reserves Trust, and Narragansett Insured Tax Free Income Fund.

         LARRY G. SCHAFRAN, has served as the managing general partner of L.G. Schafran & Associates, a real estate investment and development firm, since October 1984. Mr. Schafran is also Chairman of the Board of Delta-Omega Technologies, Inc., a specialty chemical company involved in the research, development, manufacturing and marketing of environmentally safe products that have applications in soil remediation. He also serves as a director of Publicker Industries, a diversified investment company and an affiliated company of Balfour Investors Incorporated, a shareholder and Noteholder of the Company's Securities.

         ROBERT L. SIND has been the president and chief executive officer of Recovery Management Corporation, an operating and financial management company which he founded with a group of experienced industry and operating professionals, having served over 40 companies since its inception in May 1984. Previously, Mr. Sind had been an investment banker, and had held senior corporate operating and financial positions, including Londontown Manufacturing Company, Beker Industries Corp., and more recently, was chief operating officer of Nice-Pak Products, Inc. Mr. Sind has been a director of Leslie Fay since June 1997.

         OLIVIER TROUVEROY has served as the managing partner of ING Equity Partners, a private equity investment firm, and its predecessors since February 1992. Mr. Trouveroy also serves as a director of Cost Plus, Inc., a specialty retailing company, and American Communications Services, Inc., a telecommunications company.

         GREGG I. MARKS, the President of the Company, has been affiliated with the Company since August 1983 and has held the position of President since January 1989. Mr. Marks has been an integral part of the Company's growth through the development of numerous marketing strategies. Mr. Marks maintains numerous relationships with the management of all major customers, balancing the various product lines of the Company with the needs of the stores, and ultimately, the consumer. He is directly responsible for the supervision of the Kasper suit line sales staff and the heads of all other divisions report directly to him. Prior to joining the Company in August 1983, Mr. Marks served as sales manager at Suits Galore, a manufacturer of women's suits, for a period of two years.

         LESTER E. SCHREIBER has served as Chief Operating Officer since May 1996 and a Director of the Company since June 1997. Mr. Schreiber's responsibilities constitute the overall general management of the Company including all administrative areas as well as the operations of the Company's reprocessing and distribution center. Prior to becoming Chief Operating Officer of the Company, Mr. Schreiber served as Vice President of Operations from January 1989 to April 1996. Prior to joining the Company, Mr. Schreiber was Chief Financial Officer and Vice President of Operations at Maytex Mills, a manufacturer and distributor of household furnishings from March 1987 to December 1988.

         DENNIS P. KELLY, Chief Financial Officer, has been affiliated with the Company since May 1995. Mr. Kelly is responsible for all financial and accounting functions of the Company as well as personnel. Prior to joining the Company, Mr. Kelly worked in several executive positions, most recently as Vice President and Controller of Crystal Brands, Inc., a diversified apparel and jewelry manufacturer from October 1985 to February 1995. Mr. Kelly is a certified public accountant and an attorney.

KEY EMPLOYEES

         The   following   key   employees  of  the  Company  make   significant
contributions to the operations of the Company:

         BARBARA BENNETT, Vice President - Design, joined the Company in October 1980. As head of the Company's in-house design studio, Ms. Bennett is responsible for coordinating the input she receives from the Company's sales staff, her design staff, and her analysis of the market to oversee the design of each of the Company's product lines on a timely basis. Ms. Bennett travels frequently to Europe and monitors the domestic market to keep abreast of fashion trends. In addition, Ms. Bennett works with key customers and is involved in the development of the Company's computer design system. Prior to joining the Company, Ms. Bennett was a designer at Leslie Fay for two years.

         PETER ENG, Vice President - Piece Goods, joined the Company in November 1982. Mr. Eng is responsible for the development of new fabrics as well as variations of current fabrics. Mr. Eng travels through Europe in search of new ideas and trends, and to the Far East to ensure that the fabrics purchased by the Company meet the Company's specifications. As a result, Mr. Eng has developed key relationships with the management of the Company's contractors and suppliers.

         LEONARD FEINBERG, President - Knitwear Group, joined the Company in September 1995 to establish the Nina Charles(TM) knitwear line. Prior to joining the Company, Mr. Feinberg was a principal from January 1994 to August 1995 of the Nina Patrick Company, a women's knitwear company. From December 1982 to December 1993, Mr. Feinberg served as President of Leslie Fay's Outlander Division for a period of 11 years.

         PETER HUANG, Director of Production - Taiwan/Philippines, has been affiliated with the Company since April 1977. Through his long-standing relationships with the Company's production factories and his staff, Mr. Huang is responsible for the timeliness of the Company's deliveries and ensuring the adherence to the Company's standards of quality.

         PETER LEE, Director - Asia Expert, Ltd., joined the Company in January 1997 as Managing Director of the Hong Kong buying office. Prior to joining the Company, Mr. Lee served for 25 years as Vice President in charge of administration and production in Taiwan and the Philippines for Carnival Textiles, a publicly traded Taiwan company and one of the Company's largest suppliers.

COMMITTEES
----------

         On June 10, 1997, the Board of Directors established an Audit Committee, a Compensation Committee and a Finance Committee.

         The Company's Audit Committee is currently composed of Messrs. Nightingale, Schafran and Sind. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, and to determine, through discussions with the independent auditors, whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation.

         The Compensation Committee is currently composed of Messrs. Trouveroy, Cohn and Schafran. The function of the Compensation Committee is to review and recommend to the Board of Directors policies, practices and procedures relating to compensation of key employees and to administer employee benefit plans.

         The Finance Committee is currently composed of Messrs. Sind, Trouveroy, Cohn, Nightingale, and Schafran. The function of the Finance Committee is to evaluate and review on a continuing basis specific financing programs and requirements to meet the near and long-term needs of the Company; to advise management on the Company's business plans and budgets; to review the organization and functions of the

Company's finance department; and to participate in the development and implementation of the investment and the investor programs.

COMPENSATION OF DIRECTORS
-------------------------

         Each Director who is not an employee of the Company is paid for service on the Board of Directors a retainer at the rate of $40,000. Each current non-employee Director also received an option to purchase 20,000 shares of Common Stock. Such options vest ratably over the first three anniversaries of the date of grant and are exercisable at a price of $14.00 per share. The Company also reimburses each Director for reasonable expenses in attending meetings of the Board of Directors. Directors who are also employees of the Company are not separately compensated for their services as Directors.

EXECUTIVE COMPENSATION
----------------------

         The following table sets forth information concerning the annual compensation paid by the Company for services rendered during the fiscal year ended December 28, 1996 and expected to be paid during the fiscal year ending December 31, 1997 to each of the Company's executive officers whose total compensation exceeded or is expected to exceed $100,000 and to all executive officers of the Company as a group.

                           SUMMARY COMPENSATION TABLE


NAME AND PRINCIPAL POSITION                                  LONG-TERM
                                    ANNUAL COMPENSATION     COMPENSATION
                                    -------------------     ------------
                                                             SECURITIES
                                                             UNDERLYING    ALL OTHER
                               YEAR      SALARY       BONUS    OPTIONS   COMPENSATION
                               ----      ------       -----    -------   ------------
Arthur S. Levine
   Chairman of the Board and   1997   $1,200,000   $     --(1)    --    $1,504,010 (2)
   Chief Executive Officer     1996   $  100,000   $   65,000     --    $3,418,732 (3)
Gregg I. Marks                 1997   $  500,000   $  370,000     --    $   15,428 (4)
     President                 1996   $  260,000   $  474,200     --    $   11,228 (5)
Lester E. Schreiber            1997   $  162,580   $   62,500     --    $   16,060 (6)
     Chief Operating Officer   1996   $  100,080   $  131,500     --    $   15,310 (7)
Dennis P. Kelly                1997   $  150,000   $   60,000     --    $      348 (8)
     Chief Financial Officer   1996   $  150,000   $   60,000     --    $      348 (8)
Barbara Bennett                1997   $  600,000   $   50,000     --    $    3,218 (9)
     Vice President - Design   1996   $  600,000   $   50,000     --    $    1,477 (9)
All Executive Officers as a    1997   $2,012,580   $  492,500     --    $1,535,846
group (4 persons)              1996   $  610,080   $  730,700     --    $3,445,618

----------

(1) Mr. Levine's employment agreement with the Company provides for a bonus commencing in the 1998 fiscal year in an amount between $500,000 and $1.5 million based upon the fulfillment of certain EBITDA hurdles for the fiscal years 1998, 1999 and thereafter.
(2) Includes $450 in Group Term Life Insurance, $15,640 in automobile allowance and $1,487,920 in consulting fees. See "Certain Transactions."
(3) Includes $450 in Group Term Life Insurance, $15,640 in automobile allowance and $3,402,642 in consulting fees. See "Certain Transactions."
(4) Includes $428 in Group Term Life Insurance and $15,000 in automobile allowance.
(5) Includes $428 in Group Term Life Insurance and $10,800 in automobile allowance.
(6) Includes $160 in Group Term Life Insurance and $15,900 in automobile allowance.
(7) Includes $160 in Group Term Life Insurance and $15,150 in automobile allowance.
(8)  Represents $348 in Group Term Life Insurance.
(9) Represents $1,218 in Group Term Life Insurance for fiscal 1997 and fiscal 1996 and a clothing allowance of $2,000 and $259 for fiscal 1997 and fiscal 1996, respectively.

EMPLOYMENT AGREEMENTS
---------------------

         The Company has entered into a five-year employment agreement dated June 4, 1997 with Mr. Levine which provides for an annual compensation of $2 million. In addition to the base compensation, the agreement provides for a bonus commencing in the 1998 fiscal year in an amount between $500,000 and $1.5 million based upon the fulfillment of certain EBITDA hurdles for the fiscal years 1998, 1999 and thereafter. The Company does not maintain a key person life insurance policy on the life of Mr. Levine. The loss of Mr. Levine could have a material adverse effect on the Company's business if a suitable replacement or replacements could not be promptly found.

         The employment agreement requires Mr. Levine to provide at least 30 days' notice of intent to terminate the agreement. In addition, the employment agreement provides that following termination, other than termination by Mr. Levine for "good reason" (as defined in the agreement) or by the Company without "cause" (as defined in the agreement) Mr. Levine shall not participate or engage in, either directly or indirectly, any business activity that is directly competitive with the Company for the balance of the original term of the employment agreement.

         The Company is currently negotiating employment agreements with Messrs. Schreiber and Marks.

1997 MANAGEMENT STOCK OPTION PLAN
---------------------------------

         On December 2, 1997, the Board of Directors approved the 1997 Management Stock Option Plan (the "Management Plan"). To date, the Company has issued Management Options to purchase 1,753,459 shares of Common Stock, which upon issuance will represent approximately 20.5% of the Company's outstanding Common Stock. Such options are exercisable at $14.00 per share and vest as follows: 25% vested immediately with 15% vesting annually thereafter on June 4 from the years 1998 to 2002. The Management Options expire on December 1, 2005.

         The Management Plan provides for the grant to officers and employees of and consultants to the Company and its affiliates who are responsible for or contribute to the management, growth and profitability of the Company of options to purchase Common Stock. The total number of shares of Common Stock for which options may be granted under the Plan is 2,500,000 shares. No participant may be granted stock options covering in excess of 1,500,000 shares of Common Stock over the life of the Management Plan. Management Options are not transferable by the optionee other than by will or the laws of descent and distribution or to facilitate estate planning, and each option is exercisable during the lifetime of the optionee only by such optionee.

         The Management Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Management Options granted as of the dated hereof are nonqualified stock options. The term of each option granted pursuant to the Management Plan may be established by the Committee, in its sole discretion; provided, however, that the maximum term of each option granted pursuant to the Management Plan is eight years. Options shall become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual option agreement.

NON-EMPLOYEE DIRECTOR STOCK OPTIONS
-----------------------------------

         On June 10, 1997, the Board of Directors approved the grant of stock options ("Director Options") to purchase 20,000 shares of Common Stock to each of its five non-employee directors. Each option has an exercise price of $14.00 per share and a term of ten years vesting ratably over three years. Director Options are not transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding (i) the beneficial ownership of the Common Stock as of December 2, 1997 based upon the most recent information available to the Company for (i) each person known by the Company who owns beneficially more than five percent of the Common Stock,
(ii) each of the Company's executive officers and directors and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 77 Metro Way, Secaucus, New Jersey 07094.


NAMES AND ADDRESS OF BENEFICIAL OWNER
                                               NUMBER OF SHARES    PERCENTAGE OWNERSHIP
                                              BENEFICIALLY OWNED    OF COMMON STOCK
                                              ------------------    ---------------
Arthur S. Levine                                   341,333(1)          4.8%
Clifford B. Cohn                                     6,667(2)            *
William J. Nightingale                               6,667(2)            *
Larry G. Schafran                                    6,667(2)            *
Robert L. Sind                                       6,667(2)            *
Olivier Trouveroy                                    6,667(2)            *
Gregg I. Marks                                      42,767(3)          0.6%
Lester E. Schreiber                                 21,384(4)          0.3%
Dennis P.  Kelly                                      --                 *
ING Equity Partners, L.P. I
135 East 57 Street
New York, N.Y.  10022                              610,971(5)          8.8%
Officers and Directors as a group (9 persons)      438,819(6)          6.1%

----------------------

(1) Includes 310,063 shares of Common Stock issuable upon exercise of currently exercisable Management Options, 6,254 shares of Common Stock subject to the Holdback and 25,016 shares issued to Alco Design Associates, Inc.
(2) Includes 6,667 shares of Common Stock issuable upon exercise of currently exercisable options.
(3) Includes 42,767 shares of Common Stock issuable upon exercise of currently exercisable Management Options.
(4) Includes 21,384 shares of Common Stock issuable upon exercise of currently exercisable Management Options.
(5) Includes 119,043 shares of Common Stock subject to the Holdback. Mr. Trouveroy, a director of the Company, is a partner of ING Equity Partners, L.P. He disclaims beneficial ownership of all securities beneficially owned by ING Equity Partners, L.P.
(6) Includes 407,549 shares of Common Stock issuable upon exercise of currently exercisable Management Options.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

         The Company has issued an aggregate of 6,800,000 shares of Common Stock and 12.75% Senior Notes in the aggregate principal amount of $110 million. Of such Common Stock and Senior Notes, 1,350,131 shares of Common Stock and $12,141,438 principal amount of Senior Notes were issued to the Selling Stockholders and are being offered pursuant to this Prospectus. The Selling Stockholders may effect sales of shares of Common Stock and Senior Notes from time to time by themselves, their pledgees and/or their donees, in transactions (which may include block transactions) on the over-the-counter market, in negotiated transactions, through the writing of options on the Common Stock or Senior Notes or a combination of such methods of sale, at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Stockholders, their pledgees and/or their donees, may effect such transactions by selling Common Stock and Senior Notes directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Company has agreed to bear all expenses in connection with the registration of the Securities. The Selling Shareholders shall pay any underwriting discounts or commissions relating to the Securities sold by them pursuant to this Prospectus.

         The Selling Stockholders, their pledgees and/or their donees, and any broker-dealers that act in connection with the sale of the shares of the Securities as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares of the Securities as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders, their pledgees and/or their donees, may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Securities against certain liabilities, including liabilities arising under the Securities Act.

         The following table sets forth certain information with respect to persons for whom the Company is registering the Securities for resale to the public. Beneficial ownership of the Securities by such Selling Shareholders after the offering will depend on the number of Selling Shareholders' Securities sold by each Selling Stockholder.

                                                         BENEFICIAL           MAXIMUM
                                                         OWNERSHIP           AMOUNT TO
                                                     PRIOR TO OFFERING        BE SOLD
                                                     -----------------        -------
SELLING SHAREHOLDER
COMMON STOCK
   Betje Partners                                          8,732(1)           8,732(1)
   Phaeton BVI                                            17,336(2)          17,336(2)
   Phoenix Partners                                       25,054(3)          25,054(3)
   Endowment Restart                                      44,603(4)          44,603(4)
   Morgens Waterfall Income Partners                      23,344(5)          23,344(5)
   Restart Partners I, L.P.                              141,137(6)         141,137(6)
   Restart Partners II, L.P.                             210,944(7)         210,944(7)
   Restart Partners III, L.P.                            147,932(8)         147,932(8)
   Restart Partners IV, L.P.                              89,015(9)          89,015(9)
   Restart Partners V, L.P.                               31,063(10)         31,063(10)
   ING Equity Partners, L.P. I                           610,971(11)        610,971(11)


                                      -42-





TOTAL SHARES OF COMMON STOCK                           1,350,131          1,350,131

SENIOR NOTES (12)
   Betje Partners                                        $31,170(13)        $31,170(13)
   Phaeton BVI                                           $61,884(14)        $61,884(14)
   Phoenix Partners                                      $89,434(15)        $89,434(15)
   Endowment Restart                                    $159,217(16)       $159,217(16)
   Morgens Waterfall Income Partners                     $83,330(17)        $83,330(17)
   Restart Partners I, L.P.                             $503,808(18)       $503,808(18)
   Restart Partners II, L.P.                            $752,995(19)       $752,995(19)
   Restart Partners III, L.P.                           $528,061(20)       $528,061(20)
   Restart Partners IV, L.P.                            $317,750(21)       $317,750(21)
   Restart Partners V, L.P.                             $110,884(22)       $110,884(22)
   General Motors Retirement Program for Salaried
   Employees High Yield Account                         $800,000           $800,000
   The Prudential Series Fund, Inc. High Yield Bond
   Portfolio                                          $2,200,000         $2,200,000
   Dreyfus Short-Term High Yield Fund                 $1,317,519         $1,317,519
   Dreyfus Premier Limited Term High Income           $3,000,000         $3,000,000
   ING Equity Partners, L.P. I                        $2,185,386(23)     $2,185,386(23)

TOTAL SENIOR NOTES                                    $12,141,438        $12,141,438

----------------------

(1)  Includes 1,615 shares of Common Stock subject to the Holdback.
(2)  Includes 3,206 shares of Common Stock subject to the Holdback.
(3)  Includes 4,633 shares of Common Stock subject to the Holdback.
(4)  Includes 8,248 shares of Common Stock subject to the Holdback.
(5)  Includes 4,317 shares of Common Stock subject to the Holdback.
(6)  Includes 26,099 shares of Common Stock subject to the Holdback.
(7)  Includes 39,007 shares of Common Stock subject to the Holdback.
(8)  Includes 27,355 shares of Common Stock subject to the Holdback.
(9)  Includes 16,461 shares of Common Stock subject to the Holdback.
(10) Includes 5,744 shares of Common Stock subject to the Holdback.
(11) Includes 119,043 shares of Common Stock subject to the Holdback.
(12) Refers to face amount of the Senior Notes.
(13) Includes $25,996 face amount of Senior Notes subject to the Holdback.
(14) Includes $51,611 face amount of Senior Notes subject to the Holdback.
(15) Includes $77,588 face amount of Senior Notes subject to the Holdback.
(16) Includes $132,786 face amount of Senior Notes subject to the Holdback.
(17) Includes $69,497 face amount of Senior Notes subject to the Holdback.
(18) Includes $420,173 face amount of Senior Notes subject to the Holdback.
(19) Includes $627,994 face amount of Senior Notes subject to the Holdback.
(20) Includes $440,400 face amount of Senior Notes subject to the Holdback.
(21) Includes $265,002 face amount of Senior Notes subject to the Holdback.
(22) Includes $92,477 face amount of Senior Notes subject to the Holdback.
(23) Includes $1,823,133 face amount of Senior Notes subject to the Holdback.

                              CERTAIN TRANSACTIONS

         Prior to the separation from Leslie Fay, Arthur S. Levine was a principal in two companies that provided design and consulting services to the Company and its subsidiaries. Those consulting arrangements ceased as of June 4, 1997. For the 1996 and 1997 fiscal years, Mr. Levine received $3,402,642 and $1,487,920, respectively, as compensation for such consulting services. Payments totaling $236,000 were made to the two companies in August 1997 for services rendered prior to June 5, 1997. No amounts remain outstanding with the two entities.

                          DESCRIPTION OF CAPITAL STOCK

         The following is a summary description of the Company's capital stock, the Senior Notes and certain provisions of the Company's Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

COMMON STOCK
------------

         The Company is authorized to issue up to 20,000,000 shares of Common Stock, par value $0.01 per share. Prior to this offering, there were issued and outstanding 6,800,000 shares of Common Stock.

PREFERRED STOCK
---------------

         The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

         No shares of preferred stock will be outstanding as of the closing of this offering, and the Company has no present plans for the issuance thereof. The issuance of any such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of the Board of Directors to issue preferred stock could discourage, delay, or prevent a takeover of the Company.

VOTING, SHAREHOLDERS' MEETINGS AND RESOLUTIONS
----------------------------------------------

         Holders of Common Stock have one vote for each share held on all matters submitted to a vote of shareholders. The quorum required for an ordinary meeting of shareholders consists of at least a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors, represented in person or by proxy. The chairman of the meeting or a majority of the shares voting at such meeting may adjourn such meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law.

         An ordinary resolution (such as resolutions for the election of directors, the declaration of dividends and the appointment of auditors) requires approval by the holders of a majority of the Common Stock represented at the meeting, in person or by proxy, and voting thereon. A special or extraordinary resolution (such as resolutions regarding mergers, consolidations, and winding up) requires approval of the holders of at least 80% of the Common Stock then outstanding, including the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock not owned directly or indirectly by an interested stockholder or any affiliate of any interested stockholder.

DIVIDEND AND LIQUIDATION RIGHTS
-------------------------------

         Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is, and the Common Stock to be outstanding upon completion of this offering will be, duly authorized and validly issued, fully paid and nonassessable.

         In case of a stock dividend (or bonus shares), holders of each class of Common Stock are entitled to receive Common Stock of one class, whether such class existed prior thereto or was created therefor, or shares of the same class which conferred upon the holder the right to receive such dividend.

TRANSFER OF COMMON STOCK; TRANSFER AGENT AND REGISTRAR
------------------------------------------------------

         Fully paid shares of Common Stock are issued in registered form and may be transferred freely. Each shareholder of record is entitled to receive at least ten days' prior notice of shareholders' meetings. The Transfer Agent and Registrar in the United States for the Company's Common Stock is American Stock Transfer.

ELECTION OF DIRECTORS
---------------------

         The Shares do not have cumulative voting rights in the election of Directors. Thus, the holders of the Common Stock conferring more than 50% of the voting power have the power to elect all the Directors, to the exclusion of the remaining shareholders. See "Principal Stockholders."

SENIOR NOTES
------------

         The Senior Notes were issued pursuant to an Indenture Agreement dated June 4, 1997 between the Company and IBJ Schroder Bank & Trust Company, as trustee. The Senior Notes bear interest at an annual rate of 12.75% payable semi-annually in arrears and mature on March 31, 2004. The Senior Notes are unsecured obligations of the Company and rank PARI PASSU with the Company's other permitted unsecured indebtedness which, under the terms of the Indenture, include (i) restricted investments in existence as of June 4, 1997; (ii) certificates of deposit with final maturities of one year or less issued by commercial banks chartered in the United States of America (a "Commercial Bank") with capital and surplus in excess of $100 million; (iii) commercial paper rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Corporation; (iv) direct obligations issued by the United States of America or any agency thereof with a maturity not more than one year from the date of acquisition; (v) money market preferred stock rated A or above; (vi) tax-exempt floating rate option tender bonds backed by a letter of credit issued by a Commercial Bank rated AA by Standard & Poor's Corporation or AA by Moody's Investors Service, Inc.; and (vii) equity or debt investments in wholly-owned subsidiaries with lines of business similar to that of the Company or any of its subsidiaries' existing lines of business. The Senior Notes may be redeemed starting January 1, 2000 at the Company's option, in whole or in part, at a prepayment premium.

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT
------------------------------------------------------------------

         The Company believes the issuance of the Common Stock and the Senior Notes was exempt from the registration requirements of the Securities Act and the equivalent state securities and "blue sky" laws pursuant to Section 1145(a)(1) of the U.S. Bankruptcy Code. Generally, Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a bankruptcy plan of reorganization from registration under the Securities Act and under equivalent state securities and "blue sky" laws if the following requirements are satisfied: (i) the securities are issued under a plan of reorganization by the debtor or a successor to the debtor under the plan; (ii) the recipients of the securities hold a claim against the debtor, an interest in the debtor or a claim for an administrative expense against the debtor; and (iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor or are issued "principally" in such exchange and "partly" for cash or property. The Company believes that the offer and exchange of the Common and the Senior Notes under the Reorganization Plan satisfies such requirements and therefore, such offer and exchange is exempt from the registration requirements referred to above.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW
---------------------------------------------------

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless (i) prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder; (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or (iii) the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or subsequent to the date such stockholder became an interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

LIMITATION ON DIRECTOR'S LIABILITY
----------------------------------

         In accordance with the DGCL, the Certificate of Incorporation provides that the directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty as a director except
(i) for any breach of the director's duty of loyalty to the Company and its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct, or knowing violation of law; (iii) under Section 174 of the DGCL, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. This provision does not eliminate a director's fiduciary duties; it merely eliminates the possibility of damage awards against a director personally which may be occasioned by certain unintentional breaches (including situations that may involve grossly negligent business decisions) by the director of those duties. The provision has no effect on the availability of equitable remedies, such as injunctive relief or rescission, which might be necessitated by a director's breach of his or her fiduciary duties. However, equitable remedies may not be available as a practical matter where transactions (such as merger transactions) have already been consummated. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

INDEMNIFICATION
---------------

         The Certificate of Incorporation provides that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the DGCL. Section 145 of the DGCL provides that the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that no indemnification shall be made where the person is adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and such expenses.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of the Offering, the Company will have an aggregate of 6,800,000 shares of Common Stock outstanding. Of these shares, 6,774,894 shares of Common Stock of which 1,350,131 are offered hereby will be freely tradeable without restriction or limitation under the Securities Act, except for any shares purchased by "affiliates" of the Company, as such term is defined under the Securities Act. The remaining 25,016 shares will be "restricted securities" within the meaning of Rule 144 adopted under the Securities Act.

         Of the 6,800,000 shares of Common Stock outstanding, 6,774,894 shares are exempt from the registration requirements of the Securities Act under
Section 1145(a) of the Bankruptcy Code. Such shares are deemed to be issued in a registered public offering under the Securities Act and, therefore, may be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by Section 4(1) thereof, unless the holder is an "underwriter" with respect to such securities, as that term is defined in
Section 1145(b)(1) of the Bankruptcy Code.

         Section 1145(b) of the Bankruptcy Code defines "underwriter" for purposes of the Securities Act as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim, or (b) offers to sell securities issued under a plan for the holders of such securities, or (c) offers to buy securities issued under a plan for persons receiving such securities, if the offer to buy is made with a view to distribution of such securities, or (d) is an issuer of the securities within the meaning of Section 2(11) of the Securities Act (or a "control person" of the issuer, i.e. officers, directors and 10% shareholders of the issuer). Shares held by such persons will be deemed to be "restricted securities" under Rule 144 under the Securities Act and may be resold without registration pursuant to the resale provisions of Rule 144A under the Securities Act.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned "restricted securities" for at least one year and persons who are deemed "affiliates" of the Company, are entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then-outstanding shares of Common Stock (68,000 shares of Common Stock immediately after this offering) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company. However, a person who is not deemed to have been an "affiliate" of the Company at any time during the three months preceding a sale and who has beneficially owned restricted securities for at least two years, would be entitled to sell his shares under Rule 144 without regard to the volume limitations, manner-of-sale provisions, notice or current public information requirements. The foregoing summary of Rule 144 is not intended to be a complete description thereof.

         The Company's shares of Common Stock and Senior Notes currently trade in the over-the counter market. No predictions can be made of the effect, if any, that market sales of restricted shares of Common Stock or their eligibility for sale under Rule 144 will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the restricted Common Stock on the public market could adversely affect such market price and could impair the Company's future ability to raise capital through the sale of equity securities.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, New York, New York.


                                     EXPERTS

         The combined balance sheets of the Company as of December 28, 1996 and December 30, 1995 and the combined statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 28, 1996 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving the said reports.


         The consolidated balance sheet of the Company as of June 4, 1997 included in this Prospectus has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report thereto and is included in reliance upon the authority of said firm as experts in giving the said report.


                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits and schedules thereto as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the
Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604 and Seven World Trade Center, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also makes electronic filings publicly available on the Internet within 24 hours of acceptance. The Commission's Internet address is http:\\www.sec.gov. The Commission's web site also contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission.

         Upon the effectiveness of the Registration Statement, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, will file periodic reports and other information with the Commission. The Company intends to furnish its stockholders and the holders of Senior Notes with annual reports containing audited financial statements and such interim reports as it deems appropriate and as may be required by law.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Registration Statement on Form T-3 filed with the Commission on April 14, 1997 and the Report on Form 8-K filed on July 14, 1997 (File No. 022-22269) are hereby incorporated by reference.

                          INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS                                                PAGE
----------------------------                                                ----

Report of Arthur Andersen  LLP...............................................F-2

Combined Balance Sheets of the Company at December 28, 1996
        and December 30, 1995................................................F-3

Combined Statements of Operations for the Fiscal Years Ended
        December 28, 1996, December 30, 1995 and December 31, 1994...........F-4

Combined Statements of Divisional Equity for the Fiscal Years Ended
        December 28, 1996, December 30, 1995 and December 31, 1994...........F-5

Combined Statements of Cash Flows for the Fiscal Years Ended
        December 28, 1996, December 30, 1995 and December 31, 1994...........F-6

Notes to Combined Financial Statements for the Fiscal Years Ended
        December 28, 1996, December 30, 1995 and December 31, 1994...........F-7

UNAUDITED INTERIM FINANCIAL STATEMENTS
--------------------------------------

Unaudited Condensed Consolidated/Combined Balance Sheets at
        October 4, 1997, June 4, 1997 and September 28, 1996................F-20

Unaudited  Condensed  Consolidated/Combined  Statements
        of  Operations  for the period from inception through
        October 4, 1997, the Five Months Ended June 4, 1997,
        and the Nine Months Ended September 28, 1996........................F-21

Unaudited Condensed Consolidated/Combined Statements of Shareholders'
        Equity for the period from inception through October 4, 1997, the Five Months Ended June 4, 1997, and the Nine Months
        Ended September 28, 1996............................................F-22

Unaudited Condensed Consolidated/Combined Statements of Cash
        Flows for the period from inception through October 4, 1997, the Five Months Ended June 4, 1997, and the Nine
        Months Ended September 28, 1996.....................................F-23

Notes to Condensed Consolidated/Combined Financial Statements
        for the period from inception through October 4, 1997,
        the Five Months Ended June 4, 1997, and the Nine
        Months Ended September 28, 1996.....................................F-25


AUDITED FINANCIAL STATEMENTS
----------------------------

Report of Arthur Andersen LLP...............................................F-36

Consolidated Balance Sheet of the Company at June 4, 1997...................F-37

Notes to Consolidated Balance Sheet at June 4, 1997 (inception).............F-38

                               Arthur Andersen LLP
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of The Leslie Fay Companies, Inc.:

We have audited the accompanying combined balance sheets of Sassco Fashions, Ltd. (a division of The Leslie Fay Companies, Inc., a Delaware corporation), Asia Expert Limited, Tomwell Limited and Viewmon Limited (each of which are either direct or indirect wholly owned subsidiaries of The Leslie Fay Companies, Inc. and incorporated in Hong Kong), collectively referred to herein as "Sassco," as of December 28, 1996 and December 30, 1995, and the related combined statements of operations and divisional equity and cash flows for the fiscal years ended December 28, 1996, December 30, 1995 and December 31, 1994. These financial statements are the responsibility of the management of The Leslie Fay Companies, Inc.. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sassco as of December 28, 1996 and December 30, 1995, and the results of their operations and their cash flows for the fiscal years ended December 28, 1996, December 30, 1995 and December 31, 1994 in conformity with generally accepted accounting principles.



                                                     /s/ Arthur Andersen LLP


New York, New York
May 2, 1997, except for Note 12,
as to which the date is June 4, 1997

                   SASSCO FASHIONS, LTD. AND RELATED ENTITIES

                  A DIVISION OF THE LESLIE FAY COMPANIES, INC.
                        (A DEBTOR IN POSSESSION - NOTE 1)

                             COMBINED BALANCE SHEETS
                                 (In thousands)


ASSETS                                                                   DECEMBER 28,    DECEMBER 30,
                                                                             1996            1995
                                                                           --------        --------
Current Assets:
     Cash and cash equivalents .........................................   $  1,886        $  1,819
     Accounts receivable-net of allowances for possible losses
     of $18,369 and $15,532, respectively ..............................     55,389          47,936
     Inventories .......................................................     84,425          84,446
     Prepaid expenses and other current assets .........................      1,877           1,978
                                                                           --------        --------
         Total Current Assets ..........................................    143,577         136,179
                                                                           --------        --------
Property, Plant and Equipment, at cost less accumulated
depreciation and amortization of $8,084 and $6,539,
respectively ...........................................................     11,904           6,467
Excess of Purchase Price over Net Assets Acquired-net of
accumulated amortization of $8,035 and $7,342, respectively ............     17,400          17,982
Deferred Charges and Other Assets ......................................       --             1,481
                                                                           --------        --------
         Total Assets ..................................................   $172,881        $162,109
                                                                           ========        ========

LIABILITIES AND DIVISIONAL EQUITY
Current Liabilities:
     Accounts payable ..................................................   $ 11,412        $ 15,351
     Accrued expenses and other current liabilities ....................      3,862           9,125
     Income taxes payable ..............................................        403           2,032
                                                                           --------        --------
           Total Current Liabilities ...................................     15,677          26,508
Commitments and Contingencies ..........................................       --              --
Divisional Equity ......................................................   157,204.         135,601
                                                                           --------        --------
     Total Liabilities and Divisional Equity ...........................   $172,881        $162,109
                                                                           ========        ========


The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

                   SASSCO FASHIONS, LTD. AND RELATED ENTITIES
                  a Division of The Leslie Fay Companies, Inc.
                        (a Debtor In Possession - Note 1)

                        COMBINED STATEMENTS OF OPERATIONS
                                 (In thousands)

                                         DECEMBER 28,    DECEMBER 30,    DECEMBER 31,
                                             1996            1995            1994
                                           --------        --------        --------
Net Sales ..............................   $311,550        $279,974        $250,748
Cost of Sales ..........................    238,268         207,161         180,192
                                           --------        --------        --------
     Gross profit ......................     73,282          72,813          70,556
                                           --------        --------        --------
Operating Expenses:
Selling, warehouse, general and
administrative expenses ................     50,263          49,604          42,010
Depreciation and Amortization ..........      2,238           2,033           1,486
                                           --------        --------        --------
     Total operating expenses ..........     52,501          51,637          43,496
                                           --------        --------        --------
Operating income .......................     20,781          21,176          27,060
Interest and Financing Costs ...........      1,634             525             450
                                           --------        --------        --------
Income before provision for income taxes     19,147          20,651          26,610
Provision for Income Taxes .............      7,659           8,260          10,644
                                           --------        --------        --------
Net Income .............................   $ 11,488        $ 12,391        $ 15,966
                                           ========        ========        ========



The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

                   SASSCO FASHIONS, LTD. AND RELATED ENTITIES

                  a Division of The Leslie Fay Companies, Inc.
                        (a Debtor In Possession - Note 1)

                    COMBINED STATEMENTS OF DIVISIONAL EQUITY

                                                             DECEMBER 28,  DECEMBER 30,  DECEMBER 31,
                                                                 1996          1995          1994
                                                              ---------     ---------     ---------
Divisional Equity, beginning of year ......................   $ 135,601     $ 109,563     $  97,259
Net Income ................................................      11,488        12,391        15,966
Less: Net increase (decrease) in investment with Leslie Fay      10,115        13,647        (3,662)
                                                              ---------     ---------     ---------
Divisional Equity, end of year ............................   $ 157,204     $ 135,601     $ 109,563
                                                              =========     =========     =========

The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

                   SASSCO FASHIONS, LTD. AND RELATED ENTITIES

                  a Division of The Leslie Fay Companies, Inc.
                        (a Debtor In Possession - Note 1)

                        COMBINED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                  FOR THE FISCAL YEARS
                                                                                  --------------------

                                                                        DECEMBER 28,   DECEMBER 30,   DECEMBER 31,
                                                                            1996           1995           1994
                                                                          --------       --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income .........................................................   $ 11,488       $ 12,391       $ 15,966
   Adjustments to reconcile net income to net cash
     provided by/(used in) operating activities:
     Depreciation and amortization ....................................      1,546          1,456          1,006
     Amortization of excess purchase price over
          net assets acquired .........................................        693            577            577
     Excess of cost over fair value of assets acquired ................       (111)        (1,524)          --
     Change in provision for possible losses on accounts receivable ...      2,836          2,636          3,056
     (Increase) Decrease in:
       Accounts receivable ............................................    (10,290)        (8,313)        (1,068)
       Inventories ....................................................         21        (22,900)       (15,836)
       Prepaid expenses and other current assets ......................        101         (1,361)           190
       Deferred charges and other assets ..............................      1,481         (1,155)           (16)
     Increase (Decrease) in:
       Accounts payable, accrued expenses and other
            current liabilities .......................................     (9,202)         7,397             79
       Income taxes payable ...........................................     (1,629)           743            462
                                                                          --------       --------       --------
            Total adjustments .........................................    (14,554)       (22,444)       (11,550)
                                                                          --------       --------       --------
            Net cash (used in)/provided by  operating activities ......     (3,066)       (10,053)         4,416
                                                                          --------       --------       --------

   Cash Flows from Investing Activities:
     Capital expenditures net of proceeds from the sale of fixed assets     (6,982)        (3,149)        (1,272)
                                                                          --------       --------       --------
             Net cash (used in) investing activities ..................     (6,982)        (3,149)        (1,272)
                                                                          --------       --------       --------


   Cash Flows from Financing Activities:
     Net increase (decrease) in cash invested with Leslie Fay .........     10,115         13,647         (3,662)
                                                                          --------       --------       --------
             Net cash provided by/(used in) financing activities ......     10,115         13,647         (3,662)
                                                                          --------       --------       --------

   Net increase (decrease) in cash and cash equivalents ...............         67            445           (518)

   Cash and cash equivalents, at beginning of period ..................      1,819          1,374          1,892
                                                                          --------       --------       --------

   Cash and cash equivalents, at end of period ........................   $  1,886       $  1,819       $  1,374
                                                                          ========       ========       ========

The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

                   SASSCO FASHIONS, LTD. AND RELATED ENTITIES
                  a Division of The Leslie Fay Companies, Inc.
                        (a Debtor In Possession - Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.       BASIS OF PRESENTATION AND ORGANIZATION:

         Sassco Fashions, Ltd. ("Sassco") is a division of The Leslie Fay Companies, Inc. ("Leslie Fay"), a Delaware corporation operating its business as a debtor in possession subject to the jurisdiction and supervision of the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The combined financial statements herein presented include the operations of three related Hong Kong corporations, Asia Expert Limited ("AEL"), Tomwell Limited ("Tomwell") and Viewmon Limited ("Viewmon"), none of which are part of the Leslie Fay bankruptcy proceeding. These three Hong Kong corporations are subsidiaries of Leslie Fay that procure and arrange for the manufacture of apparel products in the Far East solely for the benefit of Sassco. The combined financial statements of Sassco, AEL, Tomwell and Viewmon (Sassco being sometimes individually referred to, and together with its related entities collectively referred to, as the "Company" as the context may require) have been prepared on a stand-alone basis in accordance with generally accepted accounting principles applicable to a going concern. The Company's fiscal year ends on the Saturday closest to December 31st. The fiscal years ended December 28, 1996 ("1996"), December 30, 1995 ("1995"), and December 31, 1994 ("1994") included 52 weeks in each year.

         On April 29, 1997, the Bankruptcy Court confirmed Leslie Fay's Plan of Reorganization (the "Plan") (see Note 11). The Plan called for the spin-off of Sassco as a newly organized entity and will consist of Sassco, AEL, Tomwell, Viewmon, Sassco Europe and ASL Retail (collectively referred to as "Sassco Fashions, Ltd.").

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         (a)       BUSINESS

         The Company is principally engaged in the design and sale of women's apparel.

         (b)      PRINCIPLES OF COMBINATION

         The combined financial statements include the accounts of Sassco, AEL, Tomwell, Viewmon, Sassco Europe and ASL Retail. All significant intercompany balances and transactions have been eliminated in combination.

         (c)      FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosure of the fair value of certain financial instruments. Cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reflected at fair value because of the short term maturity of these instruments.

         (d)      CASH EQUIVALENTS

         All highly liquid investments with a remaining maturity of three months or less at the date of acquisition are classified as cash equivalents.

         (e)      INVENTORIES

         Inventories are valued at the lower of cost (first-in, first-out; "FIFO") or market.

         (f)      PROPERTY, PLANT AND EQUIPMENT

         Land, buildings, fixtures, equipment and leasehold improvements are recorded at cost. Major replacements or betterments are capitalized. Maintenance and repairs are charged to earnings as incurred. For financial statement purposes, depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets.

         (g)      EXCESS OF PURCHASE PRICE OVER NET ASSETS ACQUIRED

         The excess of purchase price over net assets acquired is amortized on a straight-line basis, primarily over a forty year period. In 1995, Sassco Europe purchased assets from Leslie Fay and recorded excess purchase price over net assets acquired of $1,043,500.

          The Company continually evaluates, based upon income and/or cash flow projections and other factors as appropriate, whether events and circumstances have occurred that indicate that the remaining estimated useful life of this asset warrants revision or that the remaining balance of this asset may not be recoverable.

         (h)      DIVISIONAL EQUITY

         Divisional equity as used in these financial statements, represents a summary of all intercompany activity between Sassco and Leslie Fay and its affiliates as well as the accumulation of earnings.

         (i)      FOREIGN CURRENCY TRANSLATION

         The functional currency of the Hong Kong subsidiaries is the U.S. dollar, and remeasurement gains and losses (which were not material) are included in determining net income for the period.

         (j)      INCOME TAXES

         Leslie Fay and its subsidiaries file a consolidated Federal income tax return. As a division of Leslie Fay, Sassco is not a separate taxable entity. Its results have been included in Leslie Fay's consolidated Federal income tax return. AEL, Tomwell and Viewmon file separate tax returns in Hong Kong. Income taxes have been provided for herein as if the Company had filed a separate return in the United States, in addition to the separate returns mentioned above. The Company accounts for income taxes under the liability method. Under this method, any deferred income taxes recorded are provided for at currently enacted statutory rates on the differences in the basis of assets and liabilities for tax and financial reporting purposes. If recorded, deferred income taxes are classified in the balance sheet as current or non-current based upon the expected future period in which such deferred income taxes are anticipated to reverse.

         (k)      USE OF ESTIMATES

         The financial statements are prepared in conformity with generally accepted accounting principles, such preparation requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

3.       INVENTORIES:

         Inventories consist of the following:


                                            December 28,     December 30,
                                                1996             1995
                                                ----             ----
                                                   (In thousands)
Raw materials                                 $25,061          $36,035
Work in process                                    30               23
Finished goods                                 59,334           48,388
                                              -------          -------
         Total inventories                    $84,425          $84,446
                                              -------          -------

4.       PROPERTY, PLANT AND EQUIPMENT:

         Property, plant and equipment consist of the following:

                                         December 28,  December 30,   Estimated
                                             1996          1995      Useful Lives
                                           -------       -------     ------------
                                                       (In thousands)
Land and buildings                         $    32       $    32     25-40 years

Building under capitalized lease
obligation                                     122           122     Term of lease

Machinery, equipment and fixtures           11,179         7,256     5-10 years

Leasehold improvements                       5,044         4,331     5 years

Construction in progress                     3,611         1,265     N/A
                                           -------       -------
Property, plant and equipment, at cost      19,988        13,006

Less: Accumulated depreciation and
         amortization                        8,084         6,539
                                           -------       -------
Total property, plant and equipment, net   $11,904       $ 6,467
                                           =======       =======

5.        DEBT:

         (a)      FNBB CREDIT AGREEMENT/DIP CREDIT AGREEMENT

         Leslie Fay utilizes a centralized cash management system. As such, cash has not been allocated on a divisional level. Cash and cash equivalents on the accompanying balance sheets is primarily held by AEL, Tomwell and Viewmon. On occasion, the Company has required funding from Leslie Fay for short periods. The Company has not reflected either interest income or interest expense on centralized cash balances or borrowings in the statement of operations. Interest expense on the accompanying combined statements of operations and divisional equity represents fees for letters of credit utilized by Sassco during respective fiscal years.

         In connection with Leslie Fay's chapter 11 filing on April 5, 1993, Leslie Fay and certain of its subsidiaries entered into an interim post-petition credit agreement with Citibank N.A. On April 28, 1993, Leslie Fay refinanced this agreement when they entered into a Post-Petition Credit Agreement (the "DIP Credit Agreement") which was to expire on the earlier of April 26, 1994 or the consummation of a plan of reorganization.

         In April 1994, the Bankruptcy Court signed an order approving an amendment to the DIP Credit Agreement which extended this facility until April 27, 1995. This DIP Credit Agreement was further amended to extend the facility until December 15, 1995, subject to Bankruptcy Court approval. On May 2, 1995, a replacement credit facility for a new $80,000,000 credit agreement with The First National Bank of Boston ("FNBB") and BankAmerica Business Credit, Inc. ("BABC"), as facility Agents and FNBB as Administrative Agent (the "FNBB Credit Agreement") was approved by the Bankruptcy Court. This facility replaced the original post-petition credit agreement (the "DIP Credit Agreement") and was subsequently extended twice and currently matures on the earlier of (i) May 16, 1997, (ii) the date of termination of the Commitments (as the term is defined in the FNBB Credit Agreement) or (iii) the first date on which a reorganization plan for the Company is substantially consummated. The FNBB Credit Agreement provides for post-petition direct borrowings and the issuance of letters of credit on Leslie Fay's behalf in an aggregate amount not exceeding $80,000,000, subject to being permanently reduced on an equal basis for any net cash proceeds received from the sale of assets after March 20, 1995 for which the cumulative proceeds exceed $20,000,000 up to a maximum of $40,000,000 on a cumulative basis. On November 15, 1995, the facility was amended to reduce the aggregate borrowing limit to $60,000,000, and beginning January 1, 1996 a sublimit for borrowings under the revolving line of credit was set at $15,000,000 and a sublimit for letters of credit was set at $50,000,000. No qualifying asset sales have been made which would reduce the facility borrowing limits. Direct borrowings bear interest at prime plus 1.5% (9.75% at December 28, 1996 and 10.0% at December 30, 1995 and December 31, 1994).

         The FNBB Credit Agreement as amended contains certain reporting requirements, as well as financial and operating covenants through December 28, 1996, related to minimum and maximum inventory levels, capital expenditures and attainment of minimum earnings before reorganization, interest, taxation, depreciation and amortization. As collateral for borrowings under the FNBB Credit Agreement, Leslie Fay has granted to FNBB and BABC a security interest in substantially all assets of Leslie Fay, including the Sassco division assets. In addition, the FNBB Credit Agreement contains certain restrictive covenants including limitations on the incurrence of additional liens and indebtedness and a prohibition on paying dividends. Leslie Fay is in compliance with all covenants contained in the FNBB Credit Agreement.

         The above Facilities were utilized during 1996, 1995 and 1994 primarily to provide letter of credit facilities to Sassco and Leslie Fay's other divisions. Approximately $17,692,000, $24,847,200 and $21,401,000,
respectively, was committed under unexpired letters of credit as of December 28, 1996 and December 30, 1995, and December 31, 1994, relating to Sassco.

         (b)      NEW COMPANY FINANCING AGREEMENTS

         On February 24, 1997, the Bankruptcy Court approved in substance the term sheet from a financial institution to provide financing for Sassco Fashions, Ltd. upon consummation of Leslie Fay's Plan of Reorganization. This agreement takes effect upon consummation of the Plan. The financing agreement for Sassco Fashions, Ltd. provides a revolving line of credit and letters of credit to support their working capital needs. This agreement contains financial operating covenants and other limitations which require Sassco Fashions, Ltd. to achieve a level of profitability within a range included in Leslie Fay's December 5, 1996 Disclosure Statement For Amended Joint Plan of Reorganization.

6.       INCOME TAXES:

         The financial statements reflect an effective tax rate of 40%, which reasonably reflects what the Company's tax rate would have been as a separate company. Deferred taxes are reflected as a component of divisional equity as Leslie Fay is the taxable legal entity.

         For 1996, 1995 and 1994, the following provisions for income taxes were made:


                                               1996          1995          1994
                                             -------       -------       -------
Current:                                               (In thousands)
Federal                                      $ 5,744       $ 6,195       $ 8,044
State                                          1,302         1,409         1,829
Foreign                                          613           656           771
                                             -------       -------       -------
Provision for income taxes                   $ 7,659       $ 8,260       $10,644
                                             =======       =======       =======

         The difference between the Company's effective income tax rate and the statutory federal income tax rate for 1996, 1995 and 1994, respectively, is as follows:


                                          1996           1995           1994
                                       ---------      ---------      ---------
                                          (In thousands, except percentages)
Provision for income taxes             $   7,659      $   8,260      $  10,644
                                       =========      =========      =========
Income before taxes                    $  19,147      $  20,651      $  26,610
                                       =========      =========      =========
Effective tax rate                         40.0%          40.0%          40.0%
Net state tax                              (6.8)          (6.8)          (6.9)
Foreign tax rate differential               2.8            2.8            2.9
Other                                      (1.0)          (1.0)          (1.0)
                                       ---------      ---------      ---------
Federal statutory rate                     35.0%          35.0%          35.0%
                                       =========      =========      =========

         At December 28, 1996, Leslie Fay had consolidated federal tax loss carryforwards of $135,100,000 expiring in 2009, 2010 and 2011. No benefit with respect to these tax loss carryforwards has been reflected in the accompanying financial statements.

7.       COMMITMENTS AND CONTINGENCIES:

          (a)     LEASES

         The Company rents real and personal property under leases expiring at various dates through 1999. Certain of the leases stipulate payment of real estate taxes and other occupancy expenses. Total rent expenses charged to operations for 1996, 1995 and 1994, amounted to $4,356,709, $2,498,608 and
$2,659,000, respectively.

         Minimum annual rental commitments under leases in effect at December 28, 1996 are summarized as follows:

                                                  (In thousands)
                                          REAL ESTATE      EQUIPMENT
                                                            & OTHER

1997                                        $ 3,808         $    56
1998                                          3,397              56
1999                                          2,488              25
2000                                          2,032            --
2001                                          1,781            --
Later years                                   8,520            --
                                            -------         -------
Total minimum lease payments                $22,026         $   137
                                            =======         =======

         (b)      LEGAL PROCEEDINGS

         On April 5, 1993, Leslie Fay and several of its subsidiaries filed voluntary petitions in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code. All civil litigation commenced against Leslie Fay and those referenced subsidiaries prior to that date has been stayed under the Bankruptcy Code.

         (c)       SETTLEMENT OF LABOR DISPUTE

         On July 8, 1994 Leslie Fay and the International Ladies Garment Workers' Union (the "ILGWU") reached a negotiated settlement agreement (the "ILGWU Agreement") following a six-week labor strike which commenced at the end of the expiration of the contract period, May 31, 1994. The Final Settlement Agreement was approved by the Bankruptcy Court on September 15, 1995 and all payments were made by December 1995.

         (d)      ILGWU NATIONAL RETIREMENT FUND

         Leslie Fay is obligated to contribute to the ILGWU Retirement Fund (the "Fund"), a multi-employer pension fund, pursuant to its collective bargaining agreement with the ILGWU. The Fund has filed a proof of claim with the Bankruptcy Court for Leslie Fay's estimated withdrawal liability representing its allocable share of unfunded vested benefits under the Multi-employer Pension Plan Amendments Act ("MPPA") of the Employee Retirement Income Security Act. The Fund's most recent estimate of Leslie Fay's withdrawal liability through plan year 1996 is approximately $14,875,000. In February 1997, the Company and the Fund resolved the claim for withdrawal liability within reserves that had been established for the claim (included in Liabilities subject to compromise). It has not been determined what effect, if any, this will have on Sassco. As such, no reserve has been provided in the accompanying financial statements.

         (e)      CONCENTRATIONS OF CREDIT RISK

         Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by SFAS No. 105, consist primarily of trade accounts receivable. The Company's customers are not concentrated in any specific geographic region, but are concentrated in the retail apparel business. In 1996, three customers accounted for 19%, 16% and 12% of the Company's sales. In 1995, three customers accounted for 21%, 14% and 12% of the Company's sales. In 1994, three customers accounted for 17%, 15% and 11% of the Company's sales. The Company has established an allowance for possible losses based upon factors surrounding the credit risk of specific customers, historical trends and other information.

         (f)      GEOGRAPHIC SEGMENTS

         Identifiable  assets  in  the  United  States  and  the  Far  East  are
$104,129,600   and   $68,751,800  at  December  28,  1996  and  $86,047,500  and
$76,061,000 at December 30, 1995, and  $72,877,000  and  $55,054,000 at December
31, 1994, respectively. The Company's Hong Kong entities sole source of revenues comes from intercompany transactions as their sole function is to procure and arrange for the manufacture of apparel in the Far East for Sassco.

8.       RELATED PARTY TRANSACTIONS:

         (a)      INTERCOMPANY ACTIVITIES

         Leslie Fay has provided services to Sassco, including but not limited to financial, systems and legal services, administration of benefit and insurance programs, income tax management, cash management and treasury services. These financial statements include an allocation of Leslie Fay's administrative expenses totaling $1,858,969, $10,781,475 and $8,653,436 for 1996, 1995 and 1994, respectively. In addition, Sassco incurred $5,737,054 of administrative expenses in 1996. Management estimates that Sassco would have incurred $5,550,000 and $5,225,000 in 1995 and 1994, respectively, relative to the type of services provided to it by Leslie Fay, had Sassco been operating as an unaffiliated entity. This estimate does not include costs associated with the factoring of receivable which would have been approximately $136,000, $1,120,000 and $960,000 in 1996, 1995 and 1994 respectively. In addition, Sassco incurred $1,161,900 of factoring charges from Heller Financial in 1996.

         In 1994 Sassco engaged in transactions with Leslie Fay U.K. Limited and Leslie Fay Canada Inc., subsidiaries of Leslie Fay, both of which have ceased operations, and Leslie Fay's Retail Outlet division. Although no transactions occurred between Sassco and these entities in 1996 and 1995, sales and gross margin related to these transactions totaled $10,772,000 and $2,814,000, respectively, for 1994.

         Sassco has taken possession of the Albert Nipon trademark in 1996. Royalty income of $798,000 in 1996 is included as an offset to Sassco operating expenses. In 1995 and 1994, royalty income of $835,000 and $1,033,000, respectively, relating to this trademark was included in the books and records of Leslie Fay.

         (b)      CONSULTING SERVICES

         Sassco is a party to a consulting agreement with Alco Design Associates, Inc. ("Alco"), whereby Alco performs consulting services relating to the manufacture and importation of apparel for Sassco. The senior executive of Sassco is a controlling stockholder of Alco. This consulting agreement had been continuing on a month to month basis and has been terminated effective June 4, 1997. During 1996, 1995 and 1994, charges associated with this agreement were $2,176,047, $3,958,567 and $4,347,000, respectively.

         AEL, Viewmon and Tomwell are parties to a consulting agreement with Kerrison Trading Co. ("Kerrison"), whereby Kerrison performs consulting services relating to the manufacture and importation into the United States of apparel for Sassco and the manufacturing operations of Tomwell. The senior executive of Sassco and the senior executive of AEL are controlling stockholders of Kerrison. This consulting agreement had been continuing on a month to month basis and was subsequently terminated effective June 4, 1997. During 1996, 1995 and 1994, charges associated with this agreement were $2,459,000, $2,277,000 and $2,057,000, respectively.

         (c)      OTHER

         AEL sources product from two factories in Hong Kong which are controlled by the husband of the senior executive of AEL. In February 1997, the senior executive of AEL resigned from the Company. The Company believes that all purchases were made under ordinary and customary practices of the industry. During 1996, 1995 and 1994, AEL purchased goods from these two factories in the amount of $20,344,000, $19,204,000 and $16,117,000, respectively.

9.       RETIREMENT PLANS:

         (a)      DEFINED BENEFIT PLAN

         In January 1992, Leslie Fay established a non-contributory defined benefit pension plan covering certain salaried, hourly and commission-based employees. Sassco employees participate in this plan. Plan benefits are based upon the participants' salaries and years of service. The plan has been amended to freeze benefit accruals effective December 31, 1994 and to terminate the plan effective December 31, 1996. Investments are made primarily in U.S. Government obligations and common stock. The following major assumptions were used in the actuarial valuations:

                                         1996        1995         1994
                                         ----        ----         ----
Discount rate                            7.5%        8.8%         8.8%
Long-term rate of return on assets       8.8%        8.8%         8.8%
Average increase in compensation          N/A         N/A         5.0%

         Net periodic pension cost was recognized by Leslie Fay in 1996, 1995 and 1994, respectively, of $195,000, $341,000 and $234,000. The components of this cost are as follows:


                                                           (In thousands)
                                                       1996      1995      1994
                                                      -----     -----     -----
Service costs                                         $ --      $ --      $ 860
Interest cost                                           127       223       124
Actual return on assets                                (111)      417        64
SFAS No. 88 net curtailment gain                        --        --       (507)
Recognition of partial settlement of pension            106       200      --
obligations
Net amortization and deferral                            73      (499)     (307)
                                                      -----     -----     -----
      Net periodic pension cost                       $ 195     $ 341     $ 234
                                                      =====     =====     =====

         Net periodic pension cost charged to Sassco in 1996, 1995 and 1994, respectively, was $107,000, $85,000 and $238,000.

         The following table summarizes the funding status of the plan at December 28, 1996 and December 30, 1995:

        Actuarial present value of benefit obligations:    (In thousands)

            Accumulated benefit obligation:               1996       1995
                                                         -------    -------
              Vested                                     $(2,034)   $(1,639)
              Non-vested                                     (97)      (196)
                                                         -------    -------
        Total accumulated benefit obligation             $(2,131)   $(1,835)
                                                         =======    =======

        Projected benefit obligation                     $(2,131)   $(1,835)
        Estimated fair value of assets                     1,062      1,359
                                                         -------    -------
        Excess of projected benefit obligation
                  over plan assets                        (1,069)      (476)
Unrecognized prior service costs                            --          262
        Unrecognized net loss                               --          313
        Additional minimum liability under SFAS No. 87      --         (575)

    Leslie Fay Accrued Pension Costs                     $(1,069)   $  (476)
                                                         =======    =======

The above accrued pension costs have not been allocated to Sassco.

         Under the requirements of SFAS No. 87 - "Employers' Accounting for Pension", an additional minimum pension liability representing the excess of accumulated benefits over plan assets and accrued pension costs, was recognized at December 30, 1995. A corresponding amount was recognized as an intangible asset to the extent of unrecognized prior service costs with the balance recorded as a separate reduction of stockholders' equity. As a result of the plan termination, the Company recorded an additional $676,000 as reorganization expenses to write-off these assets and record an additional liability to fully fund the plan in the fourth quarter of 1996.

         (b)      DEFINED CONTRIBUTION PLAN

         Leslie Fay also maintains a qualified voluntary contributory profit sharing plan covering certain salaried, hourly and commission-based employees, which also covers some Sassco employees. Certain matching contributions to the plan are mandatory. Other contributions to the plan are discretionary. Total contributions to the plan may not exceed the amount permitted as a deduction pursuant to the Internal Revenue Code. The contributions charged to Sassco for 1996, 1995 and 1994, amounted to $175,000, $130,000 and $113,000, respectively.

         (c)      OTHER

         Leslie Fay participates in multi-employer pension plans, which also cover certain Sassco employees. Such plans were underfunded as of January 1, 1994. The plans provide defined benefits to unionized employees. Amounts charged to Sassco's operations for contributions to the pension funds in 1996, 1995 and 1994, amounted to approximately $629,400, $545,400 and $422,000.

         The Company does not provide for postemployment or postretirement benefits other than the plans described above.

10.      SUPPLEMENTAL CASH FLOW INFORMATION:

          Net cash paid for interest and income taxes were as follows:

                                                        (In thousands)

                                              1996           1995           1994
                                              ----           ----           ----
          Interest                            $496           $525           $450
          Income taxes                        $626           $230           $255

11.      LESLIE FAY BANKRUPTCY

         As mentioned in Note 1, Leslie Fay was operating its business as a debtor in possession subject to the jurisdiction of the Bankruptcy Court. On April 5, 1993, Leslie Fay and certain of its wholly owned subsidiaries filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), as a result of the announcement of accounting irregularities, numerous stockholder and other party lawsuits filed against the Company and its directors, and the breach of certain provisions of its financing agreement at the time. On February 28, 1997, Leslie Fay filed an Amended Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code. The Plan has been approved by the creditors and on April 29, 1997, the Bankruptcy Court confirmed the Plan. Refer to the consolidated financial statements of Leslie Fay for the fiscal year ended December 28, 1996, included in Leslie Fay's Annual Report on Form 10-K, for more information regarding Leslie Fay's bankruptcy proceedings and reorganization case.

         Leslie Fay's ability to continue as a going concern is dependent upon the confirmation of a plan of reorganization by the Bankruptcy Court, securing ongoing debtor in possession financing, compliance with all debt covenants under their debtor in possession financing, the achievement of profitable operations and positive cash flow, a favorable resolution of certain legal proceedings against Leslie Fay, the success of future operations, the resolutions of future uncertainties in the Chapter 11 cases and legal proceedings as discussed in Notes 2 and 8, respectively, of Notes to the Consolidated Financial Statements contained in the 1996 Form 10-K, and the ability to obtain financing for its operations that will enable it to emerge from Chapter 11. Because of the uncertainties relating to Leslie Fay's bankruptcy and future operations, the financial condition of Leslie Fay raises substantial doubt as to Sassco's ability to continue as a going concern. In addition, Sassco is supported by the overall financing facility of Leslie Fay. The accompanying combined financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should Sassco be unable to continue as a going concern.

12.      SUBSEQUENT EVENTS

         At the close of business on June 4, 1997, Leslie Fay emerged from bankruptcy and Sassco Fashions, Ltd. emerged as a newly organized separate entity.

         On June 4, 1997, the Plan was consummated by Leslie Fay 1) transferring the equity interest in both Leslie Fay and Sassco, to its creditors in exchange for relief from the aggregate amount of the claims estimated at $338,000,000; 2) assigning to certain creditors the ownership rights to notes aggregating $110,000,000 payable by Sassco; and 3) transferring the assets (including $10,963,000 of cash) and liabilities of the then Sassco division to Sassco and the assets and liabilities of Leslie Fay Dress and Sportswear divisions to three wholly owned subsidiaries of Leslie Fay. In addition, Leslie Fay retained approximately $41,080,000 in cash, of which $23,580,000 will be used to pay administrative claims as defined in the Plan. As provided for in the Plan, the Company will issue eighty (80%) percent of its 6,800,000 of new shares to its creditors in July 1997.

The remaining twenty (20%) percent will be held back pending the resolutions of certain litigation before the Bankruptcy Court. On June 4, 1997, Leslie Fay emerged from bankruptcy and Kasper has emerged as a newly organized separate entity.

         The effects of the Company's reorganization under Chapter 11 will be accounted for in the Company's financial statements using the principles required by the American Institute of Certified Public Accountants' Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("Fresh Start Accounting"). Pursuant to such principles, the Company's assets, upon emergence from Chapter 11 will be stated at "reorganization value", which is defined as the value of the entity before considering liabilities on a going-concern basis following the reorganization and represents the estimated amount a willing buyer would pay for the assets of the Company immediately after the reorganization. The reorganization value for the Company will be determined by reference to the remaining liabilities plus the estimated value of shareholders' equity of the outstanding shares of the Common Stock. The reorganization value of the Company will be allocated to the assets of the Company in conformity with the procedures specified by Accounting Principles Board Opinion No. 16, Business Combinations, for transactions reported on the basis of the purchase method of accounting. In this allocation, identifiable assets were valued at estimated fair values, and any excess reorganization value has been recorded as "reorganization value in excess of amounts allocated to identifiable assets" (a long-term intangible asset similar to "goodwill").

                      KASPER A.S.L., LTD. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED/COMBINED BALANCE SHEETS
                      (In thousands, except per share data)

                                                                 REORGANIZED |
                                                                  COMPANY    |    PREDECESSOR COMPANY
                                                                 ----------  |   -----------------------
                              ASSETS                             OCTOBER 4,  |    June 4,     December 28,
                                                                    1997     |     1997           1996
                                                                  --------   |   --------       --------
                                                                (Unaudited)  | (Unaudited)
Current Assets:                                                              |
   Cash and cash equivalents                                      $  1,805   |   $  2,061       $  1,886
   Accounts receivable-net of allowances for possible losses of              |
     $17,933, $14,021 and $18,369, respectively                     75,170   |     50,666         55,389
   Inventories                                                      62,209   |     60,267         84,425
   Prepaid expenses and other current assets                         3,075   |      2,957          1,877
                                                                  --------   |   --------       --------
       Total Current Assets                                        142,259   |    115,951        143,577
                                                                  --------   |   --------       --------
Property, Plant and Equipment, at cost less accumulated                      |
   depreciation and amortization of $2,386, $8,968 and                       |
   $8,084, respectively                                             14,087   |     14,002         11,904
Excess of Purchase Price over Net Assets Acquired-net of                     |
   accumulated amortization of $8,312 and $8,035,                            |
   respectively                                                       --     |     17,097         17,400


Reorganization value in excess of identifiable assets, net of                |
   accumulated amortization of $1,100                               64,081   |       --             --
Trademarks, net of accumulated amortization of $486                 50,514   |       --             --
Other Assets, at cost less accumulated amortization of $368          3,183   |       --             --
                                                                  --------   |   --------       --------

       Total Assets                                               $274,124   |   $147,050       $172,881
                                                                  ========   |   ========       ========
                                                                             |
               LIABILITIES AND SHAREHOLDERS' EQUITY                          |
Current Liabilities:                                                         |
   Accounts payable                                               $ 14,744   |   $  9,941       $ 11,412
   Accrued expenses and other current liabilities                    8,294   |      4,097          3,862
   Income taxes payable                                              4,070   |        649            403
                                                                  --------   |   --------       --------
       Total Current Liabilities                                    27,108   |     14,687         15,677
Long-Term Liabilities:                                                       |
   Long-Term Debt                                                  110,000   |       --             --
   Bank Revolver                                                    12,664   |       --             --
                                                                  --------   |   --------       --------
       Total Liabilities                                           149,772   |     14,687         15,677
Commitments and Contingencies                                                |
Shareholders' Equity:                                                        |
   Common Stock, $0.01 par value; 20,000,000 shares                          |
     authorized; 6,800,000 shares issued and outstanding                68   |       --             --
   Preferred Stock, $0.01 par value; 1,000,000 shares                        |
     authorized; none issued and outstanding                                 |
   Capital in excess of par value                                  119,932   |
   Retained Earnings                                                 4,314   |
   Divisional Equity                                                  --     |    132,363        157,204
   Cumulative Translation Adjustment                                    38   |
                                                                  --------   |   --------       --------
       Total Shareholders' Equity                                  124,352   |    132,363        157,204
   Total Liabilities and Shareholders' Equity                     $274,124   |   $147,050       $172,881
                                                                  ========   |   ========       ========

 The accompanying Notes to Condensed Consolidated/Combined Financial Statements
              are an integral part of these financial statements.

                      KASPER A.S.L., LTD. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                 RECOGNIZED  |
                                                   COMPANY   |     PREDECESSOR COMPANY
                                                  ---------- |  -----------------------
                                                 FOUR MONTHS | FIVE MONTHS  NINE MONTHS
                                                    ENDED    |    ENDED        ENDED
                                                  OCTOBER 4, |   JUNE 4,   SEPTEMBER 28,
                                                     1997    |     1997         1996
                                                  ---------- |  ----------   ----------
                                                  (Unaudited)| (Unaudited)  (Unaudited)
Net Sales                                         $  120,659 |  $  136,107   $  247,630
Cost of Sales                                         86,685 |     101,479      185,577
                                                  ---------- |  ----------   ----------
     Gross profit                                     33,974 |      34,628       62,053
Operating Expenses:                                          |
Selling, warehouse, general and                              |
administrative expenses                               18,005 |      23,374       38,145
Depreciation and Amortization                          2,662 |       1,191        1,629
                                                  ---------- |  ----------   ----------
     Total operating expenses                         20,667 |      24,565       39,774
                                                  ---------- |  ----------   ----------
Operating income                                      13,307 |      10,063       22,279
Interest and Financing Costs                           5,462 |         667        1,645
                                                  ---------- |  ----------   ----------
Income before provision for income taxes               7,845 |       9,396       20,634
Provision for Income Taxes                             3,531 |       3,758        8,253
                                                  ---------- |  ----------   ----------
Net Income                                        $    4,314 |  $    5,638   $   12,381
                                                  ========== |  ==========   ==========
Net Income per share                                    0.63 |
                                                  ========== |
Weighted average number of shares used in                    |
computing Income per Share                         6,800,000 |
                                                  ========== |


 The accompanying Notes to Condensed Consolidated/Combined Financial Statements
              are an integral part of these financial statements.

                      KASPER, A.S.L., LTD. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (In thousands)


NINE MONTHS ENDED SEPTEMBER 28, 1996 - PREDECESSOR COMPANY

                                                   DIVISIONAL
                                                     EQUITY
                                                 ---------------
                                                   (Unaudited)
BALANCE AT DECEMBER 30, 1995                     $       135,601
Net Income for the period                                 12,381
Increase in investment with Leslie Fay                    35,112

                                                 ---------------
BALANCE AT SEPTEMBER 28, 1996                    $       183,094
                                                 ===============


FIVE MONTHS ENDED JUNE 4, 1997 - PREDECESSOR COMPANY

                                                    DIVISIONAL
                                                      EQUITY
                                                 ---------------
                                                   (Unaudited)
BALANCE AT DECEMBER 28, 1996                     $       157,204
Net Income for the period                                  5,638
Decrease in investment with Leslie Fay                   (30,479)
                                                 ---------------
BALANCE AT JUNE 4, 1997                          $       132,363
                                                 ===============


FOUR MONTHS ENDED OCTOBER 4, 1997 - REORGANIZED COMPANY

                                                   CAPITAL
                                                      IN     CUMULATIVE
                                         COMMON     EXCESS   TRANSLATION  RETAINED
                                         STOCK      OF PAR   ADJUSTMENT   EARNING     TOTAL
                                        --------   --------   --------   --------   --------
                                                            (Unaudited)
BALANCE AT JUNE 4, 1997                     --         --         --         --         --
Common Stock issued to Leslie Fay
Creditors                               $     68   $119,932   $   --     $   --      120,000
Translation Adjustment for the period       --         --           38       --           38
Net Income for the period                   --         --         --        4,314      4,314
                                        --------   --------   --------   --------   --------
BALANCE AT OCTOBER 4, 1997              $     68   $119,932   $     38   $  4,314   $124,352
                                        ========   ========   ========   ========   ========

 The accompanying Notes to Condensed Consolidated/Combined Financial Statements
              are an integral part of these financial statements.

                      KASPER A.S.L., LTD. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                        REORGANIZED   |
                                                                           COMPANY    |       PREDECESSOR COMPANY
                                                                        -----------   |   ----------------------------
                                                                        FOUR MONTHS   |   FIVE MONTHS      NINE MONTHS
                                                                            ENDED     |     ENDED             ENDED
                                                                        -----------   |   -----------      -----------
                                                                         OCTOBER 4,   |     JUNE 4,       SEPTEMBER 28,
                                                                            1997      |      1997             1996
                                                                        -----------   |   -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:                                     (unaudited) |   (unaudited)      (unaudited)
   Net income                                                             $  4,314    |    $  5,638         $ 12,381
   Adjustments  to  reconcile  net  income  to net cash  provided                     |
     by/(used  in) operating activities:                                              |
     Depreciation and amortization                                           1,578    |         916            1,102
     Amortization of reorganization value in excess of                                |
       identifiable assets                                                   1,100    |
     Amortization of excess purchase price over net                                   |
       Assets acquired                                                                |         275              527
     Change in provision for possible losses on accounts receivable          3,912    |      (4,348)           3,119
     Decrease (increase) in:                                                          |
       Accounts receivable                                                 (28,199)   |       9,071          (43,415)
       Inventories                                                          (1,942)   |      24,158              531
       Prepaid expenses and other current assets                            (1,332)   |      (1,080)          (1,675)
       Deferred charges and other assets                                              |                        1,481
     Increase (decrease) in:                                                          |
       Accounts payable, accrued expenses and other                                   |
         current liabilities                                                 3,608    |      (1,236)          (5,376)
       Income taxes payable                                                  3,890    |         246              566
                                                                          --------    |    --------         --------
         Total adjustments                                                 (17,385)   |      28,002          (43,140)
                                                                          --------    |    --------         --------
         Net cash provided by/(used in) operating activities               (13,071)   |      33,640          (30,759)
                                                                          --------    |    --------         --------
                                                                              --      |         (26)             (40)
Cash flows from investing activities:                                                 |
     Excess of cost over fair value of assets acquired                                |
     Capital expenditures net of proceeds from the sale of fixed assets       (907)   |      (2,961)          (3,570)
                                                                          --------    |    --------         --------
       Net cash used in investing activities                                  (907)   |      (2,987)          (3,610)
                                                                          --------    |    --------         --------
                                                                                      |
Cash flows from financing activities:                                                 |
   Long term debt                                                           12,664    |
   Net increase (decrease) in cash invested with Leslie Fay                   --      |     (30,478)          34,824
                                                                          --------    |    --------         --------
     Net cash provided by/(used in) financing activities                    12,664    |     (30,478)          34,824
                                                                          --------    |    --------         --------
Effect of exchange rate changes on cash and cash equivalents                    38    |
                                                                          --------    |    --------         --------
Net (decrease) increase in cash and cash equivalents                        (1,276)   |         175              455
                                                                                      |
Cash and cash equivalents, at beginning of period                            3,081    |       1,886            1,820
                                                                          --------    |    --------         --------
                                                                                      |
Cash and cash equivalents, at end of period                               $  1,805    |    $  2,061         $  2,275
                                                                          ========    |    ========         ========

 The accompanying Notes to Condensed Consolidated/combined Financial Statements are an integral part of these financial statements.

                      KASPER A.S.L., LTD. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF CASH FLOWS
                                 (In thousands)


                                                                        REORGANIZED |
                                                                           COMPANY  |         PREDECESSOR COMPANY
                                                                        ----------- |     ----------------------------
                                                                        FOUR MONTHS |     FIVE MONTHS      NINE MONTHS
                                                                            ENDED   |       ENDED             ENDED
                                                                        ----------- |     -----------      -----------
                                                                         OCTOBER 4, |       JUNE 4,       SEPTEMBER 28,
                                                                            1997    |        1997             1996
                                                                        ----------- |     -----------      -----------
                                                                        (UNAUDITED) |     (UNAUDITED)      (UNAUDITED)
SUPPLEMENTAL SCHEDULE OF NONCASH OPERATING, INVESTING AND                           |
FINANCING ACTIVITIES                                                                |
                                                                                    |
NONCASH OPERATING                                                                   |
Other current assets recorded upon emergence from Bankruptcy              $     (23)|
Other current liabilities recorded upon emergence from Bankruptcy         $   4,923 |
Deferred financing costs recorded upon emergence from Bankruptcy          $  (2,422)|
                                                                                    |
NONCASH INVESTING                                                                   |
Elimination of divisional equity upon emergence from Bankruptcy           $(132,363)|


Elimination of excess of costs over fair value of assets upon emergence             |
from Bankruptcy                                                           $  16,066 |
Establishment of reorganization in excess of identifiable assets upon               |
emergence from Bankruptcy                                                 $ (65,181)|


Establishment of Trademark valuation upon emergence from                            |
Bankruptcy                                                                $ (51,000)|
                                                                                    |
NONCASH FINANCING                                                                   |
Senior notes issued to creditors upon emergence from Bankruptcy           $ 110,000 |
Issuance of Common Stock to creditors upon emergence from                 $ 120,000 |
Bankruptcy                                                                          |


                      KASPER A.S.L., LTD. AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS

NOTE 1.  GENERAL

         The Condensed Consolidated Financial Statements included herein have been prepared by Kasper A.S.L., Ltd. (name legally changes from Sassco Fashions, Ltd. on November 5, 1997) and subsidiaries (Kasper A.S.L., Ltd. being sometimes referred to, and together with its subsidiaries collectively referred to, as the "Company" or "Kasper" as the context may require) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principals have been condensed or omitted from this report; as is permitted by such rules and regulations; however the Company believes that the disclosures are adequate to make the information presented not misleading. These Condensed Consolidated Financial Statements included herein should be read in conjunction with the combined financial statements and the notes thereto included in this registration statement for the fiscal year ended December 28, 1996.

         In the Opinion of management, the accompanying interim Condensed Consolidated Financial Statements contain all material adjustments necessary to present fairly the Condensed Consolidated financial condition, results of operations, and changes in financial position of shareholders' equity of Kasper and its subsidiaries for the interim periods presented.

         Due to the Company's Reorganization and implementation of Fresh Start Reporting (see Note 2), the Condensed Consolidated Financial Statements for the new Reorganized Company (period starting June 5, 1997, the effective date of the reorganized Company's emergence from bankruptcy) are not comparable to those of the Predecessor Company.

         A black line has been drawn on the accompanying Condensed Consolidated Financial Statements to distinguish between the reorganized company and the Predecessor Company.

NOTE  2.  FRESH START REPORTING

         Kasper was a division of The Leslie Fay Company, Inc. ("Leslie Fay", formerly The Leslie Fay Companies, Inc.), a Delaware corporation which operated its business as a debtor in possession subject to the jurisdiction and supervision of the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") until June 4, 1997. The Condensed Consolidated/Combined Financial Statements herein presented include the operations of three related Hong Kong corporations, Asia Expert Limited ("AEL"), Tomwell Limited ("Tomwell"), and Viewmon Limited ("Viewmon"), none of which were part of the Leslie Fay bankruptcy proceeding. These three Hong Kong corporations were subsidiaries of Leslie Fay (upon emergence from bankruptcy these entities became subsidiaries of Kasper) that procure and arrange for the manufacture of apparel products in the Far East solely for the benefit of Kasper. The Condensed Consolidated/Combined Financial Statements also include the results of Sassco Europe, Ltd., ASL Retail Outlets, Inc. And ASL/K Licensing Corp., all of which are wholly owned subsidiaries of the Company. The Condensed Consolidated/Combined Financial Statements of Kasper, AEL, Tomwell and Viewmon have been prepared on a stand-alone basis in accordance with generally accepted accounting principles applicable to a going concern. The predecessor Company financial data reflects the combined results of Kasper, AEL, Tomwell, Viewmon. The financial statements of the Reorganized Company are consolidated as opposed to combined because as of the date of reorganization, the three Hong Kong corporations became subsidiaries of Kasper. Prior to the reorganization, these entities were subsidiaries of Leslie Fay and, accordingly, the financial statements were combined for those periods. The Company's fiscal year ends on the Saturday closest to December 31st. The fiscal year ended December 28, 1996 ("1996") included 52 weeks.

         Leslie Fay was operating its business as a debtor in possession subject to the jurisdiction of the Bankruptcy Court. On April 5, 1993, Leslie Fay and certain of its wholly owned subsidiaries filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), as a result of the announcement of accounting irregularities, numerous stockholder and other party lawsuits filed against the Company and its directors, and the breach of certain provisions of its financing agreement at the time. On October 31, 1995, the Debtors and the Committee of Unsecured Creditors (the "Creditors Committee") filed Leslie Fay's Plan of Reorganization (the "Plan") pursuant to Chapter 11 of the Bankruptcy Code.

         The Plan was subsequently amended on March 13, 1996, December 5, 1996, February 3, 1997 and February 28, 1997. On December 5, 1996, the Debtors filed a Disclosure Statement for the Amended Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code (the "Disclosure Statement"), which was also subsequently amended on February 3, 1997 and February 28, 1997. The Plan provided for, among other things, the separation of the Debtors' estates and assets into two separate reorganized entities. Under the Plan, stockholders of the Company would not retain or receive any value for their interest. The Debtors obtained Bankruptcy Court approval of the Disclosure Statement on February 28, 1997. The Plan was approved by the creditors and on April 21, 1997, the Bankruptcy Court confirmed the Plan. Refer to the Condensed Consolidated Financial Statements of Leslie Fay for the fiscal year ended December 28, 1996, included in Leslie Fay's Annual Report on Form 10-K, for more information regarding Leslie Fay's bankruptcy proceedings.

         The Plan called for the spin-off of Kasper as a newly organized entity and which consists of Kasper, AEL, Tomwell, Viewmon, Sassco Europe and ASL Retail (collectively referred to as "Kasper A.S.L., Ltd. and Subsidiaries).

         On June 4, 1997, the Plan was consummated by Leslie Fay 1) transferring the equity interest in both Leslie Fay and Kasper, to its creditors in exchange for relief from the aggregate amount of the claims estimated at $338,000,000; 2) assigning to certain creditors the ownership rights to notes aggregating $110,000,000 payable by Kasper; and 3) transferring the assets (including $10,963,000 of cash) and liabilities of the then Sassco division to Kasper and the assets and liabilities of Leslie Fay's Dress and Sportswear divisions to three wholly owned subsidiaries of Leslie Fay. In addition, Leslie Fay retained approximately $41,080,000 in cash, of which $23,580,000 will be used to pay administrative claims as defined in the Plan. As provided for in the Plan, the Company has issued eighty (80%) percent of its 6,800,000 of new shares to its creditors in July 1997. The remaining twenty (20%) percent will be held back pending the resolutions of certain litigation before the Bankruptcy Court. On June 4, 1997, Leslie Fay emerged from bankruptcy and Kasper has emerged as a newly organized separate entity. As a result of the consummation of the Plan. Kasper reported its financial results for the forty weeks ended October 4, 1997. This period contains financial statements and notes, including the effects of the consummation of the Plan.

         Pursuant to the guidelines provided by SOP 90-7, the Company adopted fresh-start reporting with a reorganization value of $120,000,000 and allocated the reorganization value to its net assets on the basis of the purchase method of accounting.

         The fresh-start reporting reorganization value of $120,000,000 was based on averaging several valuation methodologies prepared by an independent appraiser. A five-year analysis of the Company's actual and projected operations (fiscal years ended 1997-2001) was prepared by management and a discounted cash flow methodology was applied to those numbers. A equity value was determined by calculating the impact of various assumption changes to the five year projections and adding the projected cash flows for the first four years to a "capitalization" of the fifth year's projected cash flow under each assumption. The fifth year's projected cash flow was capitalized into value and discounted to the present.

         The aggregate cash flow value was then discounted to its present value, using a discount rate of 14%. The reorganization values were then weighted with a range between $118,000,000 and $123,000,000, and $120,000,000 was established as the Company's reorganization value.

         The five-year cash flow projections were based on estimates and assumptions about circumstances and events that have not yet taken place. Such estimates and assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Company, including, but not limited to, those with respect to the future course of the Company's business activity.

         Since fresh-start reporting has been reflected in the accompanying Condensed Consolidated Balance Sheet as of October 4, 1997, the Condensed Consolidated Balance Sheet and Statement of Operations as of that date is not comparable to prior periods.

         The Reorganization and the adoption of Fresh Start Reporting resulted in the following adjustments to the Company's Condensed Consolidated Balance Sheet for the period ended June 4, 1997:


                                                                    REORGANIZATION
                                                   PREDECESSOR        FRESH START       REORGANIZED
                                                    COMPANY           ADJUSTMENTS        COMPANY
                                                      (000s)            (000s)            (000s)
                                                  JUNE 4, 1997    DEBIT       CREDIT    JUNE 4, 1997
                                                    ---------   ---------   ----------  ----------
ASSETS
Total current assets                                $ 115,951   $A  1,236   $B  1,213   $  115,974
Property and equipment, net                            14,002        --           --        14,002
Excess of purchase price over net assets acquired      17,097        --      C  16,066       1,031
Reorganization value in excess of
  identifiable assets                                            D 65,181                   65,181
Other assets                                             --      E 53,422         --        53,422
                                                    ---------   ---------   ----------  ----------
    TOTAL ASSETS                                    $ 147,050   $ 119,839   $   17,279  $  249,610
                                                    =========   =========   ==========  ==========

LIABILITIES AND SHAREHOLDERS'
   EQUITY
Total current liabilities                           $  14,687   $    --     $F   4,923  $   19,610
Long-term debt                                                               G 110,000     110,000
Divisional Equity
  Common Stock                                                               H 120,000     120,000
  Cumulative translation adjustment
 Divisional Equity (deficit)                          132,363   I 132,363         --          --
                                                    ---------   ---------   ----------  ----------
    TOTAL LIABILITIES AND SHAREHOLDERS EQUITY       $ 147,050   $ 132,363   $  234,923  $  249,610
                                                    =========   =========   ==========  ==========





         The significant fresh-start reporting adjustments are summarized as follows:

         A.       Cash and other receivables recorded at closing.
         B.       Reclass prepaid bank fees to other assets.
         C. Elimination of excess of purchase price over net asset acquired.
         D. Allocation of the fair market value of identifiable net assets in excess of the reorganization value in accordance with the purchase method of accounting. The goodwill will be amortized over twenty (20) years.
         E. Recording $51,000,000 of trademark valuation and $2,422,000 in bank commitment and related fees.
         F.       To record additional liabilities.
         G. Recording of $110,000,000 of ten year notes that bear interest at 12.75% per annum, with interest payable semiannually in September and March.
         H.       Recording of the reorganization value of $120,000,000.
         I. Cancellation of divisional equity and intercompany accounts with Leslie Fay.

NOTE 3.   SIGNIFICANT ACCOUNTING POLICIES:

         REORGANIZATION VALUE

         Reorganization   value  in  excess  of  identifiable  assets  is  being
amortized using the straight line method over 20 years. Accumulated amortization amounted to $1.1 million at October 4, 1997.

         TRADEMARKS

         Trademarks are being amortized using the straight line method over 35 years which is the estimated useful life. Accumulated amortization amounted to $486 thousand at October 4, 1997.

NOTE 4.  COMPONENTS OF CERTAIN BALANCE SHEET ACCOUNTS:

INVENTORIES

         Inventories are valued at lower of cost or (first-in, first-out, "FIFO") market.

         The cost of inventories, net of reserves, is distributed as follows:


                                    OCTOBER 4,     JUNE 4,     DECEMBER 28,
                                       1997          1997          1996
                                     -------       -------       -------
                                               (In thousands)
Raw materials                        $27,145       $29,943       $25,061
Work in process                           26            65            30
Finished goods                        35,038        30,259        59,334
                                     -------       -------       -------
         Total inventories           $62,209       $60,267       $84,425
                                     =======       =======       =======


PROPERTY, PLANT AND EQUIPMENT

         Land, buildings, fixtures, equipment and leasehold improvements are recorded at cost. Major replacements or betterments are capitalized. Maintenance and repairs are charged to earnings as incurred. For financial statement purposes, depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets.

SHAREHOLDERS' EQUITY

         Shareholders' equity of the Predecessor Company (equity prior to June 4, 1997) is the divisional equity that Kasper maintained while operating as the Sassco division of Leslie Fay. Divisional equity represents a summary of all intercompany activity between Kasper and Leslie Fay and its affiliates as well as the accumulation of earnings.

         As  provided  under  the  Plan,  the  authorized  common  stock  of the reorganized Company consists of 20,000,000 shares of common stock with a par value $.01 per share. At June 4, 1997, 6,800,000 were issued and outstanding and were being held by the plan administrator in trust. In July 1997, 5,440,000 (80%) of the shares were distributed. The remaining twenty (20%) percent will be held back pending the resolution of certain disputed claims before the Bankruptcy Court.

         In addition, 1,000,000 shares of Preferred Stock of the reorganized Company were authorized at June 4,1997 with a par value of $.01. None of such shares have been issued.

NOTE 5.   INCOME TAXES

         As a division of Leslie Fay, the Company was not subject to Federal, State and Local income taxes. Provisions for deferred taxes were not reflected on the Company's books, but were reflected on Leslie Fay's books and records. Leslie Fay and its subsidiaries filed a consolidated Federal income tax return. As a division of Leslie Fay, Kasper was not a separate legal entity. Its results were included in Leslie Fay's consolidated federal income tax return. AEL, Tomwell and Viewmon file separate returns in Hong Kong. Income taxes have been provided for herein as if the Company had filed a separate return in the United States, in addition to the separate returns mentioned above. The Company accounts for income taxes under the liability method. Under this method, any deferred income taxes recorded are provided for at currently enacted statutory rates on the differences in the basis of assets and liabilities for tax and financial reporting purposes. If recorded, deferred income taxes are classified in the balance sheet as current or non-current based upon the expected future period in which such deferred income taxes are anticipated to reverse.

         The financial statements for the Predecessor Company reflect an effective tax rate of 40%, which reasonably reflects what the Company's tax rate would have been as a separate company. Deferred taxes were reflected as a component of divisional equity as Leslie Fay was the taxable legal entity.

         For October 4, 1997, June 4, 1997 and December 28, 1996, the following provisions for income taxes were made:


                                         OCTOBER 4,    JUNE 4,    DECEMBER 28,
                                           1997         1997         1997
                                          ------       ------       ------
                                                  (In thousands)
Current:
         Federal                          $2,667       $2,818       $5,744
         State                               510          639        1,302
         Foreign                             354          301          613
                                          ------       ------       ------
Provision for income taxes                $3,531       $3,758       $7,659
                                          ======       ======       ======

         The difference between the Company's effective income tax rate and the statutory federal income tax rate for October 4, 1997, June 4, 1997 and December 28, 1996, respectively, is as follows:


                                      OCTOBER 4,      JUNE 4,     DECEMBER 28,
                                        1997           1997          1996
                                     ----------     ----------     ---------
                                        (In thousands, except percentages)
Provision for income taxes           $    3,531     $    3,758     $   7,659
                                     ==========     ==========     =========

Income before taxes                  $    7,845     $    9,396     $  19,147
                                     ==========     ==========     =========

Effective tax rate                         45.0%          40.0%         40.0%
Net state tax                              (3.9)          (6.8)         (6.8)
Foreign tax rate differential              (4.5)           2.8           2.8
Other                                      (2.6)          (1.0)         (1.0)
                                     ----------     ----------     ---------
     Federal statutory rate                34.0%          35.0%         35.0%
                                     ==========     ==========     =========

         At December 28, 1996, Leslie Fay had consolidated federal tax loss carryforwards of $135,100,000 expiring in 2009, 2010 and 2011. No benefit with respect to these tax loss carryforwards has been reflected in the June 4, 1997 and December 28, 1996 financial statements. As of October 4, 1997, Kasper has no net operating loss carryforwards.

NOTE 6.   INCOME PER SHARE

         The computation of income per common share is based upon the weighted average number of common shares outstanding during the period. The pro forma weighted average number of common shares outstanding and pro forma net income per common share for the periods prior to June 4, 1997 have not been presented because, due to the restructuring and implementation of Fresh Start Reporting they are not comparable to subsequent periods.

         In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share". This statement establishes standards for computing and presenting earnings per share ("EPS"), replacing the presentation of currently required Primary EPS with a presentation of Basic EPS. For entities with complex capital structures, the statement requires the dual presentation of both Basic EPS and Diluted EPS on the face of the statement of operations. Under this new standard, Basic EPS is computed on the weighted average number of shares actually outstanding during the year. Diluted EPS includes the effect of potential dilution from the exercise of outstanding dilutive stock options and warrants into common stock using the treasury stock method. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, and earlier adoption is not permitted. The Company does not expect the adoption of this statement to have a material effect on its financial position or results of operations.

NOTE 7.   DEBT:

CREDIT AGREEMENT

         On June 4, 1997 the Company entered into a three-year financing agreement (the "Credit Agreement") with BankBoston ("BOB") to provide direct borrowings and the issuance of letters of credit on Company's behalf in an aggregate amount not exceeding $ 100,000,000, with a sublimit on letters of credit of $50,000,000. Direct borrowings bear interest at the higher of the annual rate of interest announced from time to time by BOB as its "Base Rate" or one-half of one percent (0.50%) above the Federal Funds Effective Rate, plus the Base Rate Applicable Margin of 0.75%. (9.25% at October 4, 1997) and the Credit Agreement requires a fee, payable monthly, on average outstanding letters of credit at a rate of 1.75% annually. Direct borrowings of $12,664,000 outstanding under the BOB Credit Agreement and approximately $21,296,000 was committed under unexpired letters of credit as of October 4, 1997. The Company has approximately $24,600,000 available for future borrowings as of October 4, 1997.

         The BOB Credit Agreement, as amended, contains certain reporting requirements, as well as financial and operating covenants related to capital expenditures and the attainment of a current assets to current liabilities ratio, an interest to earnings ratio and minimum earnings. As collateral for borrowings under the BOB Credit Agreement, the Company has granted to BOB a security interest in substantially all of its assets.

         In addition, the BOB Credit Agreement contains certain restrictive covenants, including limitations on the incurrence of additional liens and indebtedness and a prohibition on paying dividends. The Company is currently in compliance with all requirements contained in the BOB Credit Agreement.

         The Company paid $2,422,000 in commitment and related fees in connection with the credit facility in June 1997. These fees are included in other assets and will be amortized as interest and financing costs over the term of the Credit Agreement (three years).

LONG TERM DEBT

         Pursuant to the reorganization the former creditors of Leslie Fay received 12.75% Senior Notes in the aggregate principal amount of $110,000,000. These notes bear interest at twelve and three quarter percent (12.75%) interest and mature on June 4, 2004. Interest is paid semi-annually on March 31 and September 30. The Senior Notes contain certain restrictive covenants, including limitations on the incurrence of additional liens, indebtedness, and a prohibition on paying dividends.

NOTE 8.   COMMITMENTS AND CONTINGENCIES

         On April 5, 1993, Leslie Fay and several of its subsidiaries filed voluntary petitions in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code. All civil litigation commenced against Leslie Fay and those referenced subsidiaries prior to that date was stayed under the Bankruptcy Code. By an order dated April 30, 1997 (the "Confirmation Order"), the Bankruptcy Court confirmed the Plan. The Plan was consummated on June 4, 1997.

         The Confirmation Order, inter alia, dismissed with prejudice all pending litigation's, and released all claims that could have been brought in litigation. Both prior to and subsequent to the Filing Dates, various class action suits were commenced on behalf of certain prior stockholders of the Company. Any claims against the Company arising out of these suits were discharged as part of, and in accordance with the terms of the Plan. Accordingly, whatever the eventual outcome of these cases, there can be no material financial impact on the Company based on the terms of the Plan.

         On November 17, 1997, the Company's wholly-owned subsidiary, Asia Expert, Ltd. received a letter from the United States Customs Service stating that a monetary claim in the amount of $694,860 was being contemplated against Asia Expert, Ltd. as a result of an alleged trans-shipment of goods in late 1995 from China by a contractor. At this time, the case is in the preliminary stages of investigation. However, it is the Company's position that its subsidiary did not knowingly or intentionally participate in any violation of U.S. Custom laws and the Company intends to vigorously pursue all appropriate legal defenses.

NOTE 9.   STOCK OPTION PLANS

         In October, 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation". This statement establishes a fair market value based method of accounting for an employee stock option but allows companies to continue to measure compensation cost for those plans using the intrinsic value based method prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees". Companies electing to continue using the accounting under APB Opinion No. 25 must, however, make pro forma disclosure of net income and earnings per share as if the fair value based method of accounting in SFAS No. 123 had been applied. The Company has elected to account for its stock based compensation awards to employees and directors under the accounting prescribed by APB Opinion No. 25, and will be required to provide the disclosures required by SFAS No. 123 at year end. The Company does not expect the adoption of this statement to have a material effect on its financial position or results of operation.

         On December 2, 1997, the Board of Directors approved the 1997 Management Stock Option Plan (the "Management Plan"). To date, the Company has issued Management Options to purchase 1,753,459 shares of Common Stock, which upon issuance will represent approximately 20.5% of the Company's outstanding Common Stock. Such options are exercisable at $14.00 per share and vest as follows: 25% vested immediately with 15% vesting annually thereafter on June 4 from the years 1998 to 2002. The Management Options expire on June 1, 2003.

         The Management Plan provides for the grant to officers and employees of and consultants to the Company and its affiliates who are responsible for or contribute to the management, growth and profitability of the Company of options to purchase Common Stock. The total number of shares of Common Stock for which options may be granted under the Plan is 2,500,000 shares. No participant may be granted stock options covering in excess of 1,500,000 shares of Common Stock over the life of the Management Plan. Management Options are not transferable by the optionee other than by will or the laws of descent and distribution or to facilitate estate planning, and each option is exercisable during the lifetime of the optionee only by such optionee.

         The Management Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Management Options granted as of the dated hereof are nonqualified stock options. The term of each option granted pursuant to the Management Plan may be established by the Committee, in its sole discretion; provided, however, that the maximum term of each option granted pursuant to the Employee Plan is six and one-half years. Options shall become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual option agreement.

NON-EMPLOYEE DIRECTOR STOCK OPTIONS

         On June 10, 1997, the Board of Directors approved the grant of stock options ("Director Options") to purchase 20,000 shares of Common Stock to each of its five non-employee directors. Each option has an exercise price of $14.00 per share and a term of ten years vesting ratably over three years. Director Options are not transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

         At the date of issuance the FMV was $15.50. The FMV in excess of the exercise price paid is being amortized over the vesting period.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Shareholders and Board of Directors of Kasper A.S.L. Ltd., (formerly Sassco Fashions, Ltd., a division of the Leslie Fay Companies).

We have audited the accompanying consolidated balance sheet of Kasper A.S.L. Ltd. (a Delaware Corporation) and subsidiaries as of June 4, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

As more fully described in Note 2 to the consolidated balance sheet, effective June 4, 1997, the Company emerged from protection under Chapter 11 of the U.S. Bankruptcy Code pursuant to a Reorganization Plan which was confirmed by the Bankruptcy Court on April 21, 1997. In accordance with AICPA Statement of Position 90-7, the Company adopted "Fresh Start Reporting" whereby its assets, liabilities and new capital structure were adjusted to reflect estimated fair values as of June 4, 1997. As a result, the consolidated financial statements for the periods subsequent to June 4, 1997 will reflect the Successor Company's new basis of accounting and are not comparable to the Predecessor Company's pre-reorganization financial statements.

In our opinion, the consolidated balance sheet referred to above present fairly, in all material respects, the financial position of Kasper A.S.L. Ltd., and subsidiaries as of June 4, 1997 in conformity with generally accepted accounting principles.



                                                  ARTHUR ANDERSEN LLP





New York, NY
December 5, 1997

                      KASPER A.S.L., LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                                                     Reorganized
                                                                         Company
                                                                         June 4,
ASSETS                                                                    1997
                                                                        --------

Current Assets:
  Cash and cash equivalents                                             $  3,081
  Accounts receivable-net of allowances for possible losses
       of $14,021                                                         50,882
  Inventories ....................................                        60,267
  Prepaid expenses and other current assets                                1,744
                                                                        --------
      Total Current Assets                                               115,974
                                                                        --------

Property, Plant and Equipment, at cost less accumulated depreciation
       and amortization of $1,571                                         14,002
Reorganization value in excess of identifiable assets.............        65,181
Trademark                                                                 51,000
Other Assets, at cost less accumulated amortization of $98                 3,453
                                                                        --------
  Total Assets                                                          $249,610
                                                                        ========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                      $  9,915
  Accrued expenses and other current liabilities                           9,046
  Income taxes payable                                                       649
                                                                        --------
      Total Current Liabilities                                           19,610

Long Term Liabilities:
  Long Term Debt                                                         110,000
                                                                        --------
      Total Liabilities                                                  129,610

Commitments and Contingencies

Shareholders' Equity:
     Common Stock, $0.01 par value; 20,000,000 shares authorized;
         6,800,000 shares issued and outstanding                              68
     Preferred Stock, $0.01 par value; 1,000,000 shares authorized;
         none issued and outstanding
  Capital in excess of par value                                         119,932
  Retained Earnings                                                         --
                                                                        --------
         Total Shareholders' Equity                                      120,000
                                                                        --------


  Total Liabilities and  Shareholders' Equity                           $249,610
                                                                        ========




         The accompanying Notes to the Consolidated Balance sheet are an integral part of this balance sheet.

                      KASPER A.S.L., LTD. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


NOTE 1.  BASIS OF PRESENTATION AND ORGANIZATION

            The Consolidated Balance Sheet included herein has been prepared by Kasper A.S.L., Ltd. (name changed from Sassco Fashions, Ltd. on November 5,
1997) and subsidiaries (Kasper A.S.L., Ltd. being sometimes referred to, and together with its subsidiaries collectively referred to, as the "Company" or "Kasper" as the context may require).

            Due to the Company's Reorganization and implementation of Fresh Start Reporting (see Note 2), the Consolidated Balance Sheet for the new Reorganized Company (period starting June 4, 1997, the effective date of the reorganized Company's emergence from bankruptcy) are not comparable to those of the Predecessor Company.

            Kasper was a division of The Leslie Fay Company, Inc. ("Leslie Fay"-formerly The Leslie Fay Companies, Inc.), a Delaware corporation which operated its business as a debtor in possession subject to the jurisdiction and supervision of the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") until June 4, 1997. The Consolidated Balance Sheet herein presented include the operations of three related Hong Kong corporations, Asia Expert Limited ("AEL"), Tomwell Limited ("Tomwell"), and Viewmon Limited ("Viewmon"), none of which were part of the Leslie Fay bankruptcy proceeding. These three Hong Kong corporations were subsidiaries of Leslie Fay (upon emergence from bankruptcy these entities became subsidiaries of Kasper) that procure and arrange for the manufacture of apparel products in the Far East solely for the benefit of Kasper. This consolidated balance sheet also includes the balance sheets of Sassco Europe, Ltd., ASL Retail Outlets Inc. and ASL/K Licensing Corp., all of which are wholly owned subsidiaries of the Company. The Consolidated Balance Sheet has been prepared on a stand-alone basis in accordance with generally accepted accounting principles applicable to a going concern.

            Leslie Fay was operating its business as a debtor in possession subject to the jurisdiction of the Bankruptcy Court. On April 5, 1993, Leslie Fay and certain of its wholly owned subsidiaries filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), as a result of the announcement of accounting irregularities, numerous stockholder and other party lawsuits filed against the Company and its directors, and the breach of certain provisions of its financing agreement at the time. On October 31, 1995, the Debtors and the Committee of Unsecured Creditors (the "Creditors Committee") filed the Plan pursuant to Chapter 11 of the Bankruptcy Code.

            The Plan was subsequently amended on March 13, 1996, December 5, 1996, February 3, 1997 and February 28, 1997. On December 5, 1996, the Debtors filed a Disclosure Statement for the Amended Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code (the "Disclosure Statement"), which was also subsequently amended on February 3, 1997 and February 28, 1997. The Plan provided for, among other things, the separation of the Debtors' estates and assets into two separate reorganized entities. Under the Plan, stockholders of the Company would not retain or receive any value for their interest. The Debtors obtained Bankruptcy Court approval of the Disclosure Statement on February 28, 1997. The Plan was approved by the creditors and on April 21, 1997, the Bankruptcy Court confirmed the Plan. Refer to the Consolidated Financial Statements of Leslie Fay for the fiscal year ended December 28, 1996, included in Leslie Fay's Annual Report on Form 10-K, for more information regarding Leslie Fay's bankruptcy proceedings.

            The Plan called for the spin-off of Kasper as a newly organized entity and will consist of Kasper, AEL, Tomwell, Viewmon, Sassco Europe and ASL Retail (collectively referred to as "Kasper A.S.L., Ltd. and Subsidiaries").

            On June 4, 1997, the Plan was consummated by Leslie Fay 1) transferring the equity interest in both Leslie Fay and Kasper, to its creditors in exchange for relief from the aggregate amount of the claims estimated at $338,000,000; 2) assigning to certain creditors the ownership rights to notes aggregating $110,000,000 payable by Kasper; and 3) transferring the assets (including $10,963,000 of cash) and liabilities of the Sassco division to Kasper and the assets and liabilities of Leslie Fay's Dress and Sportswear divisions to three wholly owned subsidiaries of Leslie Fay. In addition, Leslie Fay retained approximately $41,080,000 in cash, of which $23,580,000 will be used to pay administrative claims as defined in the Plan. As provided for in the Plan, the Company has issued eighty (80%) percent of its 6,800,000 of new shares to its creditors in July 1997. The remaining twenty (20%) percent will be held back pending the resolutions of certain litigation before the Bankruptcy Court. On June 4, 1997, Leslie Fay emerged from bankruptcy and Kasper has emerged as a newly organized separate entity.

NOTE 2. FRESH START REPORTING

            The effects of the Company's reorganization under Chapter 11 have been accounted for in the Company's Balance Sheet using principles required by the American Institute of Certified Public Accountants - Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("Fresh Start Accounting"). Pursuant to the guidelines provided by SOP 90-7, the Company adopted fresh-start reporting with a reorganization value of $120,000,000 and allocated the reorganization value to its net assets on the basis of the purchase method of accounting.

            The fresh-start reporting reorganization value of $120,000,000 was based on averaging several valuation methodologies prepared by an independent appraiser. A five-year analysis of the Company's actual and projected operations (fiscal years ended 1997-2001) was prepared by management and a discounted cash flow methodology was applied to those numbers. A equity value was determined by calculating the impact of various assumption changes to the five year projections and adding the projected cash flows for the first four years to a "capitalization" of the fifth year's projected cash flow under each assumption. The fifth year's projected cash flow was capitalized into value and discounted to the present.

            The aggregate cash flow value was then discounted to its present value, using a discount rate of 14%. The reorganization values were then weighted with a range between $118,000,000 and $123,000,000, and $120,000,000 was established as the Company's reorganization value.

            The five-year cash flow projections were based on estimates and assumptions about circumstances and events that have not yet taken place. Such estimates and assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Company, including, but not limited to, those with respect to the future course of the Company's business activity.

            Since fresh-start reporting has been reflected in the accompanying Consolidated Balance Sheet as of June 4, 1997, the Consolidated Balance Sheet as of that date is not comparable to prior periods.

            The Reorganization and the adoption of Fresh Start Reporting resulted in the following adjustments to the Company's Consolidated Balance Sheet for the period ended June 4, 1997:

                                                                     REORGANIZATION
                                                    PREDECESSOR        FRESH START        REORGANIZED
                                                      COMPANY          ADJUSTMENTS         COMPANY
                                                   JUNE 4, 1997     DEBIT      CREDIT    JUNE 4, 1997
                                                    ----------   ----------  ----------   ---------
ASSETS                                                                (in thousands)
Total current assets                                $  115,951   $A   1,236  $B   1,213   $ 115,974
Property and equipment, net                             14,002                             14,002
Excess of purchase price over net assets acquired       17,097               C  16,066       1,031
Reorganization value in excess of
  identifiable assets                                            D   65,181                 65,181
Other assets                                                     E   53,422                 53,422
                                                    ----------   ----------  ----------   ---------
    TOTAL ASSETS                                    $  147,050   $  119,839  $   17,279   $ 249,610
                                                    ==========   ==========  ==========   =========

LIABILITIES AND SHAREHOLDERS'
   EQUITY
Total current liabilities                           $   14,687   $     --    $F   4,923   $  19,610
Long-term debt                                            --           --     G 110,000     110,000
Divisional Equity
  Common Stock                                            --           --     H 120,000     120,000
  Divisional Equity                                    132,363    I 132,363       --         --
                                                    ----------   ----------  ----------   ---------
    TOTAL LIABILITIES AND SHAREHOLDERS EQUITY       $  147,050   $  132,363  $  234,923   $ 249,610
                                                    ==========   ==========  ==========   =========


            The significant fresh-start reporting adjustments are summarized as follows:

            A.    Cash and other receivables recorded at closing.
            B.    Reclass prepaid bank fees to other assets.
            C. Elimination of excess of purchase price over net asset acquired.
            D. Allocation of the fair market value of identifiable net assets in excess of the reorganization value in accordance with the purchase method of accounting. The goodwill will be amortized over twenty (20) years.
            E. Recording $51,000,000 of trademark valuation and $2,422,000 in bank commitment and related fees.
            F.    To record additional liabilities.
            G. Recording of $110,000,000 of ten-year notes that bear interest at 12.75% per annum, with interest payable semiannually in September and March.
            H.    Recording of the reorganization value of $120,000,000.
            I. Cancellation of divisional equity and intercompany accounts with Leslie Fay.


NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(A) BUSINESS -

            The Company is principally engaged in the design and sale of women's apparel.

(B) PRINCIPLES OF CONSOLIDATION-

            The consolidated financial statements include the accounts of Sassco, AEL, Tomwell, Viewmon, Sassco Europe and ASL Retail. All significant intercompany balances and transactions have been eliminated in consolidation.

(C) FAIR VALUE OF FINANCIAL INSTRUMENTS -

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosure of the fair value of certain financial instruments. Cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reflected at fair value because of the short term maturity of these instruments.

(D) USE OF ESTIMATES -

            The financial statements are prepared in conformity with generally accepted accounting principles, such preparation requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

(E) REORGANIZATION VALUE -

            Reorganization value in excess of identifiable assets is being amortized using the straight-line method over 20 years. The Company will continually evaluate, based upon income and/or cash flow projections and other factors as appropriate, whether events and circumstances have occurred that indicate that the remaining estimated useful life of this asset warrants revision or that the remaining balance of this asset may not be recoverable.

(F) TRADEMARKS -

            Trademarks are being amortized using the straight-line method over 35 years which is the estimated useful life.

(G) CASH EQUIVALENTS

            All highly liquid investments with a remaining maturity of three months or less at the date of acquisition are classified as cash equivalents

(H) INVENTORIES -

            Inventories are valued at the lower of cost (first-in, first-out; "FIFO") or market.

(I) PROPERTY, PLANT AND EQUIPMENT -

            Land, buildings, fixtures, equipment and leasehold improvements are recorded at cost. Major replacements or betterments are capitalized. Maintenance and repairs are charged to earnings as incurred. For financial statement purposes, depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets.

(J) INCOME TAXES -

         The Company accounts for income taxes in accordance with SFAS 109. Under this method, any deferred income taxes recorded are provided for at currently enacted statutory rates on the differences in the basis of assets and liabilities for tax and financial reporting purposes. If recorded, deferred income taxes are classified in the balance sheet as current or non-current based upon the expected future period in which such deferred income taxes are anticipated to reverse.


NOTE 4. INVENTORIES:

         Inventories, net of reserves, consist of the following:

                                                        June 4,
                                                         1997
                                                    (in thousands)
                                                    --------------

              Raw materials                            $29,943
              Work in process                               65
              Finished goods                            30,259
                                                       -------

                   Total inventories                   $60,267
                                                       =======

NOTE 5. PROPERTY, PLANT AND EQUIPMENT:

         Property, plant and equipment consist of the following:

                                                        JUNE 4,      ESTIMATED
                                                         1997       USEFUL LIVES
                                                         ----       ------------
                                                   (In thousands)

     Machinery, equipment and fixtures                 $ 10,665     5 - 10 years
     Leasehold improvements                               4,805     5 years
     Construction in Progress                               103     N/A
                                                       --------
     Property, plant and equipment, at cost              15,573
     Less: Accumulated depreciation and
               amortization                              (1,571)
                                                       --------
          Total property, plant and equipment, net     $ 14,002
                                                       ========

NOTE 6. DEBT:

CREDIT AGREEMENT -

            On June 4, 1997 the Company entered into a three-year financing agreement (the "Credit Agreement") with BankBoston ("BOB") to provide direct borrowings and the issuance of letters of credit on Company's behalf in an aggregate amount not exceeding $ 100,000,000, with a sublimit on letters of credit of $50,000,000. Direct borrowings bear interest at the higher of the annual rate of interest announced from time to time by BOB as its "Base Rate" or one-half of one percent (0.50%) above the Federal Funds Effective Rate, plus the Base Rate Applicable Margin of 0.75%. (9.25% at June 4, 1997) and the Credit Agreement requires a fee, payable monthly, on average outstanding letters of credit at a rate of 1.75% annually.

            The BOB Credit Agreement, as amended, contains certain reporting requirements, as well as financial and operating covenants related to capital expenditures and the attainment of a current assets to current liabilities ratio, an interest to earnings ratio and minimum earnings. As collateral for borrowings under the BOB Credit Agreement, the Company has granted to BOB a security interest in substantially all of its assets. In addition, the BOB Credit Agreement contains certain restrictive covenants, including limitations on the incurrence of additional liens and indebtedness and a prohibition on paying dividends.

            The Company paid $2,422,000 in commitment and related fees in connection with the credit facility in June 1997. These fees are included in other assets and will be amortized as interest and financing costs over the term of the Credit Agreement (three years).

LONG TERM DEBT -

            Pursuant to the reorganization the former creditors of Leslie Fay received 12.75% Senior Notes in the aggregate principal amount of $110,000,000. These notes bear interest at twelve and three quarter percent (12.75%) and mature on June 4, 2004. Interest is paid semi-annually on March 31 and September
30.  The  Senior  Notes  contain  certain   restrictive   covenants,   including
limitations on the occurrence of additional liens, indebtedness, and a prohibition on paying dividends.

NOTE 7. SHAREHOLDERS EQUITY:

            As provided under the Plan, the authorized common stock of the reorganized company consist of 20,000,000 shares of common stock with a par value of $.01 per share. At June 4, 1997, 6,800,000 were issued and outstanding and were being held by the plan administrator in trust. In July 1997, 5,440,000 (80%) of the shares were distributed. The remaining twenty (20%) will be held back pending the resolution of certain disputed claims before the Bankruptcy Court. In addition, 1,000,000 shares of Preferred Stock of the new reorganized Company were authorized at June 4, 1997 with a par value of $.01. None of the shares have been issued.

NOTE 8. COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS -

            On April 5, 1993, Leslie Fay and several of its subsidiaries filed voluntary petitions in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code. All civil litigation commenced against Leslie Fay and those referenced subsidiaries prior to that date was stayed under the Bankruptcy Code. By an order dated April 30, 1997 (the "Confirmation Order"), the Bankruptcy Court confirmed the Plan. The Plan was consummated on June 4, 1997.

            The Confirmation Order, inter alia, dismissed with prejudice all pending litigation, and released all claims that could have been brought in litigation. Both prior to and subsequent to the Filing Dates, various class action suits were commenced on behalf of certain prior stockholders of the Company. Any claims against the Company arising out of these suits were discharged as part of, and in accordance with the terms of the Plan. Accordingly, whatever the eventual outcome of these cases, there can be no material financial impact on the Company based on the terms of the Plan.

            On November 17, 1997, the Company's wholly-owned subsidiary, Asia Expert, Ltd. received a letter from the United States Customs Service stating that a monetary claim in the amount of $694,860 was being contemplated against Asia Expert, Ltd. as a result of an alleged trans-shipment of goods in late 1995 from China by a contractor. At this time, the case is in preliminary stages of investigation. However, it is the Company's position that its subsidiary did not knowingly or intentionally participate in any violation of U.S. Custom laws and the Company intends to vigorously pursue all appropriate legal defenses.

LEASES -

            The Company rents real and personal property under leases expiring at various dates through 1999. Certain of the leases stipulate payment of real estate taxes and other occupancy expenses.

         Minimum annual rental commitments under leases in effect at June 4, 1997 are summarized as follows:

                                                           (In thousands)
                                                                      EQUIPMENT
                FISCAL YEAR ENDED                     REAL ESTATE      & OTHER
                -----------------                     -----------      -------
          1997                                          $ 2,316        $    33
          1998                                            3,675             56
          1999                                            2,744             31
          2000                                            2,281           --
          2001                                            2,031           --
          Later years                                    12,392           --
                                                        -------        -------
          Total minimum lease payments                  $25,439        $   120
                                                        =======        =======

CONCENTRATIONS OF CREDIT RISK -

            Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by SFAS No. 105, consist primarily of trade accounts receivable. The Company's customers are not concentrated in any specific geographic region, but are concentrated in the retail apparel business. The Company has established an allowance for possible losses based upon factors surrounding the credit risk of specific customers, historical trends and other information.

GEOGRAPHIC SEGMENTS -

            Identifiable assets in the United States and the Far East are $93,430,485 and $53,619,800 at June 4, 1997. The Company's Hong Kong entities sole source of revenues comes from intercompany transactions, as their sole function is to procure and arrange for the manufacture of apparel in the Far East for Kasper.

NOTE 9. STOCK OPTION PLANS

            In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation". This statement establishes a fair market value based method of accounting for an employee stock option but allows companies to continue to measure compensation cost for those plans using the intrinsic value based method prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees". Companies electing to continue using the accounting under APB Opinion No. 25 must, however, make pro forma disclosure of net income and earnings per share as if the fair value based method of accounting in SFAS No. 123 had been applied. The Company has elected to account for its stock based compensation awards to employees and directors under the accounting prescribed by APB Opinion No. 25, and will be required to provide the disclosures required by SFAS No. 123 at year end. The Company does not expect the adoption of this statement to have a material effect on its financial position or results of operation.

            On December 2, 1997, the Board of Directors approved the 1997 Management Stock Option Plan (the "Management Plan"). To date, the Company has issued Management Options to purchase 1,753,459 shares of Common Stock, which upon issuance will represent approximately 20.5% of the Company's outstanding Common Stock. Such options are exercisable at $14.00 per share and vest as follows: 25% vested immediately with 15% vesting annually thereafter on June 4 from the years 1998 to 2002. The Management Options expire on June 1, 2003.

            The Management Plan provides for the grant to officers and employees of and consultants to the Company and its affiliates who are responsible for or contribute to the management, growth and profitability of the Company of options to purchase Common Stock. The total number of shares of Common Stock for which options may be granted under the Plan is 2,500,000 shares. No participant may be granted stock options in excess of 1,500,000 shares of Common Stock over the life of the Management Plan. Management Options are not transferable by the optionee other than by will or the laws of descent and distribution or to facilitate estate planning, and each option is exercisable during the lifetime of the optionee only by such optionee.

            The Management Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Management Options granted as of the date hereof are nonqualified stock options. The term of each option granted pursuant to the Management Plan may be established by the Committee, in its sole discretion: provided, however, that the maximum term of each option granted pursuant to the Employee Plan is six and one-half years. Options shall become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual option agreement.

            On June 10, 1997, the Board of Directors approved the grant of stock options ("Director Options") to purchase 20,000 shares of Common Stock to each of its five non-employee directors for a total of 100,000 options. Each option has an exercise price of $14.00 per share and a term of ten years vesting ratably over three years. Director Options are not transferable by the optionee other than by will or the laws of descent and distribution or to facilitate estate planning, and each option is exercisable during the lifetime of the optionee only by such optionee.

NOTE 10. INCOME PER SHARE

            The computation of income per common share will be based upon the weighted average number of common shares outstanding during the period.

            In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share". This statement establishes standards for computing and presenting earnings per share ("EPS"), replacing the presentation of currently required Primary EPS with a presentation of Basic EPS. For entities with complex capital structures, the statement requires the dual presentation of both Basic EPS and Diluted EPS on the face of the statement of operations. Under this new standard, Basic EPS is computed on the weighted average number of shares actually outstanding during the year. Diluted EPS includes the effect of potential dilution from the exercise of outstanding dilutive stock options and warrants into common stock using the treasury stock method. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, and earlier adoption is not permitted. The Company does not expect the adoption of this statement to have a material effect on its financial position or results of operations.

=======================================  =======================================

 NO PERSON IS AUTHORIZED IN CONNECTION
WITH ANY OFFERING  MADE HEREBY TO GIVE
ANY   INFORMATION   OR  TO  MAKE   ANY
REPRESENTATION  NOT  CONTAINED IN THIS
PROSPECTUS,  AND,  IF  GIVEN  OR MADE,
SUCH  INFORMATION  OR   REPRESENTATION             KASPER A.S.L., LTD.
MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED   BY  THE   COMPANY.   THIS
PROSPECTUS   DOES  NOT  CONSTITUTE  AN
OFFER TO SELL OR A SOLICITATION  OF AN
OFFER  TO BUY  ANY  OF THE  SECURITIES
OFFERED  HEREBY  TO ANY  PERSON IN ANY    1,350,131 SHARES OF COMMON STOCK AND
JURISDICTION  IN WHICH IT IS  UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION.     $12,141,438 OF 12.75% SENIOR NOTES
NEITHER    THE    DELIVERY   OF   THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER
SHALL UNDER ANY  CIRCUMSTANCES  CREATE
ANY  IMPLICATION  THAT THE INFORMATION
CONTAINED  HEREIN IS CORRECT AS OF ANY
DATE SUBSEQUENT TO THE DATE HEREOF.

         -----------------                          ----------------
                                                       PROSPECTUS
         TABLE OF CONTENTS                          ----------------
                                  PAGE

Prospectus Summary...................2
Risk Factors.........................5
Non-Comparability of Historical
        Financial Statements........12
Use of Proceeds.....................12
Dividend Policy.....................12
Capitalization......................12
Selected Consolidated / Combined
 Financial Information..............13
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................16
Business............................22
Management..........................35
Principal Stockholders..............41
Selling Stockholders'
        and Plan of Distribution....42
Certain Transactions................44
Description of Capital Stock........44                   , 1998
Shares Eligible for Future Sale.....48
Legal Matters.......................49
Experts.............................49
Additional Information..............49
Incorporation of Certain
 Documents by Reference.............49
Index to Financial Statements......F-1

         -----------------

UNTIL  _________  __,  1998  (25  DAYS
AFTER  THE  DATE OF THIS  PROSPECTUS),
ALL DEALERS EFFECTING  TRANSACTIONS IN
THE REGISTERED SECURITIES,  WHETHER OR
NOT      PARTICIPATING     IN     THIS
DISTRIBUTION,   MAY  BE   REQUIRED  TO
DELIVER  A  PROSPECTUS.   THIS  IS  IN
ADDITION TO THE OBLIGATIONS OF DEALERS
TO DELIVER A PROSPECTUS WHEN ACTING AS
REPRESENTATIVES  AND WITH  RESPECT  TO
THEIR     UNSOLD     ALLOTMENTS     OR
SUBSCRIPTIONS.

=======================================  =======================================

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        It is estimated that the following expenses will be incurred in connection with the proposed Offering hereunder. All of such expenses will be borne by the registrant.

        Registration fee - Securities and Exchange Commission......$9,024.17
        NASD filing fee............................................
        New York Stock Exchange listing fee........................     *
        Legal fees and expenses....................................     *
        Accounting fees and expenses...............................     *
        Transfer agent fees and expenses...........................     *
        Blue sky fees and expenses (including counsel fees)........     *
        Printing expenses..........................................     *
        Miscellaneous..............................................     *
                                                                   ---------
                       Total.......................................$    *
                                                                   =========

-------------------
*   To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        1. Section 145 of Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that his conduct was unlawful.

        Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

        Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

        (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

        (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

        (3)       by the stockholders.

        Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

        2. Charter Provisions on Indemnity. Article Ten of the Certificate of Incorporation of the Company sets forth the extent to which the Company's directors and officers may be indemnified by the Company against liabilities which they may incur while serving in such capacity. Such indemnification will be provided to the fullest extent permitted and in the manner required by the Delaware General Corporation Law. This article generally provides that the Company shall indemnify the directors and officers of the Company who are or were a party to any threatened, pending, or completed action, suit or proceeding, whether in nature civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or of any constituent corporation absorbed into the Company by consolidation or merger or serves or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Company or of any such constituent corporation and, at the Company's option, provides advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Company.

        3. Limitation of Liability of Directors. As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of the fiduciary duty of care as a Director. By its terms and in accordance with the Delaware General Corporation Law, however, this provision does not eliminate or limit the liability of a director of the Company (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law

(relating to unlawful payments of dividends or unlawful stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

        4. Director and Officer Liability Insurance. The Company has purchased director and officer liability. Such insurance covers its directors and officers with respect to liability which they may incur in connection with their serving as such, which liability includes liability under the Securities Act. The insurance also provides certain additional coverage for the directors and officers against certain liability even though such liability would not be subject to indemnification under Article Ten of the Company's Certificate of Incorporation.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

        None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (A) EXHIBITS


EXHIBIT
NUMBER         DESCRIPTION

2(1) Fourth Amended and Restated Joint Plan of Reorganization for Debtors (Leslie Fay Companies, Inc.) Pursuant to Chapter 11 of the United States Bankruptcy Code Proposed by Debtors and Creditors' Committee, dated April 18, 1997.


3.1(6)        Amended and Restated  Certificate of Incorporation as filed on May
              30, 1997.

3.2(6)        Amendment to Certificate of  Incorporation as filed on November 5,
              1997.

3.3(6)        By-laws, as amended.


4.1(2) Indenture dated as of June 4, 1997 by and between the Registrant AND IBJ Schroder Bank & Trust Company, as trustee.

4.2(3) Supplemental Indenture, dated as of June 30, 1997, by and between the Registrant and IBJ Schroder Bank & Trust Company, as trustee.

4.3(4)        Form of Senior Note issued under the Indenture.


5(6)          Opinion of Parker Chapin Flattau & Klimpl, LLP.

10.1(6) Credit Agreement dated June 5, 1997 by and between the Registrant and BankBoston (without exhibits).

10.2(6) Employment Agreement dated June 4, 1997 between the Registrant and Arthur S. Levine.


10.3(5)       Lease  Modification  Agreement  and Lease  Agreement,  each  dated
              August  20,  1996,   Between  The   Registrant  and  Import  Hartz
              Associates.

10.4(6)       Acquisition  Agreement  dated  June  2,  1997  by  and  among  the
              Registrant, ASL/K Licensing Corp, Herbert Kasper and Forecast Designs, Inc.

10.5(6) Employment, Consulting and Non-competition Agreement dated as of June 4, 1997 by and among Sassco Fashions, Ltd., ASL/K Licensing Corp. and Herbert Kasper.

10.6(6)       1997 Management Stock Option Plan.

10.7(6)       Form of Stock Option Agreement issued to Directors.

21(6)         Subsidiaries of the Registrant.

23.1(6)       Consents of Arthur Andersen LLP.


23.2          Consent of Parker Flattau & Klimpl, LLP (included in Exhibit 5).

24            Power of Attorney (included in signature page).


27(6)         Financial Data Schedule.


----------------------------------------
     (1) Incorporated by reference to Exhibit #4 to the Registrant's Report on Form 8-K (Commission File No. 022-22269) filed with the Commission on July 14, 1997 (the "Report On Form 8-K").

     (2) Incorporated by reference to Exhibit #1 to the Registrant's Report on Form 8-K.

     (3) Incorporated by reference to Exhibit #3 to the Registrant's Report on Form 8-K.

     (4) Incorporated by reference to Exhibit #2 to the Registrant's Report on Form 8-K.

     (5)  To be filed by Amendment.


     (6) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-41629) filed with the Commission on December 5, 1997.



(B)      FINANCIAL STATEMENT SCHEDULE

         None.

         ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate Offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

         (c) The undersigned registrant hereby undertakes to provide to the Representatives, at the closing specified in the underwriting agreement included in Exhibit 1.1 hereto, certificates in such denominations and registered in such names as required by the Representatives to permit delivery to each purchaser.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         (e) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 4th day of December 1997.

                                           KASPER A.S.L., LTD.


                                           By     /S/ ARTHUR S. LEVINE
                                                ---------------------------
                                                    Arthur S. Levine
                                                    Chairman of the Board and
                                                    Chief Executive Officer


         Know all men by these presents, that each individual whose signature appears below constitutes Arthur S. Levine and Lester E. Schreiber and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                      TITLE                        DATE
     ---------                      -----                        ----



/s/ Arthur S. Levine          Chairman of the Board and        December 23, 1997
--------------------------    Chief Executive Officer
Arthur S. Levine


/s/ Lester E. Schreiber       Chief Operating Officer and      December 23, 1997
--------------------------    Director
Lester E. Schreiber


/s/ Dennis P. Kelly           Chief Financial Officer          December 23, 1997
--------------------------
Dennis P. Kelly


/s/ Clifford B. Cohn          Director                         December 23, 1997
--------------------------
Clifford B. Cohn


/s/ William J. Nightingale    Director                         December 23, 1997
--------------------------
William J. Nightingale

                              Director                         December 23, 1997
--------------------------
Larry G. Schafran


/s/ Robert L. Sind            Director                         December 23, 1997
--------------------------
Robert L. Sind


/s/ Olivier Trouveroy         Director                         December 23, 1997
--------------------------
Olivier Trouveroy

                                                   Commission File No. _________







                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       to

                               Amendment No. 1 to
                       REGISTRATION STATEMENT ON FORM S-1


                               KASPER A.S.L., LTD.

EXHIBIT                            DOCUMENT                                PAGE
NUMBER                                                                    NUMBER

2(1) Fourth Amended and Restated Joint Plan of Reorganization for Debtors (Leslie Fay Companies, Inc.) Pursuant to Chapter 11 of the United States Bankruptcy Code Proposed by Debtors and Creditors' Committee, dated April 18, 1997.


3.1(6) Amended and Restated Certificate of Incorporation as filed on May 30, 1997.

3.2(6) Amendment to Certificate of Incorporation as filed on November 5, 1997.

3.3(6)      By-laws, as amended.


4.1(2) Indenture dated as of June 4, 1997 by and between the Registrant and IBJ Schroder Bank & Trust Company, as trustee.

4.2(3) Supplemental Indenture, dated as of June 30, 1997, by and between the Registrant and IBJ Schroder Bank & Trust Company, as trustee.

4.3(4)      Form of Senior Note issued under the Indenture.


5(6)        Opinion of Parker Chapin Flattau & Klimpl, LLP.

10.1(6) Credit Agreement dated June 5, 1997 by and between the Registrant and BankBoston (without exhibits).

10.2(6) Employment Agreement dated June 4, 1997 between the Registrant and Arthur S. Levine.


10.3(5) Lease Modification Agreement and Lease Agreement, each dated August 20, 1996, between the Registrant and Import Hartz Associates.


10.4(6) Acquisition Agreement dated June 2, 1997 by and among the Registrant, ASL/K Licensing Corp, Herbert Kasper and Forecast Designs, Inc.

10.5(6) Employment, Consulting and Non-Competition Agreement dated as of June 4, 1997 by and among Sassco Fashions, Ltd., ASL/K Licensing Corp. and Herbert Kasper.

10.6(6)     1997 Management Stock Option Plan.

10.7(6)     Form of Stock Option Agreement issued to Directors.

21(6)       Subsidiaries of the Registrant

23.1(6)     Consents of Arthur Andersen LLP.


23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (Included in Exhibit 5).

EXHIBIT                            DOCUMENT                                PAGE
NUMBER                                                                    NUMBER


24          Power of Attorney (included in signature page).


27(6)       Financial Data Schedule.



-------------------------

(1) Incorporated by reference to Exhibit #4 to the Registrant's Report on Form 8-K (Commission File No. 022-22269) filed with the Commission on July 14, 1997 (the "Report on Form 8-K").

(2) Incorporated by reference to Exhibit #1 to the Registrant's Report on Form 8-K.

(3) Incorporated by reference to Exhibit #3 to the Registrant's Report on Form 8-K.

(4) Incorporated by reference to Exhibit #2 to the Registrant's Report on Form 8-K.

(5)  To be filed by amendment.


(6) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-41629) filed with the Commission on December 5, 1997.